Exhibit 99.1

CUSIP No. 31787MAA3
Revolver Facility CUSIP No. 31787MAB1

$125,000,000 SECOND AMENDED AND RESTATED
REVOLVING CREDIT FACILITY CREDIT AGREEMENT
by and among
THE FINISH LINE, INC., THE FINISH LINE USA, INC., THE FINISH LINE DISTRIBUTION, INC., FINISH LINE TRANSPORTATION CO., INC. and SPIKE'S HOLDING, LLC
and
THE LENDERS PARTY HERETO
and
PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent, Lead Arranger and Sole Book Runner
Dated as of November 30, 2016

TABLE OF CONTENTS
Page

1.	CERTAIN DEFINITIONS.....................................................................................................1

1.1	Certain Definitions.....................................................................................................1

1.2	Construction.............................................................................................................28

1.3	Accounting Principles; Changes in GAAP...............................................................29

2.	REVOLVING CREDIT AND SWING LOAN FACILITIES..............................................30

2.1	Revolving Credit Commitments...............................................................................30

2.1.1	Revolving Credit Loans.............................................................................30

2.1.2	Swing Loan Commitment..........................................................................30

2.2	Nature of Lenders' Obligations with Respect to Revolving Credit Loans...............30

2.3	[Intentionally Omitted].............................................................................................30

2.4	Facility Fees..............................................................................................................30

2.5	Revolving Credit Loan Requests; Swing Loan Requests.........................................31

2.5.1	Revolving Credit Loan Requests...............................................................31

2.5.2	Swing Loan Requests................................................................................31

2.6	Making Revolving Credit Loans and Swing Loans; Presumptions by the
Administrative Agent; Repayment of Revolving Credit Loans; Borrowings to
Repay Swing Loans..............................................................................................................31

2.6.1	Making Revolving Credit Loans...............................................................31

2.6.2	Presumptions by the Administrative Agent...............................................32

2.6.3	Making Swing Loans.................................................................................32

2.6.4	Repayment of Revolving Credit Loans.....................................................32

2.6.5	Borrowings to Repay Swing Loans...........................................................32

2.6.6	Swing Loans Under Cash Management Agreements................................33

2.7	Notes.........................................................................................................................33

2.8	Use of Proceeds........................................................................................................33

2.9	Letter of Credit Subfacility.......................................................................................34

2.9.1	Issuance of Letters of Credit......................................................................34

2.9.2	Letter of Credit Fees..................................................................................35

2.9.3	Disbursements, Reimbursement................................................................35

2.9.4	Repayment of Participation Advances.......................................................36

2.9.5	Documentation...........................................................................................37

2.9.6	Determinations to Honor Drawing Requests.............................................37

2.9.7	Nature of Participation and Reimbursement Obligations..........................37

2.9.8	Indemnity...................................................................................................39

2.9.9	Liability for Acts and Omissions...............................................................39

2.9.10	Issuing Lender Reporting Requirements...................................................40

2.9.11	Cash Collateral Prior to the Expiration Date.............................................40

2.10	Reduction of Revolving Credit Commitment...........................................................41

2.11	Increase in Revolving Credit Commitments............................................................41

2.12	Defaulting Lenders...................................................................................................42

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3.	[Intentionally Omitted].........................................................................................................44

4.	INTEREST RATES..............................................................................................................44

4.1	Interest Rate Options................................................................................................44

4.1.1	Revolving Credit Interest Rate Options; Swing Line Interest
Rate...........................................................................................................................45

4.1.2	[Intentionally Omitted]..............................................................................45

4.1.3	Rate Quotations.........................................................................................45

4.2	Interest Periods.........................................................................................................45

4.2.1	Amount of Borrowing Tranche..................................................................45

4.2.2	Renewals....................................................................................................45

4.3	Interest After Default................................................................................................45

4.3.1	Letter of Credit Fees, Interest Rate............................................................45

4.3.2	Other Obligations......................................................................................46

4.3.3	Acknowledgment......................................................................................46

4.4	LIBOR Rate Unascertainable; Illegality; Increased Costs; Deposits Not
Available...............................................................................................................................46

4.4.1	Unascertainable.........................................................................................46

4.4.2	Illegality; Increased Costs; Deposits Not Available..................................46

4.4.3	Administrative Agent's and Lender's Rights..............................................46

4.5	Selection of Interest Rate Options............................................................................47

5.	PAYMENTS.........................................................................................................................47

5.1	Payments...................................................................................................................47

5.2	Pro Rata Treatment of Lenders.................................................................................48

5.3	Sharing of Payments by Lenders..............................................................................48

5.4	Presumptions by Administrative Agent....................................................................49

5.5	Interest Payment Dates.............................................................................................49

5.6	Voluntary Prepayments.............................................................................................49

5.6.1	Right to Prepay..........................................................................................49

5.6.2	Replacement of a Lender...........................................................................50

5.6.3	Designation of a Different Lending Office................................................51

5.7	Mandatory Prepayments...........................................................................................51

5.7.1	Revolving Facility Usage Exceeds the Revolving Credit
Commitments...........................................................................................................51

5.7.2	Application Among Interest Rate Options................................................51

5.8	Increased Costs.........................................................................................................51

5.8.1	Increased Costs Generally.........................................................................51

5.8.2	Capital Requirements................................................................................52

5.8.3	Certificates for Reimbursement; Repayment of Outstanding
Loans; Borrowing of New Loans.............................................................................52

5.8.4	Delay in Requests......................................................................................52

5.9	Taxes.........................................................................................................................53

5.9.1	Issuing Lender............................................................................................53

5.9.2	Payments Free of Taxes.............................................................................53

5.9.3	Payment of Other Taxes by the Loan Parties.............................................53

5.9.4	Indemnification by the Loan Parties..........................................................53

5.9.5	Indemnification by the Lenders.................................................................53

5.9.6	Evidence of Payments...............................................................................54

5.9.7	Status of Lenders.......................................................................................54

5.9.8	Treatment of Certain Refunds...................................................................56

5.9.9	Survival......................................................................................................56

5.10	Indemnity..................................................................................................................56

5.11	Settlement Date Procedures......................................................................................57

6.	REPRESENTATIONS AND WARRANTIES......................................................................57

6.1	Representations and Warranties................................................................................57

6.1.1	Organization and Qualification; Power and Authority;
Compliance With Laws; Title to Properties; Event of Default.................................58

6.1.2	Subsidiaries and Owners; Investment Companies.....................................58

6.1.3	Validity and Binding Effect.......................................................................58

6.1.4	No Conflict; Material Agreements; Consents............................................58

6.1.5	Litigation...................................................................................................59

6.1.6	Financial Statements..................................................................................59

6.1.7	Margin Stock.............................................................................................60

6.1.8	Full Disclosure...........................................................................................60

6.1.9	Taxes..........................................................................................................60

6.1.10	Patents, Trademarks, Copyrights, Licenses, Etc........................................60

6.1.11	[Intentionally Omitted]..............................................................................60

6.1.12	Insurance....................................................................................................60

6.1.13	ERISA Compliance....................................................................................61

6.1.14	Environmental Matters..............................................................................61

6.1.15	Employment Matters.................................................................................61

6.1.16	Use of Proceeds.........................................................................................61

6.1.17	Material Adverse Change..........................................................................62

6.1.18	Senior Debt Status.....................................................................................62

6.1.19	Solvency.....................................................................................................62

6.1.20	Anti-Money Laundering/International Trade Law Compliance................62

6.2	Updates to Schedules................................................................................................62

7.	CONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF CREDIT.................62

7.1	First Loans and Letters of Credit..............................................................................63

7.1.1	Deliveries...................................................................................................63

7.1.2	Payment of Fees.........................................................................................64

7.2	Each Loan or Letter of Credit...................................................................................64

8.	COVENANTS......................................................................................................................64

8.1	Affirmative Covenants.............................................................................................64

8.1.1	Preservation of Existence, Etc...................................................................64

8.1.2	Payment of Liabilities, Including Taxes, Etc.............................................64

8.1.3	Maintenance of Insurance..........................................................................64

8.1.4	Maintenance of Properties and Leases......................................................65

8.1.5	Visitation Rights........................................................................................65

8.1.6	Keeping of Records and Books of Account...............................................65

8.1.7	Compliance with Laws; Use of Proceeds..................................................65

8.1.8	Maintenance of Contracts; Licenses and Permits......................................65

8.1.9	Anti-Terrorism Laws.................................................................................65

8.1.10	ERISA Compliance...................................................................................66

8.2	Negative Covenants..................................................................................................66

8.2.1	Indebtedness..............................................................................................66

8.2.2	Liens..........................................................................................................67

8.2.3	Guaranties..................................................................................................67

8.2.4	Loans and Investments..............................................................................67

8.2.5	Dividends and Related Distributions.........................................................68

8.2.6	Liquidations, Mergers, Consolidations, Acquisitions................................68

8.2.7	Dispositions of Assets or Subsidiaries.......................................................70

8.2.8	Affiliate Transactions................................................................................71

8.2.9	Subsidiaries, Partnerships and Joint Ventures...........................................71

8.2.10	Continuation of or Change in Business.....................................................71

8.2.11	Issuance of Stock.......................................................................................71

8.2.12	Changes in Organizational Documents.....................................................71

8.2.13	Negative Pledges.......................................................................................72

8.2.14	Hedging Obligations..................................................................................72

8.2.15	Sale and Leaseback Transactions..............................................................72

8.2.16	Prepayment of Subordinated Debt.............................................................72

8.2.17	Subsidiary Covenants................................................................................72

8.2.18	Maximum Leverage Ratio.........................................................................73

8.2.19	Minimum Consolidated Tangible Net Worth.............................................73

8.3	Reporting Requirements...........................................................................................73

8.3.1	Quarterly Financial Statements.................................................................73

8.3.2	Annual Financial Statements.....................................................................74

8.3.3	Certificate of the Borrowers......................................................................74

8.3.4	[Intentionally Omitted]..............................................................................74

8.3.5	Notices.......................................................................................................74

9.	DEFAULT.............................................................................................................................75

9.1	Events of Default......................................................................................................75

9.1.1	Payments Under Loan Documents............................................................75

9.1.2	Breach of Warranty....................................................................................76

9.1.3	Breach of Negative Covenants..................................................................76

9.1.4	Breach of Other Covenants........................................................................76

9.1.5	Defaults in Other Agreements or Indebtedness.........................................76

9.1.6	Final Judgments or Orders.........................................................................76

9.1.7	Loan Document Unenforceable.................................................................76

9.1.8	Uninsured Losses; Proceedings Against Assets.........................................76

9.1.9	Events Relating to Plans and Benefit Arrangements.................................76

9.1.10	Change of Control.....................................................................................77

9.1.11	Material Adverse Change..........................................................................77

9.1.12	Relief Proceedings.....................................................................................77

9.2	Consequences of Event of Default...........................................................................77

9.2.1	Events of Default Other Than Bankruptcy, Insolvency or
Reorganization Proceedings.....................................................................................77

9.2.2	Bankruptcy, Insolvency or Reorganization Proceedings...........................77

9.2.3	Set-off........................................................................................................78

9.2.4	Application of Proceeds.............................................................................78

10.	THE ADMINISTRATIVE AGENT......................................................................................79

10.1	Appointment and Authority......................................................................................79

10.2	Rights as a Lender.....................................................................................................79

10.3	Exculpatory Provisions.............................................................................................79

10.4	Reliance by Administrative Agent............................................................................80

10.5	Delegation of Duties.................................................................................................81

10.6	Resignation of Administrative Agent.......................................................................81

10.7	Non-Reliance on Administrative Agent and Other Lenders.....................................82

10.8	No Other Duties, etc.................................................................................................82

10.9	Administrative Agent's Fee.......................................................................................82

10.10	Authorization to Release Guarantors........................................................................82

10.11	No Reliance on Administrative Agent's Customer Identification Program..............82

11.	MISCELLANEOUS.............................................................................................................83

11.1	Modifications, Amendments or Waivers..................................................................83

11.1.1	Increase of Commitment...........................................................................83

11.1.2	Extension of Payment; Reduction of Principal Interest or Fees;
Modification of Terms of Payment..........................................................................83

11.1.3	Release of Guarantor.................................................................................83

11.1.4	Miscellaneous............................................................................................83

11.2	No Implied Waivers; Cumulative Remedies............................................................84

11.3	Expenses; Indemnity; Damage Waiver.....................................................................84

11.3.1	Costs and Expenses...................................................................................84

11.3.2	Indemnification by the Borrowers.............................................................85

11.3.3	Reimbursement by Lenders.......................................................................85

11.3.4	Waiver of Consequential Damages, Etc....................................................86

11.3.5	Payments....................................................................................................86

11.4	Holidays....................................................................................................................86

11.5	Notices; Effectiveness; Electronic Communication.................................................86

11.5.1	Notices Generally......................................................................................86

11.5.2	Electronic Communications......................................................................86

11.5.3	Change of Address, Etc.............................................................................87

11.6	Severability...............................................................................................................87

11.7	Duration; Survival....................................................................................................87

11.8	Successors and Assigns............................................................................................87

11.8.1	Successors and Assigns Generally.............................................................87

11.8.2	Assignments by Lenders............................................................................88

11.8.3	Register......................................................................................................89

11.8.4	Participations.............................................................................................89

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11.8.5	[Intentionally Omitted]..............................................................................91

11.8.6	Certain Pledges; Successors and Assigns Generally..................................91

11.9	Obligations Absolute................................................................................................91

11.10	Joinder.......................................................................................................................92

11.11	Waivers, etc..............................................................................................................92

11.12	Joint and Several Liability; Guaranty and Surety Matters.......................................93

11.13	Confidentiality..........................................................................................................94

11.13.1	General.......................................................................................................94

11.13.2	Sharing Information With Affiliates of the Lenders..................................95

11.14	Counterparts; Integration; Effectiveness..................................................................95

11.15	CHOICE OF LAW; SUBMISSION TO JURISDICTION; WAIVER OF
VENUE; SERVICE OF PROCESS; WAIVER OF JURY TRIAL;
WAIVER OF BOND; ADVICE OF COUNSEL..................................................................95

11.15.1	Governing Law..........................................................................................95

11.15.2	SUBMISSION TO JURISDICTION.........................................................95

11.15.3	WAIVER OF VENUE...............................................................................96

11.15.4	SERVICE OF PROCESS..........................................................................96

11.15.5	WAIVER OF JURY TRIAL......................................................................96

11.15.6	WAIVER OF BOND.................................................................................97

11.15.7	ADVICE OF COUNSEL..........................................................................97

11.16	Borrower Representative..........................................................................................97

11.17	Subordination of Intercompany Indebtedness..........................................................97

11.18	USA Patriot Act Notice.............................................................................................98

LIST OF SCHEDULES AND EXHIBITS
SCHEDULES

SCHEDULE 1.1(A)	- PRICING GRID

SCHEDULE 1.1(B)	- COMMITMENTS OF LENDERS AND ADDRESSES FOR
NOTICES

SCHEDULE 1.1(P)(1)	- PERMITTED EXISTING INVESTMENTS

SCHEDULE 1.1(P)(2)	- PERMITTED LIENS

SCHEDULE 2.9	- EXISTING LETTERS OF CREDIT

SCHEDULE 6.1.1	- QUALIFICATIONS TO DO BUSINESS

SCHEDULE 6.1.2	- SUBSIDIARIES

SCHEDULE 6.1.14	- ENVIRONMENTAL DISCLOSURES

SCHEDULE 7.1.1	- OPINION OF COUNSEL

SCHEDULE 8.1.3	- INSURANCE REQUIREMENTS

SCHEDULE 8.2.1	- PERMITTED INDEBTEDNESS
EXHIBITS

EXHIBIT 1.1(A)	- ASSIGNMENT AND ASSUMPTION AGREEMENT

EXHIBIT 1.1(G)(1)	- GUARANTOR JOINDER

EXHIBIT 1.1(G)(2)	- GUARANTY AGREEMENT

EXHIBIT 1.1(N)(1)	- REVOLVING CREDIT NOTE

EXHIBIT 1.1(N)(2)	- SWING LOAN NOTE

EXHIBIT 2.5.1	- LOAN REQUEST

EXHIBIT 2.5.2	- SWING LOAN REQUEST

EXHIBIT 2.11	- NEW LENDER JOINDER

EXHIBIT 8.3.3	- QUARTERLY COMPLIANCE CERTIFICATE

EXHIBIT 5.9.7(A)	- U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Lenders
That Are Not Partnerships For U.S. Federal Income Tax Purposes)

EXHIBIT 5.9.7(B)	- U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Participants
That Are Not Partnerships For U.S. Federal Income Tax Purposes)

EXHIBIT 5.9.7(C)	- U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Participants
That Are Partnerships For U.S. Federal Income Tax Purposes)

EXHIBIT 5.9.7(D)	- U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Lenders
That Are Partnerships For U.S. Federal Income Tax Purposes)

SECOND AMENDED AND RESTATED CREDIT AGREEMENT
THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT (as hereafter amended, the "Agreement") is dated as of November 30, 2016 and is made by and among THE FINISH LINE, INC., an Indiana corporation, THE FINISH LINE USA, INC., an Indiana corporation, THE FINISH LINE DISTRIBUTION, INC., an Indiana corporation, FINISH LINE TRANSPORTATION CO., INC., an Indiana corporation and SPIKE'S HOLDING, LLC, an Indiana limited liability company (each a "Borrower" and collectively, the "Borrowers"), each of the GUARANTORS (as hereinafter defined), the LENDERS (as hereinafter defined) and PNC BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent, lead arranger and sole book runner for the Lenders under this Agreement (hereinafter referred to in such capacity as the "Administrative Agent").
The Borrowers have requested the Lenders to provide a revolving credit facility to the Borrowers in an aggregate principal amount not to exceed $125,000,000 (with an option to increase such revolving credit facility pursuant to the terms hereof in an aggregate principal amount not to exceed $200,000,000). In consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, the parties hereto covenant and agree as follows:

1.	CERTAIN DEFINITIONS

1.1     Certain Definitions.
In addition to words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, respectively, unless the context hereof clearly requires otherwise:
Acquisition shall mean any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which any of the Loan Parties (i) acquires any going business concerns or all or substantially all of the assets of any firm, corporation or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage of voting power) of the outstanding equity interests of another Person.
Adjusted Debt shall mean the Indebtedness of the Loan Parties plus an amount equal to six (6) times the Rentals, minus cash on hand, minus Cash Equivalents and minus up to $100,000,000 of Liquid Portfolio Investments.
Administrative Agent shall mean PNC Bank, National Association, and its successors and assigns, in its capacity as administrative agent hereunder.
Administrative Agent's Fee shall have the meaning specified in Section 10.9 [Administrative Agent's Fee].

Administrative Agent's Letter shall have the meaning specified in Section 10.9 [Administrative Agent's Fee].
Affiliate as to any Person shall mean any other Person (i) which directly or indirectly controls, is controlled by, or is under common control with such Person, (ii) which beneficially owns or holds 5% or more of any class of the voting or other equity interests of such Person, or (iii) 5% or more of any class of voting interests or other equity interests of which is beneficially owned or held, directly or indirectly, by such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.
Anti-Terrorism Laws shall mean any Laws relating to terrorism, trade sanctions programs and embargoes, import/export licensing, money laundering, or bribery, and any regulation, order, or directive promulgated, issue or enforced pursuant to such Laws, all as amended, supplemented or replaced from time to time.
Applicable Facility Fee Rate shall mean the percentage rate per annum based on the Leverage Ratio then in effect according to the pricing grid on Schedule 1.1(A) below the heading "Facility Fee."
Applicable Letter of Credit Fee Rate shall mean the percentage rate per annum based on the Leverage Ratio then in effect according to the pricing grid on Schedule 1.1(A) below the heading "Letter of Credit Fee."
Applicable Margin shall mean, as applicable:
(A)    the percentage spread to be added to the Base Rate applicable to Revolving Credit Loans under the Base Rate Option based on the Leverage Ratio then in effect according to the pricing grid on Schedule 1.1(A) below the heading "Revolving Credit Base Rate Spread", or
(B)    the percentage spread to be added to the LIBOR Rate applicable to Revolving Credit Loans under the LIBOR Rate Option based on the Leverage Ratio then in effect according to the pricing grid on Schedule 1.1(A) below the heading "Revolving Credit LIBOR Rate Spread".
Approved Fund shall mean any fund that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
Asset Sale shall mean with respect to any Person, the sale, lease, conveyance, disposition or other transfer by such Person of any of its assets (including by way of a sale-leaseback transaction and including the sale or other transfer of any of the equity interests of any Subsidiary of such Person).

Assignment and Assumption Agreement shall mean an assignment and assumption agreement entered into by a Lender and an assignee permitted under Section 11.8 [Successors and Assigns], in substantially the form of Exhibit 1.1(A).
Authorized Officer shall mean, with respect to any Loan Party, the Chief Executive Officer, President, Chief Financial Officer, Deputy Chief Financial Officer, Chief Accounting Officer, Treasurer or Assistant Treasurer of such Loan Party or such other individuals, designated by written notice to the Administrative Agent from any Borrower, authorized to execute notices, reports and other documents on behalf of the Loan Parties required hereunder. The Borrowers may amend such list of individuals from time to time by giving written notice of such amendment to the Administrative Agent.
Bail-In Action shall mean the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
Bail-In Legislation shall mean, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
Base Rate shall mean, for any day, a fluctuating per annum rate of interest equal to the highest of (a) the Federal Funds Open Rate, plus 0.5%, and (b) the Prime Rate, and (c) the Daily LIBOR Rate, plus 100 basis points (1.0%). Any change in the Base Rate (or any component thereof) shall take effect at the opening of business on the day such change occurs.
Base Rate Option shall mean the option of the Borrowers to have Loans bear interest at the rate and under the terms set forth in Section 4.1.1(i) [Revolving Credit Base Rate Option].
Borrower shall mean each of The Finish Line, Inc., an Indiana corporation, The Finish Line USA, Inc., an Indiana corporation, The Finish Line Distribution, Inc., an Indiana corporation, Finish Line Transportation Co., Inc., an Indiana corporation and Spike's Holding, LLC, an Indiana limited liability company, and Borrowers shall mean all of them.
Borrower Representative shall mean The Finish Line, Inc., an Indiana corporation.
Borrowing Date shall mean, with respect to any Loan, the date for the making thereof or the renewal or conversion thereof at or to the same or a different Interest Rate Option, which shall be a Business Day.
Borrowing Tranche shall mean specified portions of Loans outstanding as follows: (i) any Loans to which a LIBOR Rate Option applies which become subject to the same Interest Rate Option under the same Loan Request by the Borrowers and which have the same Interest Period shall constitute one Borrowing Tranche, and (ii) all Loans to which a Base Rate Option applies shall constitute one Borrowing Tranche.

Business Day shall mean any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed for business in Pittsburgh, Pennsylvania and if the applicable Business Day relates to any Loan to which the LIBOR Rate Option applies, such day must also be a day on which dealings are carried on in the London interbank deposit market.
Capitalized Lease of a Person shall mean any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.
Capitalized Lease Obligations of a Person shall mean the amount of the obligations of such Person under Capitalized Leases which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.
Capital Stock shall mean (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.
Cash Collateral shall have the meaning assigned to such term in the definition of "Cash Collateralize".
Cash Collateralize shall mean to pledge and deposit with or deliver to Administrative Agent, as collateral for any Obligations arising under any Letter of Credit, cash or deposit account balances ("Cash Collateral") pursuant to documentation reasonably satisfactory to Administrative Agent. Such Cash Collateral shall be maintained in blocked deposit accounts at the Administrative Agent.
Cash Equivalents shall mean (i) marketable direct obligations issued or unconditionally guaranteed by the United States government and backed by the full faith and credit of the United States government; (ii) domestic and Eurodollar certificates of deposit and time deposits, bankers' acceptances and floating rate certificates of deposit issued by any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, any foreign bank, or its branches or agencies (fully protected against currency fluctuations for any such deposits with a term of more than 180 days); (iii) shares of money market, mutual or similar funds having assets in excess of $100,000,000 and the investments of which consist primarily of assets described in clauses (i), (ii), (iv) and (v); (iv) commercial paper of United States and foreign banks and bank holding companies and their subsidiaries and United States and foreign finance, commercial industrial or utility companies which, at the time of acquisition, are rated A-1 (or better) by Standard & Poor's, or P-1 (or better) by Moody's; and (v) short-term tax exempt securities rated BBB or better by Standard & Poor's or Baa2 or better by Moody's.
Cash Management Agreements shall have the meaning specified in Section 2.6.6 [Swing Loans Under Cash Management Agreements].

CEA shall mean the Commodity Exchange Act (7 U.S.C.§1 et seq.), as amended from time to time, and any successor statute.
CFTC shall mean the Commodity Futures Trading Commission.
Change of Control shall mean an event or series of events by which:
(a) any person or group, other than a group, the majority of whose shares are comprised of existing share owners of the Parent or their Affiliates, acquires ownership, directly or indirectly, beneficially or of record (all within the meaning of the Securities Exchange Act of 1934 and the rules of the United States Securities and Exchange Commission ("SEC") thereunder as in effect on the date hereof), of Capital Stock of the Parent representing more than 51% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Parent; or
(b) during any period of twelve (12) consecutive calendar months, individuals: (i) who were directors of the Parent on the first day of such period, or (ii) whose election or nomination for election to the board of directors of the Parent was nominated, recommended or approved by at least a majority of the directors then still in office who were directors of the Parent on the first day of such period, or whose election or nomination for election was so approved, shall cease to constitute a majority of the board of directors of the Parent; or
(c) Parent consolidates with or merges into another corporation or conveys, transfers or leases all or substantially all of its property to any Person, or any corporation consolidates with or merges into the Parent, in either event pursuant to a transaction in which the outstanding Capital Stock of the Parent is reclassified or changed into or exchanged for cash, securities or other property; provided, however, that the consummation of any transaction permitted by 8.2.6 [Liquidations, Mergers, Consolidations, Acquisitions] hereof shall not constitute a Change of Control hereunder; or

(d) Parent ceases to own and control, directly or indirectly, fifty-one percent (51%) or more combined voting power (on a fully diluted basis) of any other Borrower's Capital Stock ordinarily having the right to vote at an election of directors.
Change in Law shall mean the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any Law, (b) any change in any Law or in the administration, interpretation, implementation, or application thereof by any Official Body or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of Law) by any Official Body; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines, interpretations or directives thereunder or issued in connection therewith (whether or not having the force of Law) and (y) all requests, rules, regulations, guidelines, interpretations or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities (whether or not having the force of Law), in each case pursuant to Basel III, shall in each case be deemed to be a Change in Law regardless of the date enacted, adopted, issued, promulgated or implemented.

CIP Regulations shall have the meaning specified in Section 10.11 [No Reliance on Administrative Agent’s Customer Identification Program].
Closing Date shall mean November 30, 2016.
Code shall mean the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.
Commitment shall mean as to any Lender the aggregate of its Revolving Credit Commitment and, in the case of PNC, its Swing Loan Commitment, and Commitments shall mean the aggregate of the Revolving Credit Commitments and Swing Loan Commitment of all of the Lenders.
Compliance Certificate shall have the meaning specified in Section 8.3.3 [Certificate of the Borrowers].
Connection Income Taxes shall mean Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
Consolidated Net Worth shall mean at a particular date, all amounts which would be included under shareholders’ equity (including the reduction for any treasury stock) for any Person and its consolidated Subsidiaries (other than Excluded Subsidiaries) determined in accordance with GAAP and reflected on the financial statements delivered pursuant to Section 8.3 [Reporting Requirements].
Consolidated Tangible Net Worth shall mean on any date of determination with respect to the Parent and its Subsidiaries (other than Excluded Subsidiaries), the amount by which (a) Consolidated Net Worth exceeds (b) the sum of (i) all assets of Loan Parties (other than Excluded Subsidiaries) which would be classified as intangible assets under GAAP, including without limitation, goodwill (whether representing the excess of cost over book value of assets acquired or otherwise), patents, trademarks, trade names, copyrights, franchises, operating permits, unamortized debt discount and expense, organization costs, and research and development costs, (ii) securities not constituting marketable securities, (iii) cash set apart and held in a sinking or other similar fund established for the purpose of redemption or other retirement of Capital Stock, (iv) to the extent not otherwise deducted, reserves for depreciation, depletion, obsolescence and/or amortization of properties and all other reserves or appropriations of retained earnings which, in accordance with GAAP, should be established in connection with the business conducted by Parent, and (v) any revaluation or other write-up in book value of assets subsequent to the date hereof (but only to the extent not permitted under GAAP).
Consolidated Total Assets shall mean the total assets of Loan Parties, determined on a consolidated basis in accordance with GAAP and as shown on the financial statements of Parent delivered pursuant to Section 8.3 [Reporting Requirements], specifically excluding the total assets of the Excluded Subsidiaries.

Covered Entity shall mean (a) the Borrower, and each of Borrower’s Subsidiaries, all Guarantors, and (b) each Person that, directly or indirectly, is in control of a Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the direct or indirect (x) ownership of, or power to vote, 20% or more of the issued and outstanding equity interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for such Person, or (y) power to direct or cause the direction of the management and policies of such Person whether by ownership of equity interests, contract or otherwise.
Daily LIBOR Rate shall mean, for any day, the rate per annum determined by the Administrative Agent by dividing (x) the Published Rate by (y) a number equal to 1.00 minus the LIBOR Reserve Percentage on such day. Notwithstanding the foregoing, if the Daily LIBOR Rate as determined above would be less than zero (0.00), such rate shall be deemed to be zero (0.00) for purposes of this Agreement.
Defaulting Lender shall mean any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swing Loans or (iii) pay over to the Administrative Agent, the Issuing Lender, PNC (as the Swing Loan Lender) or any Lender any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender's good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrowers or the Administrative Agent in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender's good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within two Business Days after request by the Administrative Agent or the Borrowers, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit and Swing Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the Administrative Agent's or the Borrowers’ receipt of such certification in form and substance satisfactory to the Administrative Agent or the Borrowers, as the case may be, (d) has become the subject of a Bankruptcy Event or (e) has failed at any time to comply with the provisions of Section 5.3 [Sharing of Payments by Lenders] with respect to purchasing participations from the other Lenders, whereby such Lender's share of any payment received, whether by setoff or otherwise, is in excess of its Ratable Share of such payments due and payable to all of the Lenders.
As used in this definition and in Section 2.12 [Defaulting Lenders], the term "Bankruptcy Event" means, with respect to any Person, such Person or such Person's direct or indirect parent company becoming the subject of a bankruptcy or insolvency proceeding, or having had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person or such Person's direct or indirect parent company by an Official Body or instrumentality thereof if, and only if, such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Official Body or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.
Dollar, Dollars, U.S. Dollars and the symbol $ shall mean lawful money of the United States of America.
Drawing Date shall have the meaning specified in Section 2.9.3 [Disbursements, Reimbursement].
EBITDAR for any period, on a consolidated basis for the Loan Parties (specifically excluding the Excluded Subsidiaries), shall mean the sum of the amounts for such period, without duplication, of (A) Net Income, plus (B) to the extent deducted in determining Net Income, (i) Interest Expense, plus (ii) charges against income for foreign, federal, state and local taxes to the extent deducted in computing Net Income, plus (iii) depreciation expense, plus (iv) amortization expense, including, without limitation, amortization of goodwill and other intangible assets (including any impairment charges in respect of intangible assets), plus (v) Transaction Costs, plus (vi) extraordinary losses, plus (vii) non-cash non-recurring expenses and charges (including any impairment charges in respect of tangible assets), plus (viii) Rentals, minus (C) extraordinary gains to the extent included in computing Net Income, for such period determined and consolidated in accordance with GAAP.
EEA Financial Institution shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
EEA Member Country shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
EEA Resolution Authority shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

Effective Date means the date indicated in a document or agreement to be the date on which such document or agreement becomes effective, or, if there is no such indication, the date of execution of such document or agreement.
Eligible Contract Participant shall mean an “eligible contract participant” as defined in the CEA and regulations thereunder.
Eligibility Date shall mean, with respect to each Loan Party and each Swap, the date on which this Agreement or any other Loan Document becomes effective with respect to such Swap (for the avoidance of doubt, the Eligibility Date shall be the Effective Date of such Swap if this Agreement or any other Loan Document is then in effect with respect to such Loan Party, and otherwise it shall be the Effective Date of this Agreement and/or such other Loan Document(s) to which such Loan Party is a party).
Environmental Laws shall mean all applicable federal, state, local, tribal, territorial and foreign Laws (including common law), constitutions, statutes, treaties, regulations, rules, ordinances and codes and any consent decrees, settlement agreements, judgments, orders, directives, policies or programs issued by or entered into with an Official Body pertaining or relating to: (i) pollution or pollution control; (ii) protection of human health from exposure to regulated substances; (iii) protection of the environment and/or natural resources; (iv) employee safety in the workplace; (v) the presence, use, management, generation, manufacture, processing, extraction, treatment, recycling, refining, reclamation, labeling, packaging, sale, transport, storage, collection, distribution, disposal or release or threat of release of regulated substances; (vi) the presence of contamination; (vii) the protection of endangered or threatened species; and (viii) the protection of environmentally sensitive areas.
ERISA shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.
ERISA Affiliate shall mean, at any time, any trade or business (whether or not incorporated) under common control with the Borrowers and are treated as a single employer under Section 414 of the Code.
ERISA Event shall mean (a) a reportable event (under Section 4043 of ERISA and regulations thereunder) with respect to a Pension Plan; (b) a withdrawal by any Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Borrower or any ERISA Affiliate.

ERISA Group shall mean, at any time, the Borrowers and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all other entities which, together with the Borrowers, are treated as a single employer under Section 414 of the Internal Revenue Code.
EU Bail-In Legislation Schedule shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
Event of Default shall mean any of the events described in Section 9.1 [Events of Default] and referred to therein as an "Event of Default."
Excluded Hedge Liability or Liabilities shall mean, with respect to each Loan Party, each of its Swap Obligations if, and only to the extent that, all or any portion of this Agreement or any other Loan Document that relates to such Swap Obligation is or becomes illegal under the CEA, or any rule, regulation or order of the CFTC, solely by virtue of such Loan Party’s failure to qualify as an Eligible Contract Participant on the Eligibility Date for such Swap. Notwithstanding anything to the contrary contained in the foregoing or in any other provision of this Agreement or any other Loan Document, the foregoing is subject to the following provisos: (a) if a Swap Obligation arises under a master agreement governing more than one Swap, this definition shall apply only to the portion of such Swap Obligation that is attributable to Swaps for which such guaranty or security interest is or becomes illegal under the CEA, or any rule, regulations or order of the CFTC, solely as a result of the failure by such Loan Party for any reason to qualify as an Eligible Contract Participant on the Eligibility Date for such Swap, (b) if a guarantee of a Swap Obligation would cause such obligation to be an Excluded Hedge Liability but the grant of a security interest would not cause such obligation to be an Excluded Hedge Liability, such Swap Obligation shall constitute an Excluded Hedge Liability for purposes of the guaranty but not for purposes of the grant of the security interest, and (c) if there is more than one Loan Party executing this Agreement or the other Loan Documents and a Swap Obligation would be an Excluded Hedge Liability with respect to one or more of such Persons, but not all of them, the definition of Excluded Hedge Liability or Liabilities with respect to each such Person shall only be deemed applicable to (i) the particular Swap Obligations that constitute Excluded Hedge Liabilities with respect to such Person, and (ii) the particular Person with respect to which such Swap Obligations constitute Excluded Hedge Liabilities.
Excluded Subsidiaries shall mean (a) Subsidiaries of the Loan Parties which (i) are not organized under the laws of any state of the United States of America, (i) conduct all of their business operations outside of the United States of America and (iii) have, on a collective basis, a net worth of less than ten percent (10%) of the Parent's Consolidated Total Assets, (b) Runco and (c) all Permitted Joint Ventures. The Excluded Subsidiaries are not required to join this Agreement as Guarantors or to have their equity pledged to the Administrative Agent for the benefit of the Lenders; provided however, an Excluded Subsidiary may, at the election of the Borrowers, become a Loan Party by, in the case of domestic Excluded Subsidiaries, complying with Section 8.2.9 (ii) of this Agreement and, in the case of foreign Excluded Subsidiaries, having 65% of its equity interest pledged as collateral security for the Obligations.

Excluded Taxes shall mean any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (i) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (a) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (b) that are Other Connection Taxes, (ii) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (a) such Lender acquires such interest in such Loan or Commitment (other than pursuant to an assignment request by the Borrowers under Section 5.6.2 [Replacement of a Lender]) or (b) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 5.9.7 [Status of Lenders], amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (iii) Taxes attributable to such Recipient's failure to comply with 5.9.7 [Status of Lenders], and (iv) any U.S. federal withholding Taxes imposed under FATCA (except to the extent imposed due to the failure of the Borrowers to provide documentation or information to the IRS).
Existing Credit Agreement shall mean that certain Credit Agreement by and between certain of the Borrowers, the lenders party thereto and PNC, as agent dated as of November 30, 2012, as amended.
Existing Letters of Credit shall have the meaning assigned to that term in Section 2.9 [Letter of Credit Subfacility].
Expiration Date shall mean, with respect to the Revolving Credit Commitments, November 30, 2021.
FATCA shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.
Facility Fees shall mean the fees referred to in Section 2.4 [Facility Fees].
Federal Funds Effective Rate for any day shall mean the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the date of this Agreement; provided, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the "Federal Funds Effective Rate" for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.

Federal Funds Open Rate for any day shall mean the rate per annum (based on a year of 360 days and actual days elapsed) which is the daily federal funds open rate as quoted by ICAP North America, Inc. (or any successor) as set forth on the Bloomberg Screen BTMM for that day opposite the caption "OPEN" (or on such other substitute Bloomberg Screen that displays such rate), or as set forth on such other recognized electronic source used for the purpose of displaying such rate as selected by the Administrative Agent (for purposes of this definition, an "Alternate Source") (or if such rate for such day does not appear on the Bloomberg Screen BTMM (or any substitute screen) or on any Alternate Source, or if there shall at any time, for any reason, no longer exist a Bloomberg Screen BTMM (or any substitute screen) or any Alternate Source, a comparable replacement rate determined by the Administrative Agent at such time (which determination shall be conclusive absent manifest error); provided however, that if such day is not a Business Day, the Federal Funds Open Rate for such day shall be the "open" rate on the immediately preceding Business Day. If and when the Federal Funds Open Rate changes, the rate of interest with respect to any advance to which the Federal Funds Open Rate applies will change automatically without notice to the Borrowers, effective on the date of any such change.
Foreign Lender shall mean any Lender that is organized under the Laws of a jurisdiction other than that in which any Borrower is resident for tax purposes. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
GAAP shall mean generally accepted accounting principles as are in effect from time to time, subject to the provisions of Section 1.3 [Accounting Principles; Changes in GAAP], and applied on a consistent basis both as to classification of items and amounts; provided, however, that all pro forma financial statements reflecting Acquisitions may include pro forma expense and cost reductions which, in the reasonable and good faith judgment of Parent's senior management, will result from such Acquisitions; provided, that any such adjustments shall be subject to the approval of Agent in its reasonable judgment.
Guarantor shall mean each of the parties to this Agreement which is designated as a "Guarantor" on the signature page hereof and each other Person which joins this Agreement as a Guarantor after the date hereof.
Guarantor Joinder shall mean a joinder by a Person as a Guarantor under the Loan Documents in the form of Exhibit 1.1(G)(1).
Guaranty of any Person shall mean any obligation of such Person guaranteeing or in effect guaranteeing any liability or obligation of any other Person in any manner, whether directly or indirectly, including any agreement to indemnify or hold harmless any other Person, any performance bond or other suretyship arrangement and any other form of assurance against loss, except endorsement of negotiable or other instruments for deposit or collection in the ordinary course of business.

Guaranty Agreement shall mean the Continuing Agreement of Guaranty and Suretyship in substantially the form of Exhibit 1.1(G)(2) executed and delivered by each of the Guarantors to the Administrative Agent for the benefit of the Lenders.
Hedge Agreements shall have the meaning specified in Section 8.2.14 [Hedging Obligations].
Hedging Obligations of a Person shall mean any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, commodity prices, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any of the foregoing.
ICC shall have the meaning specified in Section 11.15.1 [Governing Law].
Increasing Lender shall have the meaning assigned to that term in Section 2.11 [Increase in Revolving Credit Commitments].
Indebtedness shall mean, as to any Person at any time, without duplication, such Person's (a) obligations for borrowed money, (b) obligations representing the deferred purchase price of property or services, (c) obligations, whether or not assumed, secured by Liens or payable pursuant to an agreement out of the proceeds from the sale of property now or hereafter owned or acquired by such Person, (d) obligations which are evidenced by notes, acceptances, or other instruments, (e) Capitalized Lease Obligations, (f) indebtedness or other obligations of any other Person for borrowed money or for the deferred purchase price of property or services, the payment or collection of which the subject Person has guaranteed (except by reason of endorsement for collection in the ordinary course of business) or in respect of which the subject Person is liable, contingently or otherwise, including, without limitation, liability by way of agreement to provide funds for payment, to supply funds to or otherwise to invest in such other Person, or otherwise to assure a creditor against loss, (g) reimbursement or other obligations in connection with letters of credit, and (h) obligations in connection with Sale and Leaseback Transactions; provided, that Indebtedness shall not be deemed to include (i) rental expense under any operating lease, (ii) accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade, or (iii) any equity security that is not convertible into Indebtedness (including preferred stock that is not convertible into Indebtedness).
Indemnified Taxes shall mean (i) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document, and (ii) to the extent not otherwise described in the preceding clause (i), Other Taxes.

Indemnitee shall have the meaning specified in Section 11.3.2 [Indemnification by the Borrowers].
Information shall mean all information received from the Loan Parties or any of their Subsidiaries relating to the Loan Parties or any of such Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the Issuing Lender on a non‑confidential basis prior to disclosure by the Loan Parties or any of their Subsidiaries, provided that, in the case of information received from the Loan Parties or any of their Subsidiaries after the date of this Agreement, such information is clearly identified at the time of delivery as confidential.
Insolvency Proceeding shall mean, with respect to any Person, (a) a case, action or proceeding with respect to such Person (i) before any court or any other Official Body under any bankruptcy, insolvency, reorganization or other similar Law now or hereafter in effect, or (ii) for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Loan Party or otherwise relating to the liquidation, dissolution, winding-up or relief of such Person, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of such Person's creditors generally or any substantial portion of its creditors; undertaken under any Law.
Intercompany Indebtedness shall have the meaning set forth in Section 11.17 [Subordination of Intercompany Indebtedness].
Interest Expense shall mean, for any period, the total interest expense of the Loan Parties, whether paid or accrued (including the interest component of Capitalized Leases, commitment and letter of credit fees) as reflected on the income statement of the Parent and its consolidated Subsidiaries, all as determined in conformity with GAAP.
Interest Period shall mean the period of time selected by the Borrowers in connection with (and to apply to) any election permitted hereunder by the Borrowers to have Revolving Credit Loans bear interest under the LIBOR Rate Option. Subject to the last sentence of this definition, such period shall be one, two, three or six Months. Such Interest Period shall commence on the effective date of such Interest Rate Option, which shall be (i) the Borrowing Date if the Borrowers are requesting new Loans, or (ii) the date of renewal of or conversion to the LIBOR Rate Option if the Borrowers are renewing or converting to the LIBOR Rate Option applicable to outstanding Loans. Notwithstanding the second sentence hereof: (A) any Interest Period which would otherwise end on a date which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (B) the Borrowers shall not select, convert to or renew an Interest Period for any portion of the Loans that would end after the Expiration Date.
Interest Rate Hedge shall mean an interest rate exchange, collar, cap, swap, adjustable strike cap, adjustable strike corridor or similar agreements entered into by the Loan Parties or their Subsidiaries in order to provide protection to, or minimize the impact upon, the Borrowers, the Guarantor and/or their Subsidiaries of increasing floating rates of interest applicable to Indebtedness.

Interest Rate Option shall mean any LIBOR Rate Option or Base Rate Option.
Inventory shall mean any and all goods, including, without limitation, goods in transit, wheresoever located, whether now owned or hereafter acquired by the Loan Parties, which are held for sale or lease, furnished under any contract of service or held as raw materials, work in process or supplies, and all materials used or consumed in the business of Loan Parties, and shall include all right, title and interest of the Loan Parties in any property the sale or other disposition of which has given rise to receivables and which has been returned to or repossessed or stopped in transit by the Loan Parties.
IRS shall mean the United States Internal Revenue Service.
ISP98 shall have the meaning specified in Section 11.15.1 [Governing Law].
Issuing Lender shall mean PNC, in its individual capacity as issuer of Letters of Credit hereunder and any other Lender that Borrowers, Administrative Agent and such other Lender may agree may from time to time issue Letters of Credit hereunder.
JackRabbit Disposition shall mean a sale, disposition or other strategic alternative with respect to Runco or its assets.
JackRabbit Disposition Date shall mean the date on which the JackRabbit Disposition is completed.
Joint Venture shall mean a corporation, partnership, limited liability company or other entities in which any Person other than the Loan Parties and their Subsidiaries holds, directly or indirectly, an equity interest.
Law shall mean any law(s) (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, issued guidance, release, ruling, order, executive order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award of or any settlement arrangement, by agreement, consent or otherwise, with any Official Body, foreign or domestic.
Lender Provided Interest Rate Hedge shall mean an Interest Rate Hedge which is provided by any Lender or its Affiliate and with respect to which such Lender confirms to Administrative Agent at any time no Event of Default exists that it: (i) is documented in a standard International Swaps and Derivatives Association Master Agreement, (ii) provides for the method of calculating the reimbursable amount of the provider's credit exposure in a reasonable and customary manner, and (iii) is entered into for hedging (rather than speculative) purposes. The liabilities owing to the provider of any Lender Provided Interest Rate Hedge (the “Interest Rate Hedge Liabilities”) by any Loan Party that is party to such Lender Provided Interest Rate Hedge shall, for purposes of this Agreement and all other Loan Documents be “Obligations” of such Person and of each other Loan Party, be guaranteed obligations under any Guaranty Agreement, and otherwise treated as Obligations for purposes of the other Loan Documents, except to the extent constituting Excluded Hedge Liabilities of such Person.

Lenders shall mean the financial institutions named on Schedule 1.1(B) and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a Lender. For the purpose of any Loan Document which provides for the granting of a security interest or other Lien to the Lenders or to the Administrative Agent for the benefit of the Lenders as security for the Obligations, "Lenders" shall include any Affiliate of a Lender to which such Obligation is owed. Any of the Lenders is referred to individually as "Lender".
Letter of Credit shall have the meaning specified in Section 2.9.1 [Issuance of Letters of Credit].
Letter of Credit Borrowing shall have the meaning specified in Section 2.9.3 [Disbursements, Reimbursement].
Letter of Credit Fee shall have the meaning specified in Section 2.9.2 [Letter of Credit Fees].
Letter of Credit Obligation shall mean, as of any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit on such date (if any Letter of Credit shall increase in amount automatically in the future, such aggregate amount available to be drawn shall currently give effect to any such future increase) plus the aggregate Reimbursement Obligations and Letter of Credit Borrowings on such date.
Letter of Credit Sublimit shall have the meaning specified in Section 2.9.1 [Issuance of Letters of Credit].
Leverage Ratio shall mean, as of the end of any date of determination, the ratio of (A) Adjusted Debt to (B) EBITDAR of the Loan Parties (i) for the four fiscal quarters then ending if such date is a fiscal quarter end or (ii) for the four fiscal quarters most recently ended if such date is not a fiscal quarter end.
LIBOR Rate shall mean, with respect to the Loans comprising any Borrowing Tranche to which the LIBOR Rate Option applies for any Interest Period, the interest rate per annum determined by the Administrative Agent by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum) (i) the rate which appears on the Bloomberg Page BBAM1 (or on such other substitute Bloomberg page that displays rates at which US dollar deposits are offered by leading banks in the London interbank deposit market), or the rate which is quoted by another source selected by the Administrative Agent as an authorized information vendor for the purpose of displaying rates at which US dollar deposits are offered by leading banks in the London interbank deposit market (for purposes of this definition, an "Alternate Source"), at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period as the London interbank offered rate for U.S. Dollars for an amount comparable to such Borrowing Tranche and having a borrowing date and a maturity comparable to such Interest Period (or if there shall at any time, for any reason, no longer exist a Bloomberg Page BBAM1 (or any substitute page) or any Alternate Source, a comparable replacement rate determined by the Administrative Agent at such time (which determination shall be conclusive absent manifest error)), by (ii) a number equal to 1.00 minus the LIBOR Reserve Percentage. Notwithstanding the foregoing, if the LIBOR Rate as determined under any method above would be less than zero (0.00), such rate shall be deemed to be zero (0.00) for purposes of this Agreement.

The LIBOR Rate shall be adjusted with respect to any Loan to which the LIBOR Rate Option applies that is outstanding on the effective date of any change in the LIBOR Reserve Percentage as of such effective date. The Administrative Agent shall give prompt notice to the Borrowers of the LIBOR Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.
LIBOR Rate Option shall mean the option of the Borrowers to have Loans bear interest at the rate and under the terms set forth in Section 4.1.1(ii) [Revolving Credit LIBOR Rate Option].
LIBOR Reserve Percentage shall mean as of any day the maximum percentage in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "Eurocurrency Liabilities").
Lien shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing).
Liquid Portfolio Investments shall mean liquid investments with one or more of the Lenders that consist of either Cash Equivalents, other securities rated BBB or better by Standard & Poor's or Baa2 or better by Moody's.
Loan Documents shall mean this Agreement, the Administrative Agent's Letter, the Guaranty Agreement, the Notes, and any other instruments, certificates or documents delivered in connection herewith or therewith.
Loan Parties shall mean the Borrowers and the Guarantors and any Subsidiary which is not organized under the laws of any state of the United States of America, provided that 65% of the equity interest of such Subsidiary has been pledged to the Agent as security for the Obligations. Any of the Loan Parties is referred to individually as a "Loan Party."
Loan Request shall have the meaning specified in Section 2.5 [Revolving Credit Loan Requests; Swing Loan Requests].
Loans shall mean collectively and Loan shall mean separately all Revolving Credit Loans and Swing Loans or any Revolving Credit Loan or Swing Loan.

Material Adverse Change shall mean any set of circumstances or events which (a) has any material and adverse effect upon the validity or enforceability of this Agreement or any other Loan Document, (b) is material and adverse to the business, properties, assets, financial condition, and results of operations of the Loan Parties taken as a whole, (c) impairs materially the ability of the Loan Parties taken as a whole to duly and punctually pay or perform its Indebtedness, or (d) impairs materially the ability of the Administrative Agent or any of the Lenders, to the extent permitted, to enforce their legal remedies pursuant to this Agreement or any other Loan Document.
Month, with respect to an Interest Period under the LIBOR Rate Option, shall mean the interval between the days in consecutive calendar months numerically corresponding to the first day of such Interest Period. If any LIBOR Rate Interest Period begins on a day of a calendar month for which there is no numerically corresponding day in the month in which such Interest Period is to end, the final month of such Interest Period shall be deemed to end on the last Business Day of such final month.
Moody's shall mean Moody's Investors Service, Inc.
Multiemployer Plan shall mean any employee benefit plan which is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA and to which any Borrower or any member of the ERISA Group is then making or accruing an obligation to make contributions or, within the preceding five Plan years, has made or had an obligation to make such contributions.
Net Cash shall mean the sum of cash on hand and Cash Equivalents of the Loan Parties minus Revolving Facility Usage.
Net Cash Proceeds shall mean, with respect to any Asset Sale by any Person, (a) cash (freely convertible into Dollars) received by such Person or any Subsidiary of such Person from such Asset Sale (including cash received as consideration for the assumption or incurrence of liabilities incurred in connection with or in anticipation of such Asset Sale), after (i) provision for all income or other taxes measured by or resulting from such Asset Sale, (ii) payment of all brokerage commissions and other fees and expenses related to such Asset Sale, (iii) all amounts used to repay Indebtedness secured by a Lien on any asset disposed of in such Asset Sale or which is or may be required (by the express terms of the instrument governing such Indebtedness) to be repaid in connection with such Asset Sale (including payments made to obtain or avoid the need for the consent of any holder of such Indebtedness) and (iv) appropriate amounts to be provided by such Person as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by such Person after such Asset Sale, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale; and (b) cash payments in respect of any other consideration received by such Person or any Subsidiary of such Person from such Asset Sale upon receipt of such cash payments by such Person or such Subsidiary.
Net Income shall mean, for any period, the net income (or loss) after deductions for income taxes of the Loan Parties on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP as reflected on the financial statements delivered pursuant to Section 8.3 [Reporting Requirements].

New Lender shall have the meaning assigned to that term in Section 2.11 [Increase in Revolving Credit Commitments].
Non-Consenting Lender shall have the meaning specified in Section 11.1 [Modifications, Amendments or Waivers].
Non-Qualifying Party shall mean any Loan Party that fails for any reason to qualify as an Eligible Contract Participant on the Effective Date of the applicable Swap.
Notes shall mean, collectively, the promissory notes in the form of Exhibit 1.1(N)(1) evidencing the Revolving Credit Loans and in the form of Exhibit 1.1(N)(2) evidencing the Swing Loan.
Obligation shall mean any obligation or liability of any of the Loan Parties, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, under or in connection with (i) this Agreement, the Notes, the Letters of Credit, the Administrative Agent's Letter or any other Loan Document whether to the Administrative Agent, any of the Lenders or their Affiliates or other persons provided for under such Loan Documents, (ii) any Lender Provided Interest Rate Hedge and (iii) any Other Lender Provided Financial Service Product. The Obligations of the Borrowers shall be joint and several. Notwithstanding anything to the contrary contained in the foregoing, the Obligations shall not include any Excluded Hedge Liabilities.
Official Body shall mean the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).
Order shall have the meaning specified in Section 2.9.9 [Liability for Acts and Omissions].
Other Connection Taxes shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient (or an agent or affiliate thereof) and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

Other Lender Provided Financial Service Product shall mean agreements or other arrangements under which any Lender or Affiliate of a Lender provides any of the following products or services to any of the Loan Parties: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) ACH transactions, (f) cash management, including controlled disbursement, accounts or services, or (g) foreign currency exchange.
Other Taxes shall mean all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 5.6.2 [Replacement of a Lender]).
Parent shall mean The Finish Line, Inc., an Indiana corporation.
Participant shall have the meaning specified in Section 11.8.4 [Participations].
Participant Register shall have the meaning specified in Section 11.8.4 [Participations].
Participation Advance shall have the meaning specified in Section 2.9.3 [Disbursements, Reimbursement].
Payment Date shall mean the first Business Day of each calendar quarter after the date hereof and on the Expiration Date or upon acceleration of the Notes.
Payment In Full and Paid in Full shall mean the indefeasible payment in full in cash of the Loans and other Obligations hereunder, termination of the Commitments and expiration or termination of all Letters of Credit.
PBGC shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.
Pension Plan shall mean any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Borrower or any ERISA Affiliate or to which any Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any times during the immediately preceding five plan years.
Permitted Acquisition shall have the meaning specified in Section 8.2.6 [Liquidations, Mergers, Consolidations, Acquisitions].
Permitted Investments shall mean:
(i)    investments in Cash Equivalents;

(ii)    permitted existing investments as set forth on Schedule 1.1(P)(1) in an amount not greater than the amount thereof on the Closing Date;

(iii)    investments in trade receivables or received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

(iv)    investments consisting of deposit accounts maintained in the ordinary course of business;

(v)    investments consisting of non-cash consideration from a sale, assignment, transfer, lease, conveyance or other disposition of property permitted by Section 8.2.7 [Disposition of Assets or Subsidiaries];

(vii)    investments constituting Permitted Acquisitions

(viii)    Liquid Portfolio Investments; and
(ix)     additional investments (valued at cost) not exceeding ten percent (10%) of Consolidated Tangible Net Worth in the aggregate outstanding at any one time.
Permitted Joint Venture shall mean any Person (i) with respect to which the Loan Parties and/or their Subsidiaries owns less than 100% of the equity interests thereof; (ii) that is engaged in a line of business permitted by Section 8.2.10 [Continuation of or Change in Business]; (iii) that meets the criteria of Section 8.2.4(vii) of this Agreement, and (iv) with respect to which the equity interests thereof were acquired or formed by such Borrower or a Subsidiary of such Borrower in an arms-length transaction.
Permitted Liens shall mean:
(i)    Liens for taxes, assessments, or similar charges, incurred in the ordinary course of business and which are not yet due and payable;
(ii)    Pledges or deposits made in the ordinary course of business to secure payment of workmen's compensation, or to participate in any fund in connection with workmen's compensation, unemployment insurance, old-age pensions or other social security programs;
(iii)    Liens of mechanics, materialmen, warehousemen, carriers, or other like Liens, securing obligations incurred in the ordinary course of business that are not yet due and payable and Liens of landlords securing obligations to pay lease payments that are not yet due and payable or in default;
(iv)    Good-faith pledges or deposits made in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, not in excess of the aggregate amount due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business;

(v)    Encumbrances consisting of zoning restrictions, easements or other restrictions on the use of real property, none of which materially impairs the use of such property or the value thereof, and none of which is violated in any material respect by existing or proposed structures or land use;
(vi)    Liens, security interests and mortgages in favor of the Administrative Agent for the benefit of the Lenders and their Affiliates securing the Obligations (including Lender Provided Interest Rate Hedges and Other Lender Provided Financial Services Obligations);
(vii)    Liens on property leased by any Loan Party or Subsidiary of a Loan Party under Capitalized Leases and operating leases securing obligations of such Loan Party or Subsidiary to the lessor under such leases;
(viii)    Any Lien existing on the date of this Agreement and described on Schedule 1.1(P)(2), provided that the principal amount secured thereby is not hereafter increased, and no additional assets become subject to such Lien;
(ix)    any interest or title of the lessor in the property subject to any operating lease entered into by any Loan Party;
(x)    Purchase Money Security Interests upon Inventory created in the ordinary course of business encumbering only such Inventory acquired and the proceeds thereof, and securing only the purchase price thereof, provided, that the aggregate amount of such Inventory subject to Liens at any time does not exceed ten percent (10%) of the consolidated Inventory of the Parent and its Subsidiaries (other than Excluded Subsidiaries) and the Indebtedness secured by such Inventory is not outstanding more than ninety (90) days;
(xi)    other Purchase Money Security Interests upon personal property other than Inventory;
(xii)    Liens assumed by any Loan Party securing Indebtedness assumed in connection with a Permitted Acquisition;
(xiii)    Any extensions, renewals, replacements and modifications of the foregoing permitted Liens (other than the Liens permitted pursuant to clause (x)) so long as the principal balance of the Indebtedness secured thereby is not increased; and
(xiv)    The following, (A) if the validity or amount thereof is being contested in good faith by appropriate and lawful proceedings diligently conducted so long as levy and execution thereon have been stayed and continue to be stayed or (B) if a final judgment is entered and such judgment is discharged within thirty (30) days of entry, and in either case they do not, in the aggregate, materially impair the ability of any Loan Party to perform its Obligations hereunder or under the other Loan Documents:

(1)    Claims or Liens for taxes, assessments or charges due and payable and subject to interest or penalty; provided that the applicable Loan Party maintains such reserves or other appropriate provisions as shall be required by GAAP and pays all such taxes, assessments or charges forthwith upon the commencement of proceedings to foreclose any such Lien;
(2)    Claims, Liens or encumbrances upon, and defects of title to, real or personal property, including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits;
(3)    Claims or Liens of mechanics, materialmen, warehousemen, carriers, or other statutory nonconsensual Liens; or
(4)    Liens resulting from final judgments or orders described in Section 9.1.6 [Final Judgments or Orders].
Permitted Refinancing Indebtedness shall mean any replacement, renewal, refinancing or extension of any Indebtedness that does not increase the aggregate principal amount (plus accrued interest and any applicable premium and associated fees and expenses) of the Indebtedness being replaced, renewed, refinanced or extended.
Person shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, joint venture, government or political subdivision or agency thereof, or any other entity.
Plan shall mean at any time an employee pension benefit plan (including a Multiple Employer Plan, but not a Multiemployer Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code and either (i) is maintained by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained by any entity which was at such time a member of the ERISA Group for employees of any entity which was at such time a member of the ERISA Group.
PNC shall mean PNC Bank, National Association, its successors and assigns.
Potential Default shall mean any event or condition which with notice or passage of time, or both, would constitute an Event of Default.
Prime Rate shall mean the interest rate per annum announced from time to time by the Administrative Agent at its Principal Office as its then prime rate, which rate may not be the lowest or most favorable rate then being charged commercial borrowers or others by the Administrative Agent. Any change in the Prime Rate shall take effect at the opening of business on the day such change is announced.
Principal Office shall mean the main banking office of the Administrative Agent in Pittsburgh, Pennsylvania.
Published Rate shall mean the rate of interest published each Business Day in The Wall Street Journal "Money Rates" listing under the caption "London Interbank Offered Rates" for a one month period (or, if no such rate is published therein for any reason, then the Published Rate shall be the rate at which U.S. dollar deposits are offered by leading banks in the London interbank deposit market for a one month period as published in another publication selected by the Administrative Agent).

Purchase Money Security Interest shall mean Liens upon tangible personal property (including the interest of a lessor under a Capitalized Lease and Liens to which any property is subject at the time of a Loan Party's acquisition thereof) securing loans to any Loan Party or deferred payments by such Loan Party for the purchase of such tangible personal property which are created in the ordinary course of business encumbering only the asset acquired and the proceeds thereof, and securing only the purchase price thereof.
Qualified ECP Loan Party shall mean each Loan Party that on the Eligibility Date is (a) a corporation, partnership, proprietorship, organization, trust, or other entity other than a “commodity pool” as defined in Section 1a(10) of the CEA and CFTC regulations thereunder that has total assets exceeding $10,000,000, or (b) an Eligible Contract Participant that can cause another person to qualify as an Eligible Contract Participant on the Eligibility Date under Section 1a(18)(A)(v)(II) of the CEA by entering into or otherwise providing a “letter of credit or keepwell, support, or other agreement” for purposes of Section 1a(18)(A)(v)(II) of the CEA.

Ratable Share shall mean:
(i)    with respect to a Lender's obligation to make Revolving Credit Loans, participate in Letters of Credit and other Letter of Credit Obligations, and receive payments, interest, and fees related thereto, the proportion that such Lender's Revolving Credit Commitment bears to the Revolving Credit Commitments of all of the Lenders, provided however that if the Revolving Credit Commitments have terminated or expired, the Ratable Shares for purposes of this clause shall be determined based upon the Revolving Credit Commitments most recently in effect, giving effect to any assignments.
(ii)    with respect to all other matters as to a particular Lender, the percentage obtained by dividing (i) such Lender’s Revolving Credit Commitment, by (ii) the sum of the aggregate amount of the Revolving Credit Commitments of all Lenders; provided however that if the Revolving Credit Commitments have terminated or expired, the computation in this clause shall be determined based upon the Revolving Credit Commitments most recently in effect, giving effect to any assignments, and not on the current amount of the Revolving Credit Commitments and provided further in the case of Section 2.12 [Defaulting Lenders] when a Defaulting Lender shall exist, "Ratable Share" shall mean the percentage of the aggregate Commitments (disregarding any Defaulting Lender's Commitment) represented by such Lender's Commitment.
Recipient shall mean (i) the Administrative Agent, (ii) any Lender and (iii) the Issuing Lender, as applicable.
Reimbursement Obligation shall have the meaning specified in Section 2.9.3 [Disbursements, Reimbursement].

Related Parties shall mean, with respect to any Person, such Person's Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person's Affiliates.
Relief Proceeding shall mean any proceeding seeking a decree or order for relief in respect of any Loan Party or Subsidiary of a Loan Party in a voluntary or involuntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Loan Party or Subsidiary of a Loan Party for any substantial part of its property, or for the winding-up or liquidation of its affairs, or an assignment for the benefit of its creditors.
Rentals shall mean as of the last day of any fiscal quarter of Parent, with respect to the Loan Parties determined on a consolidated basis, the aggregate amount of rental expense (as determined in accordance with GAAP) under any lease of real or personal property but does not include any amounts payable under Capitalized Leases of such Person (including, without limitation, base rent and overage rent) for the four (4) consecutive fiscal quarters ending on the date of determination; provided, however, the amount of any step rent and the amount of any license fee paid to Macy’s and treated as rent expense for any such quarter shall be deducted therefrom.
Reportable Compliance Event shall mean that any Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint or similar charging instrument, arraigned, or custodially detained in connection with any Anti-Terrorism Law or any predicate crime to any Anti-Terrorism Law, or has knowledge of facts or circumstances to the effect that it is reasonably likely that any aspect of its operations is in actual or probable violation of any Anti-Terrorism Law.
Required Lenders shall mean Lenders (other than any Defaulting Lender) having more than 50% of the sum of the aggregate amount of the Revolving Credit Commitments of the Lenders (excluding any Defaulting Lender) or, after the termination of the Revolving Credit Commitments, the outstanding Revolving Credit Loans and Ratable Share of Letter of Credit Obligations of the Lenders (excluding any Defaulting Lender).
Required Share shall have the meaning assigned to such term in Section 5.11 [Settlement Date Procedures].
Restricted Investments shall mean all of the following with respect to any of the Excluded Subsidiaries: (i) investments or contributions by any of the Loan Parties directly or indirectly in or to the capital of or other payments to or for the benefit of such Excluded Subsidiary, (ii) loans by any of the Loan Parties directly or indirectly to such Excluded Subsidiary, (iii) guaranties by any of the Loan Parties directly or indirectly of the obligations of such Excluded Subsidiary, or (iv) other obligations, contingent or otherwise, of any of the Loan Parties to or for the benefit of such Excluded Subsidiary.

Revolving Credit Availability shall mean at any particular time, the amount by which (a) the Revolving Credit Commitments at such time exceeds (b) the Revolving Facility Usage at such time.
Revolving Credit Commitment shall mean, as to any Lender at any time, the amount initially set forth opposite its name on Schedule 1.1(B) in the column labeled "Amount of Commitment for Revolving Credit Loans," as such Commitment is thereafter assigned or modified and Revolving Credit Commitments shall mean the aggregate Revolving Credit Commitments of all of the Lenders.
Revolving Credit Loans shall mean collectively and Revolving Credit Loan shall mean separately, all Revolving Credit Loans or any Revolving Credit Loan made by the Lenders or one of the Lenders to the Borrowers pursuant to Section 2.1 [Revolving Credit Commitments] or 2.9.3 [Disbursements, Reimbursement].
Revolving Facility Usage shall mean at any time the sum of the outstanding Revolving Credit Loans, the outstanding Swing Loans, and the Letter of Credit Obligations.
Runco shall mean The Running Specialty Group, LLC, an Indiana limited liability company.
Sale and Leaseback Transactions shall mean any sale or other transfer of property by any Person with the intent to lease such property as lessee.
Sanctioned Country shall mean a country subject to a sanctions program maintained under any Anti-Terrorism Law.
Sanctioned Person shall mean any individual person, group, regime, entity or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person, group, regime, entity or thing, or subject to any limitations or prohibitions (including but not limited to the blocking of property or rejection of transactions), under any Anti-Terrorism Law.
Settlement Date shall mean the Business Day on which the Administrative Agent elects to effect settlement pursuant Section 5.11 [Settlement Date Procedures].
Solvent shall mean, when used with respect to any Person, that at the time of determination:

(i) the fair value of its assets is equal to or in excess of the total amount of its liabilities, including, without limitation, contingent liabilities; and

(ii) the present fair saleable value of its assets is equal to or in excess of the total amount of its probable liabilities on its debts as they become absolute and matured; and

(iii) it is then able and expects to be able to pay its debts as they mature; and

(iv) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

With respect to contingent liabilities (such as litigation, guarantees and pension plan liabilities), such liabilities shall be computed at the amount which, in light of all the facts and circumstances existing at the time, represent the amount which can be reasonably be expected to become an actual or matured liability.

Standard & Poor's shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.
Statements shall have the meaning specified in Section 6.1.6(i) [Historical Statements].
Swap shall mean any “swap” as defined in Section 1a(47) of the CEA and regulations thereunder, other than (a) a swap entered into, or subject to the rules of, a board of trade designated as a contract market under Section 5 of the CEA, or (b) a commodity option entered into pursuant to CFTC Regulation 32.3(a).
Swap Obligation shall mean any obligation to pay or perform under any agreement, contract or transaction that constitutes a Swap which is also a Lender Provided Interest Rate Hedge.
Subsidiary of any Person at any time shall mean any corporation, trust, partnership, any limited liability company or other business entity (i) of which 50% or more of the outstanding voting securities or other interests normally entitled to vote for the election of one or more directors or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly or indirectly by such Person or one or more of such Person's Subsidiaries, or (ii)  which is controlled or capable of being controlled by such Person or one or more of such Person's Subsidiaries.
Subsidiary Equity Interests shall have the meaning specified in Section 6.1.2 [Subsidiaries and Owners; Investment Companies].
Substantial Portion shall mean, with respect to the property of any Loan Party, property which represents more than ten percent (10%) of the Consolidated Total Assets (other than Excluded Subsidiaries) as shown in the financial statements of Parent delivered pursuant to Section 8.3 [Reporting Requirements] as at the end of the most recently completed fiscal quarter
Swing Loan Commitment shall mean PNC's commitment to make Swing Loans to the Borrowers pursuant to Section 2.1.2 [Swing Loan Commitment] hereof in an aggregate principal amount up to $15,000,000.
Swing Loan Lender shall mean PNC, in its capacity as a lender of Swing Loans.
Swing Loan Note shall mean the Swing Loan Note of the Borrowers in the form of Exhibit 1.1(N)(2) evidencing the Swing Loans, together with all amendments, extensions, renewals, replacements, refinancings or refundings thereof in whole or in part.

Swing Loan Request shall mean a request for Swing Loans made in accordance with Section 2.5.2 [Swing Loan Requests] hereof.
Swing Loans shall mean collectively and Swing Loan shall mean separately all Swing Loans or any Swing Loan made by PNC to the Borrowers pursuant to Section 2.1.2 [Swing Loan Commitment] hereof.
Taxes shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Official Body, including any interest, additions to tax or penalties applicable thereto.
Transaction Cost shall mean the fees, costs and expenses payable by any Loan Party in connection with (i) the execution, delivery and performance of the Loan Documents or (ii) any Permitted Acquisition.
UCC shall mean the Uniform Commercial Code in effect from time to time in the applicable jurisdiction.
UCP shall have the meaning specified in Section 11.15.1 [Governing Law].
USA Patriot Act shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.
U.S. Person shall mean any Person that is a "United States Person" as defined in Section 7701(a)(30) of the Code.
U.S. Tax Compliance Certificate shall have the meaning specified in Section 5.9.7 [Status of Lenders].
Withholding Agent shall mean any Loan Party and the Administrative Agent.
Write-Down and Conversion Powers shall mean, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
1.2     Construction. Unless the context of this Agreement otherwise clearly requires, the following rules of construction shall apply to this Agreement and each of the other Loan Documents: (i) references to the plural include the singular, the plural, the part and the whole and the words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation"; (ii) the words "hereof," "herein," "hereunder," "hereto" and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document as a whole; (iii) article, section, subsection, clause, schedule and exhibit references are to this Agreement or other Loan Document, as the case may be, unless otherwise specified; (iv) reference to any Person includes such Person's successors and assigns; (v) reference to any agreement, including this Agreement and any other Loan Document together with the schedules and exhibits hereto or thereto, document or instrument means such agreement, document or instrument as amended, modified, replaced, substituted for, superseded or restated; (vi) relative to the determination of any period of time, "from" means "from and including," "to" means "to but excluding," and "through" means "through and including"; (vii) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (viii) section headings herein and in each other Loan Document are included for convenience and shall not affect the interpretation of this Agreement or such Loan Document, and (ix) unless otherwise specified, all references herein to times of day shall constitute references to Eastern Time.

1.3     Accounting Principles; Changes in GAAP. Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP; provided, however, that all accounting terms used in Section 8.2 [Negative Covenants] (and all defined terms used in the definition of any accounting term used in Section 8.2 [Negative Covenants] ) shall have the meaning given to such terms (and defined terms) under GAAP as in effect on the date hereof applied on a basis consistent with those used in preparing Statements referred to in Section 6.1.6(i) [Historical Statements]. Notwithstanding the foregoing, if the Borrowers notify the Administrative Agent in writing that the Borrowers wish to amend any financial covenant in Section 8.2 [Negative Covenants] of this Agreement, any related definition and/or the definition of the term Leverage Ratio for purposes of interest, Letter of Credit Fee and Commitment Fee determinations to eliminate the effect of any change in GAAP occurring after the Closing Date on the operation of such financial covenants and/or interest, Letter of Credit Fee or Commitment Fee determinations (or if the Administrative Agent notifies the Borrowers in writing that the Required Lenders wish to amend any financial covenant in Section 8.2 [Negative Covenants], any related definition and/or the definition of the term Leverage Ratio for purposes of interest, Letter of Credit Fee and Commitment Fee determinations to eliminate the effect of any such change in GAAP), then the Administrative Agent, the Lenders and the Borrowers shall negotiate in good faith to amend such ratios or requirements to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, the Loan Parties' compliance with such covenants and/or the definition of the term Leverage Ratio for purposes of interest, Letter of Credit Fee and Commitment Fee determinations shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenants or definitions are amended in a manner satisfactory to the Borrowers and the Required Lenders, and the Loan Parties shall provide to the Administrative Agent, when they deliver their financial statements pursuant to Section 8.3.1 [Quarterly Financial Statements] and 8.3.2 [Annual Financial Statements] of this Agreement, such reconciliation statements as shall be reasonably requested by the Administrative Agent.

2. REVOLVING CREDIT AND SWING LOAN FACILITIES

2.1     Revolving Credit Commitments.
2.1.1    Revolving Credit Loans.
Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, each Lender severally agrees to make Revolving Credit Loans to the Borrowers at any time or from time to time on or after the date hereof to the Expiration Date; provided that after giving effect to such Loan (i) the aggregate amount of Loans from such Lender shall not exceed such Lender's Revolving Credit Commitment minus such Lender's Ratable Share of the Letter of Credit Obligations and Swing Loans and (ii) the Revolving Facility Usage shall not exceed the Revolving Credit Commitments. Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrowers may borrow, repay and reborrow pursuant to this Section 2.1.
2.1.2    Swing Loan Commitment.
Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, and in order to facilitate loans and repayments between Settlement Dates, PNC may, at its option, cancelable at any time for any reason whatsoever, make swing loans (the "Swing Loans") to the Borrowers at any time or from time to time after the date hereof to, but not including, the Expiration Date, in an aggregate principal amount up to but not in excess of $15,000,000 (the "Swing Loan Commitment"), provided that after giving effect to such Loan, the Revolving Facility Usage shall not exceed the Revolving Credit Commitments. Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrowers may borrow, repay and reborrow pursuant to this Section 2.1.2.
2.2    Nature of Lenders' Obligations with Respect to Revolving Credit Loans. Each Lender shall be obligated to participate in each request for Revolving Credit Loans pursuant to Section 2.5 [Revolving Credit Loan Requests; Swing Loan Requests] in accordance with its Ratable Share. The aggregate of each Lender's Revolving Credit Loans outstanding hereunder to the Borrowers at any time shall never exceed its Revolving Credit Commitment minus its Ratable Share of the outstanding Swing Loans and the Letter of Credit Obligations. The obligations of each Lender hereunder are several. The failure of any Lender to perform its obligations hereunder shall not affect the Obligations of the Borrowers to any other party nor shall any other party be liable for the failure of such Lender to perform its obligations hereunder. The Lenders shall have no obligation to make Revolving Credit Loans hereunder on or after the Expiration Date.

2.3    [Intentionally Omitted].

2.4    Facility Fees. Accruing from the date hereof until the Expiration Date, the Borrowers, jointly and severally, agree to pay to the Administrative Agent for the account of each Lender according to its Ratable Share, as consideration for such Lender's Commitments, a nonrefundable facility fee (the "Facility Fee") equal to the Applicable Facility Fee Rate (computed on the basis of a year of 360 days and actual days elapsed) multiplied by the Revolving Credit Commitments; provided, however, that any Facility Fee accrued with respect to the Revolving Credit Commitment of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrowers so long as such Lender shall be a Defaulting Lender except to the extent that such Facility Fee shall otherwise have been due and payable by the Borrowers prior to such time; and provided further that no Facility Fee shall accrue with respect to the Revolving Commitment of a

Defaulting Lender so long as such Lender shall be a Defaulting Lender. Subject to the proviso in the directly preceding sentence, all Facility Fees shall be payable in arrears on each Payment Date.

2.5    Revolving Credit Loan Requests; Swing Loan Requests.

2.5.1    Revolving Credit Loan Requests. Except as otherwise provided herein, the Borrowers may from time to time prior to the Expiration Date request the Lenders to make Revolving Credit Loans, or renew or convert the Interest Rate Option applicable to existing Revolving Credit Loans pursuant to Section 4.2 [Interest Periods], by delivering to the Administrative Agent, not later than 11:00 a.m., (i) three (3) Business Days prior to the proposed Borrowing Date with respect to the making of Revolving Credit Loans to which the LIBOR Rate Option applies or the conversion to or the renewal of the LIBOR Rate Option for any Loans; and (ii) the same Business Day as the proposed Borrowing Date with respect to the making of a Revolving Credit Loan to which the Base Rate Option applies or the last day of the preceding Interest Period with respect to the conversion to the Base Rate Option for any Loan, of a duly completed request therefor substantially in the form of Exhibit 2.5.1 or a request by telephone immediately confirmed in writing by letter, facsimile, e-mail, or telex in such form (each, a "Loan Request"), it being understood that the Administrative Agent may rely on the authority of any Authorized Officer making such a telephonic request without the necessity of receipt of such written confirmation. Each Loan Request shall be irrevocable and shall specify the aggregate amount of the proposed Loans comprising each Borrowing Tranche, and, if applicable, the Interest Period, which amounts shall be in integral multiples of $500,000 and not less than $1,000,000 for each Borrowing Tranche under the LIBOR Rate Option and not less than the lesser of $500,000 or the maximum amount available for Borrowing Tranches under the Base Rate Option.

2.5.2    Swing Loan Requests. Except as otherwise provided herein, the Borrowers may from time to time prior to the Expiration Date request PNC to make Swing Loans by delivery to PNC not later than 1:00 p.m. on the proposed Borrowing Date of a duly completed request therefor substantially in the form of Exhibit 2.5.2 hereto or a request by telephone immediately confirmed in writing by letter, facsimile, e-mail, or telex (each, a "Swing Loan Request"), it being understood that the Administrative Agent may rely on the authority of any Authorized Officer making such a telephonic request without the necessity of receipt of such written confirmation. Each Swing Loan Request shall be irrevocable and shall specify the proposed Borrowing Date and the principal amount of such Swing Loan, which shall be not less than $100,000.

2.6    Making Revolving Credit Loans and Swing Loans; Presumptions by the Administrative Agent; Repayment of Revolving Credit Loans; Borrowings to Repay Swing Loans.

2.6.1    Making Revolving Credit Loans.
The Administrative Agent shall, promptly after receipt by it of a Loan Request pursuant to Section 2.5 [Revolving Credit Loan Requests; Swing Loan Requests], notify the Lenders of its receipt of such Loan Request specifying the information provided by the Borrowers and the apportionment among the Lenders of the requested Revolving Credit Loans as determined by the Administrative Agent in accordance with Section 2.2 [Nature of Lenders' Obligations with Respect to Revolving Credit Loans]. Each Lender shall remit the principal amount of each Revolving Credit Loan to the Administrative Agent such that the Administrative Agent is able to, and the Administrative Agent shall, to the extent the Lenders have made funds available to it for such purpose and subject to Section 7.2 [Each Loan or Letter of Credit], fund such Revolving Credit Loans to the Borrowers in U.S. Dollars and immediately available funds at the Principal Office prior to 2:00 p.m., on the applicable Borrowing Date; provided that if any Lender fails to remit such funds to the Administrative Agent in a timely manner, the Administrative Agent may elect in its sole discretion to fund with its own funds the Revolving Credit Loans of such Lender on such Borrowing Date, and such Lender shall be subject to the repayment obligation in Section 2.6.2 [Presumptions by the Administrative Agent].
2.6.2    Presumptions by the Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Loan that such Lender will not make available to the Administrative Agent such Lender's share of such Loan, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.6.1 [Making Revolving Credit Loans] and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Loan available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by the Borrowers, the interest rate applicable to Loans under the Base Rate Option. If such Lender pays its share of the applicable Loan to the Administrative Agent, then the amount so paid shall constitute such Lender's Loan. Any payment by the Borrowers shall be without prejudice to any claim the Borrowers may have against a Lender that shall have failed to make such payment to the Administrative Agent.

2.6.3    Making Swing Loans. So long as PNC elects to make Swing Loans, PNC shall, after receipt by it of a Swing Loan Request pursuant to Section 2.5.2 [Swing Loan Requests] fund such Swing Loan to the Borrowers in U.S. Dollars and immediately available funds at the Principal Office prior to 4:00 p.m. on the Borrowing Date.

2.6.4    Repayment of Revolving Credit Loans. The Borrowers shall repay the Revolving Credit Loans together with all outstanding interest thereon on the Expiration Date.

2.6.5    Borrowings to Repay Swing Loans. PNC may, at its option, exercisable at any time for any reason whatsoever, demand repayment of the Swing Loans, and each Lender shall make a Revolving Credit Loan in an amount equal to such Lender's Ratable Share of the aggregate principal amount of the outstanding Swing Loans, plus, if PNC so requests, accrued interest thereon, provided that no Lender shall be obligated in any event to make Revolving Credit Loans in excess of its Revolving Credit Commitment minus its Ratable Share of Letter of Credit Obligations. Revolving Credit Loans made pursuant to the preceding sentence shall bear interest at the Base Rate Option and shall be deemed to have been properly requested in accordance with Section 2.5.1 [Revolving Credit Loan Requests] without regard to any of the requirements of that provision. PNC shall provide notice to the Lenders (which may be telephonic or written notice by letter, facsimile, e-mail, or telex) that such Revolving Credit Loans are to be made under this Section 2.6.5 and of the apportionment among the Lenders, and the Lenders shall be unconditionally obligated to fund such Revolving Credit Loans (whether or not the conditions specified in Section 2.5.1 [Revolving Credit Loan Requests] are then satisfied) by the time PNC so requests, which shall not be earlier than 3:00 p.m. on the Business Day next after the date the Lenders receive such notice from PNC.

2.6.6    Swing Loans Under Cash Management Agreements. In addition to making Swing Loans pursuant to the foregoing provisions of Section 2.6.3 [Making Swing Loans], without the requirement for a specific request from the Borrowers pursuant to Section 2.5.2 [Swing Loan Requests], PNC as the Swing Loan Lender may make Swing Loans to the Borrowers in accordance with the provisions of the agreements among the Borrowers and such Swing Loan Lender relating to the Borrowers' deposit, sweep and other accounts at such Swing Loan Lender and related arrangements and agreements regarding the management and investment of the Borrowers' cash assets as in effect from time to time (the "Cash Management Agreements") to the extent of the daily aggregate net negative balance in the Borrowers' accounts which are subject to the provisions of the Cash Management Agreements. Swing Loans made pursuant to this Section 2.6.6 in accordance with the provisions of the Cash Management Agreements shall (i) be subject to the limitations as to aggregate amount set forth in Section 2.1.2 [Swing Loan Commitment], (ii) not be subject to the limitations as to individual amount set forth in Section 2.5.2 [Swing Loan Requests], (iii) be payable by the Borrowers, jointly and severally, both as to principal and interest, at the rates and times set forth in the Cash Management Agreements (but in no event later than the Expiration Date), (iv) not be made at any time after such Swing Loan Lender has received written notice of the occurrence of an Event of Default and so long as such shall continue to exist, or, unless consented to by the Required Lenders, a Potential Default and so long as such shall continue to exist, (v) if not repaid by the Borrowers in accordance with the provisions of the Cash Management Agreements, be subject to each Lender's obligation pursuant to Section 2.6.5 [Borrowings to Repay Swing Loans], and (vi) except as provided in the foregoing subsections (i) through (v), be subject to all of the terms and conditions of this Section 2.

2.7    Notes. The Obligation of the Borrowers to repay the aggregate unpaid principal amount of the Revolving Credit Loans and Swing Loans made to it by each Lender, together with interest thereon, is joint and several and shall be evidenced by a revolving credit Note and a swing Note, dated the Closing Date and payable to the order of such Lender in a face amount equal to the Revolving Credit Commitment or Swing Loan Commitment, as applicable, of such Lender.

2.8    Use of Proceeds. The proceeds of the Loans shall be used to refinance existing Indebtedness, support working capital needs and for other general corporate purposes, including capital expenditures and acquisitions.

2.9    Letter of Credit Subfacility.

2.9.1    Issuance of Letters of Credit. On the Closing Date, the outstanding letters of credit previously issued by any Lender under the Existing Credit Agreement that are set forth on Schedule 2.9 (the "Existing Letters of Credit") will automatically, without any action on the part of any Person, be deemed to be Letters of Credit issued hereunder for the account of the Borrowers for all purposes of this Agreement and the other Loan Documents. Any Borrower may at any time prior to the Expiration Date request the issuance of a standby or trade letter of credit (each a "Letter of Credit") for its own account or the account of another Loan Party, or the amendment or extension of an existing Letter of Credit, by delivering or transmitting electronically, or having such other Loan Party deliver to the Issuing Lender (with a copy to the Administrative Agent) a completed application for letter of credit, or request for such amendment or extension, as applicable, in such form as the Issuing Lender may specify from time to time by no later than 1:00 p.m. at least two (2) Business Days, or such shorter period as may be agreed to by the Issuing Lender, in advance of the proposed date of issuance. The Borrower or any Loan Party shall authorize and direct the Issuing Lender to name the Borrower or any Loan Party as the "Applicant" or "Account Party" of each Letter of Credit. Promptly after receipt of any letter of credit application, the Issuing Lender shall confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit application and if not, such Issuing Lender will provide Administrative Agent with a copy thereof. Unless the Issuing Lender has received notice from any Lender, Administrative Agent or any Loan Party, at least one day prior to the requested date of issuance, amendment or extension of the applicable Letter of Credit, that one or more applicable conditions in Section 7 [Conditions of Lending and Issuance of Letters of Credit] is not satisfied, then, subject to the terms and conditions hereof and in reliance on the agreements of the other Lenders set forth in this Section 2.9, the Issuing Lender or any of the Issuing Lender's Affiliates will issue a Letter of Credit or agree to such amendment or extension, provided that each Letter of Credit shall (A) have a maximum maturity of twelve (12) months from the date of issuance, and (B) in no event expire later than one (1) year beyond the Expiration Date, provided that any Letter of Credit scheduled to expire after the Expiration Date is subject to the requirements in Section 2.9.11 [Cash Collateral Prior to the Expiration Date], and provided further that in no event shall (i) the Letter of Credit Obligations exceed, at any one time, $40,000,000 (the "Letter of Credit Sublimit") or (ii) the Revolving Facility Usage exceed, at any one time, the Revolving Credit Commitments. Each request by any Borrower for the issuance, amendment or extension of a Letter of Credit shall be deemed to be a representation by such Borrower that it shall be in compliance with the preceding sentence and with Section 7 [Conditions of Lending and Issuance of Letters of Credit] after giving effect to the requested issuance, amendment or extension of such Letter of Credit. Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to the beneficiary thereof, the applicable Issuing Lender will also deliver to such Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment. Notwithstanding this Section 2.9.1, the Issuing Lender shall not be under any obligation to issue any Letter of Credit if (i) any order, judgment or decree of any Official Body or arbitrator shall by its terms purport to enjoin or restrain the Issuing Lender from issuing the Letter of Credit, or any Law applicable to the Issuing Lender or any request or directive (whether or not having the force of law) from any Official Body with jurisdiction over the Issuing Lender shall prohibit, or request that the Issuing Lender refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon the Issuing Lender with respect to the Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Lender is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Lender any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Lender in good faith deems material to it, or (ii) the issuance of the Letter of Credit would violate one or more policies of the Issuing Lender applicable to letters of credit generally.

2.9.2    Letter of Credit Fees. The Borrowers shall pay (i) to the Administrative Agent for the ratable account of the Lenders a fee (the "Letter of Credit Fee") equal to the Applicable Letter of Credit Fee Rate, and (ii) to the Issuing Lender for its own account a fronting fee equal to one-eighth percent (0.125%) per annum (in each case computed on the basis of a year of 360 days and actual days elapsed), which fees shall be computed on the daily average Letter of Credit Obligations and shall be payable quarterly in arrears on each Payment Date following issuance of each Letter of Credit. The Borrowers shall also pay to the Issuing Lender for the Issuing Lender's sole account the Issuing Lender's then in effect customary fees and administrative expenses payable with respect to the Letters of Credit as the Issuing Lender may generally charge or incur from time to time in connection with the issuance, maintenance, amendment (if any), assignment or transfer (if any), negotiation, and administration of Letters of Credit.

2.9.3    Disbursements, Reimbursement. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Lender a participation in such Letter of Credit (including the Existing Letters of Credit) and each drawing thereunder in an amount equal to such Lender's Ratable Share of the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively.

2.9.3.1     In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Issuing Lender will promptly notify the Borrowers and the Administrative Agent thereof. Provided that it shall have received such notice, the Borrowers shall reimburse (such obligation to reimburse the Issuing Lender shall sometimes be referred to as a "Reimbursement Obligation") the Issuing Lender prior to 12:00 noon on each date that an amount is paid by the Issuing Lender under any Letter of Credit (each such date, a "Drawing Date") by paying to the Administrative Agent for the account of the Issuing Lender an amount equal to the amount so paid by the Issuing Lender. In the event the Borrowers fail to reimburse the Issuing Lender (through the Administrative Agent) for the full amount of any drawing under any Letter of Credit by 12:00 noon on the Drawing Date, the Administrative Agent will promptly notify each Lender thereof, and the Borrowers shall be deemed to have requested that Revolving Credit Loans be made by the Lenders under the Base Rate Option to be disbursed on the Drawing Date under such Letter of Credit, subject to the amount of the unutilized portion of the Revolving Credit Commitment and subject to the conditions set forth in Section 7.2 [Each Loan or Letter of Credit] other than any notice requirements. Any notice given by the Administrative Agent or Issuing Lender pursuant to this Section 2.9.3.1 may be oral if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

2.9.3.2     Each Lender shall upon any notice pursuant to Section 2.9.3.1 make available to the Administrative Agent for the account of the Issuing Lender an amount in immediately available funds equal to its Ratable Share of the amount of the drawing, whereupon the participating Lenders shall (subject to Section 2.9.3 [Disbursement; Reimbursement]) each be deemed to have made a Revolving Credit Loan under the Base Rate Option to the Borrowers in that amount. If any Lender so notified fails to make available to the Administrative Agent for the account of the Issuing Lender the amount of such Lender's Ratable Share of such amount by no later than 2:00 p.m. on the Drawing Date, then interest shall accrue on such Lender's obligation to make such payment, from the Drawing Date to the date on which such Lender makes such payment (i) at a rate per annum equal to the Federal Funds Effective Rate during the first three (3) days following the Drawing Date and (ii) at a rate per annum equal to the rate applicable to Loans under the Revolving Credit Base Rate Option on and after the fourth day following the Drawing Date. The Administrative Agent and the Issuing Lender will promptly give notice (as described in Section 2.9.3.1 above) of the occurrence of the Drawing Date, but failure of the Administrative Agent or the Issuing Lender to give any such notice on the Drawing Date or in sufficient time to enable any Lender to effect such payment on such date shall not relieve such Lender from its obligation under this Section 2.9.3.2.

2.9.3.3     With respect to any unreimbursed drawing that is not converted into Revolving Credit Loans under the Base Rate Option to the Borrowers in whole or in part as contemplated by Section 2.9.3.1, because of the Borrowers' failure to satisfy the conditions set forth in Section 7.2 [Each Loan or Letter of Credit] other than any notice requirements, or for any other reason, the Borrowers shall be deemed to have incurred from the Issuing Lender a borrowing (each a "Letter of Credit Borrowing") in the amount of such drawing. Such Letter of Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate per annum applicable to the Revolving Credit Loans under the Base Rate Option. Each Lender's payment to the Administrative Agent for the account of the Issuing Lender pursuant to Section 2.9.3 [Disbursements, Reimbursement] shall be deemed to be a payment in respect of its participation in such Letter of Credit Borrowing (each a "Participation Advance") from such Lender in satisfaction of its participation obligation under this Section 2.9.3.

2.9.4    Repayment of Participation Advances.

2.9.4.1     Upon (and only upon) receipt by the Administrative Agent for the account of the Issuing Lender of immediately available funds from the Borrowers (i) in reimbursement of any payment made by the Issuing Lender under the Letter of Credit with respect to which any Lender has made a Participation Advance to the Administrative Agent, or (ii) in payment of interest on such a payment made by the Issuing Lender under such a Letter of Credit, the Administrative Agent on behalf of the Issuing Lender will pay to each Lender, in the same funds as those received by the Administrative Agent, the amount of such Lender's Ratable Share of such funds, except the Administrative Agent shall retain for the account of the Issuing Lender the amount of the Ratable Share of such funds of any Lender that did not make a Participation Advance in respect of such payment by the Issuing Lender.

2.9.4.2     If the Administrative Agent is required at any time to return to any Loan Party, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of any payment made by any Loan Party to the Administrative Agent for the account of the Issuing Lender pursuant to this Section 2.9.4 in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each Lender shall, on demand of the Administrative Agent, forthwith return to the Administrative Agent for the account of the Issuing Lender the amount of its Ratable Share of any amounts so returned by the Administrative Agent plus interest thereon from the date such demand is made to the date such amounts are returned by such Lender to the Administrative Agent, at a rate per annum equal to the Federal Funds Effective Rate in effect from time to time.

2.9.5    Documentation. Each Loan Party agrees to be bound by the terms of the Issuing Lender's application and agreement for letters of credit and the Issuing Lender's written regulations and customary practices relating to letters of credit, though such interpretation may be different from such Loan Party's own. In the event of a conflict between such application or agreement and this Agreement, this Agreement shall govern. It is understood and agreed that, except in the case of gross negligence or willful misconduct, the Issuing Lender shall not be liable for any error, negligence and/or mistakes, whether of omission or commission, in following any Loan Party's instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto.

2.9.6    Determinations to Honor Drawing Requests. In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, the Issuing Lender shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit.

2.9.7    Nature of Participation and Reimbursement Obligations.
Each Lender's obligation in accordance with this Agreement to make the Revolving Credit Loans or Participation Advances, as contemplated by Section 2.9.3 [Disbursements, Reimbursement], as a result of a drawing under a Letter of Credit, and the Obligations of the Borrowers to reimburse the Issuing Lender upon a draw under a Letter of Credit, shall be joint, several, absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Section 2.9 under all circumstances, including but not limited to the following circumstances:
(i)any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Issuing Lender or any of its Affiliates, the Borrowers or any other Person for any reason whatsoever, or which any Loan Party may have against the Issuing Lender or any of its Affiliates, any Lender or any other Person for any reason whatsoever;

(ii)the failure of any Loan Party or any other Person to comply, in connection with a Letter of Credit Borrowing, with the conditions set forth in Sections 2.1 [Revolving Credit Commitments], 2.5 [Revolving Credit Loan Requests; Swing Loan Requests], 2.6 [Making Revolving Credit Loans and Swing Loans; Etc.] or 7.2 [Each Loan or Letter of Credit] or as otherwise set forth in this Agreement for the making of a Revolving Credit Loan, it being acknowledged that such conditions are not required for the making of a Letter of Credit Borrowing and the obligation of the Lenders to make Participation Advances under Section 2.9.3 [Disbursements, Reimbursement];

(iii)any lack of validity or enforceability of any Letter of Credit;

(iv)any claim of breach of warranty that might be made by any Loan Party or any Lender against any beneficiary of a Letter of Credit, or the existence of any claim, set-off, recoupment, counterclaim, crossclaim, defense or other right which any Loan Party or any Lender may have at any time against a beneficiary, successor beneficiary or any transferee or assignee of any Letter of Credit or the proceeds thereof (or any Persons for whom any such transferee may be acting), the Issuing Lender or its Affiliates or any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between any Loan Party or Subsidiaries of a Loan Party and the beneficiary for which any Letter of Credit was procured);

(v)the lack of power or authority of any signer of (or any defect in or forgery of any signature or endorsement on) or the form of or lack of validity, sufficiency, accuracy, enforceability or genuineness of any draft, demand, instrument, certificate or other document presented under or in connection with any Letter of Credit, or any fraud or alleged fraud in connection with any Letter of Credit, or the transport of any property or provision of services relating to a Letter of Credit, in each case even if the Issuing Lender or any of its Affiliates has been notified thereof;

(vi)payment by the Issuing Lender or any of its Affiliates under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;

(vii)the solvency of, or any acts or omissions by, any beneficiary of any Letter of Credit, or any other Person having a role in any transaction or obligation relating to a Letter of Credit, or the existence, nature, quality, quantity, condition, value or other characteristic of any property or services relating to a Letter of Credit;

(viii)any failure by the Issuing Lender or any of its Affiliates to issue any Letter of Credit in the form requested by any Loan Party, unless the Issuing Lender has received written notice from such Loan Party of such failure within three Business Days after the Issuing Lender shall have furnished such Loan Party and the Administrative Agent a copy of such Letter of Credit and such error is material and no drawing has been made thereon prior to receipt of such notice;

(ix)any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of any Loan Party or Subsidiaries of a Loan Party;

(x)any breach of this Agreement or any other Loan Document by any party thereto;

(xi)the occurrence or continuance of an Insolvency Proceeding with respect to any Loan Party;

(xii)the fact that an Event of Default or a Potential Default shall have occurred and be continuing; and

(xiii)the fact that the Expiration Date shall have passed or this Agreement or the Commitments hereunder shall have been terminated.

2.9.8    Indemnity. Each Borrower hereby agrees to protect, indemnify, pay and save harmless the Issuing Lender and any of its Affiliates that has issued a Letter of Credit from and against any and all claims, demands, liabilities, damages, taxes, penalties, interest, judgments, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and reasonable allocated costs of internal counsel) which the Issuing Lender or any of its Affiliates may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit, other than as a result of the gross negligence or willful misconduct of the Issuing Lender as determined by a final non-appealable judgment of a court of competent jurisdiction.

2.9.9    Liability for Acts and Omissions. As between any Loan Party and the Issuing Lender, or the Issuing Lender's Affiliates, such Loan Party assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Issuing Lender shall not be responsible for any of the following, including any losses or damages to any Loan Party or other Person or property relating therefrom: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if the Issuing Lender or its Affiliates shall have been notified thereof); (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of any Loan Party against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among any Loan Party and any beneficiary of any Letter of Credit or any such transferee; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of the Issuing Lender or its Affiliates, as applicable, including any act or omission of any Official Body, and none of the above shall affect or impair, or prevent the vesting of, any of the Issuing Lender's or its Affiliates rights or powers hereunder. Nothing in the preceding sentence shall relieve the Issuing Lender from liability for the Issuing Lender's gross negligence or willful misconduct in connection with actions or omissions described in such clauses (i) through (viii) of such sentence. In no event shall the Issuing Lender or its Affiliates be liable to any Loan Party for any indirect, consequential, incidental, punitive, exemplary or special damages or expenses (including without limitation attorneys' fees), or for any damages resulting from any change in the value of any property relating to a Letter of Credit.

Without limiting the generality of the foregoing, the Issuing Lender and each of its Affiliates (i) may rely on any oral or other communication believed in good faith by the Issuing Lender or such Affiliate and the Administrative Agent to have been authorized or given by or on behalf of the applicant for a Letter of Credit, (ii) may honor any presentation if the documents presented appear on their face substantially to comply with the terms and conditions of the relevant Letter of Credit; (iii) may honor a previously dishonored presentation under a Letter of Credit, whether such dishonor was pursuant to a court order, to settle or compromise any claim of wrongful dishonor, or otherwise, and shall be entitled to reimbursement to the same extent as if such presentation had initially been honored, together with any interest paid by the Issuing Lender or its Affiliate; (iv) may honor any drawing that is payable upon presentation of a statement advising negotiation or payment, upon receipt of such statement (even if such statement indicates that a draft or other document is being delivered separately), and shall not be liable for any failure of any such draft or other document to arrive, or to conform in any way with the relevant Letter of Credit; (v) may pay any paying or negotiating bank claiming that it rightfully honored under the laws or practices of the place where such bank is located; and (vi) may settle or adjust any claim or demand made on the Issuing Lender or its Affiliate in any way related to any order issued at the applicant's request to an air carrier, a letter of guarantee or of indemnity issued to a carrier or any similar document (each an "Order") and honor any drawing in connection with any Letter of Credit that is the subject of such Order, notwithstanding that any drafts or other documents presented in connection with such Letter of Credit fail to conform in any way with such Letter of Credit.
In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by the Issuing Lender or its Affiliates under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put the Issuing Lender or its Affiliates under any resulting liability to any Borrower or any Lender.
2.9.10    Issuing Lender Reporting Requirements. Each Issuing Lender shall, on the first Business Day of each month, provide to Administrative Agent and Borrowers a schedule of the Letters of Credit issued by it, in form and substance satisfactory to Administrative Agent, showing the date of issuance of each Letter of Credit, the account party, the original face amount (if any), and the expiration date of any Letter of Credit outstanding at any time during the preceding month, and any other information relating to such Letter of Credit that the Administrative Agent may request.

2.9.11    Cash Collateral Prior to the Expiration Date. If any Letter of Credit is outstanding and such Letter of Credit (as it may have previously been extended) has an expiration date which is after the Expiration Date, then Borrowers shall, on or before the date which is seven (7) days prior to the Expiration Date, (i) provide a clean letter of credit to the Administrative Agent and the Lenders to support the obligations of the Borrowers to the Lenders under such Letter of Credit in an amount equal to the face value of such outstanding Letter of Credit plus the amount of fees that would be due under such Letter of Credit through the expiry date of such Letter of Credit, and such letter of credit shall be issued by a financial institution acceptable to the Administrative Agent, in its sole discretion, and have a long-term debt rating of AAA or higher by Standard & Poor's or Aaa or higher by Moody's or (ii) Cash Collateralize each such Letter of Credit in an amount equal to 102.5% of the face value of such outstanding Letter of Credit plus the amount of fees that would be due under such Letter of Credit through the expiry date of such Letter of Credit. Each Borrower hereby grants to Administrative Agent a security interest in all Cash Collateral pledged pursuant to this Section 2.9 or otherwise under this Agreement.

2.10    Reduction of Revolving Credit Commitment. The Borrowers shall have the right at any time after the Closing Date upon five (5) days' prior written notice to the Administrative Agent to permanently reduce (ratably among the Lenders in proportion to their Ratable Shares) the Revolving Credit Commitments, in a minimum amount of $1,000,000 and whole multiples of $1,000,000, or to terminate completely the Revolving Credit Commitments, without penalty or premium except as hereinafter set forth; provided that any such reduction or termination shall be accompanied by prepayment of the Notes, together with outstanding Facility Fees, and the full amount of interest accrued on the principal sum to be prepaid (and all amounts referred to in Section 5.10 [Indemnity] hereof) to the extent necessary to cause the aggregate Revolving Facility Usage after giving effect to such prepayments to be equal to or less than the Revolving Credit Commitments as so reduced or terminated. Any notice to reduce the Revolving Credit Commitments under this Section 2.10 shall be irrevocable.

2.11    Increase in Revolving Credit Commitments.

(i)     Increasing Lenders and New Lenders. The Borrowers may, at any time prior to the Expiration Date, request that (1) the current Lenders increase their Revolving Credit Commitments (any current Lender which elects to increase its Revolving Credit Commitment shall be referred to as an "Increasing Lender") or (2) one or more new lenders (each a "New Lender") join this Agreement and provide a Revolving Credit Commitment hereunder, subject to the following terms and conditions:

(A)No Obligation to Increase. No current Lender shall be obligated to increase its Revolving Credit Commitment and any increase in the Revolving Credit Commitment by any current Lender shall be in the sole discretion of such current Lender.

(B)Defaults. There shall exist no Events of Default or Potential Default on the effective date of such increase after giving effect to such increase.

(C)Aggregate Revolving Credit Commitments. The aggregate amount of all increases under this Section 2.11 shall not exceed $75,000,000 and after giving effect to such increases, the total Revolving Credit Commitments shall not exceed $200,000,000.

(D)Minimum Revolving Credit Commitments. After giving effect to such increase, the aggregate amount of the new Revolving Credit Commitments provided by the New Lenders and the Increasing Lenders shall be at least $25,000,000 in the aggregate.

(E)Resolutions; Opinion. The Loan Parties shall deliver to the Administrative Agent on or before the effective date of such increase the following documents in a form reasonably acceptable to the Administrative Agent: (1) certifications of their corporate secretaries with attached resolutions certifying that the increase in the Revolving Credit Commitment has been approved by such Loan Parties, and (2) an opinion of counsel addressed to the Administrative Agent and the Lenders addressing the authorization and execution of the Loan Documents by, and enforceability of the Loan Documents against, the Loan Parties.

(F)Notes. The Borrowers shall execute and deliver (1) to each Increasing Lender a replacement revolving credit Note reflecting the new amount of such Increasing Lender's Revolving Credit Commitment after giving effect to the increase (and the prior Note issued to such Increasing Lender shall be deemed to be terminated) and (2) to each New Lender a revolving credit Note reflecting the amount of such New Lender's Revolving Credit Commitment.

(G)Approval of New Lenders. Any New Lender shall be subject to the approval of the Administrative Agent or its successors and assigns in their reasonable discretion.

(H)Increasing Lenders. Each Increasing Lender shall confirm its agreement to increase its Revolving Credit Commitment pursuant to an acknowledgement in a form acceptable to the Administrative Agent, signed by it and the Borrowers and delivered to the Administrative Agent at least five (5) days before the effective date of such increase.

(I)New Lenders--Joinder. Each New Lender shall execute a lender joinder in substantially the form of Exhibit 2.11 pursuant to which such New Lender shall join and become a party to this Agreement and the other Loan Documents with a Revolving Credit Commitment in the amount set forth in such lender joinder.

(ii)     Treatment of Outstanding Loans and Letters of Credit.

(A)    Repayment of Outstanding Loans; Borrowing of New Loans. On the effective date of such increase, the Borrowers shall repay all Loans then outstanding, subject to the Borrowers' indemnity obligations under Section 5.10 [Indemnity]; provided that they may borrow new Loans with a Borrowing Date on such date. Each of the Lenders shall participate in any new Loans made on or after such date in accordance with their respective Ratable Shares after giving effect to the increase in Revolving Credit Commitments contemplated by this Section 2.11.

(B)    Outstanding Letters of Credit; Repayment of Outstanding Loans; Borrowing of New Loans. On the effective date of such increase, each Increasing Lender and each New Lender (i) will be deemed to have purchased a participation in each then outstanding Letter of Credit equal to its Ratable Share of such Letter of Credit and the participation of each other Lender in such Letter of Credit shall be adjusted accordingly and (ii) will acquire (and will pay to the Administrative Agent, for the account of each Lender, in immediately available funds, an amount equal to) its Ratable Share of all outstanding Participation Advances.

2.12    Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(i)    fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 2.4 [Facility Fees];

(ii)    the Commitment and outstanding Loans of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 11.1 [Modifications, Amendments or Waivers]); provided, that this clause (ii) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Defaulting Lender as set forth in the last sentence of Section 11.1 [Modifications, Amendments or Waivers];

(iii)    if any Swing Loans are outstanding or any Letter of Credit Obligations exist at the time such Lender becomes a Defaulting Lender, then:

(a)    all or any part of the outstanding Swing Loans and Letter of Credit Obligations of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Ratable Shares but only to the extent that (x) the Revolving Facility Usage does not exceed the total of all non-Defaulting Lenders' Revolving Credit Commitments, and (y) no Potential Default or Event of Default has occurred and is continuing at such time;
(b)     if the reallocation described in clause (a) above cannot, or can only partially, be effected, the Borrowers shall within one Business Day following notice by the Administrative Agent (x) first, prepay such outstanding Swing Loans, and (y) second, cash collateralize for the benefit of the Issuing Lender the Borrowers' obligations corresponding to such Defaulting Lender's Letter of Credit Obligations (after giving effect to any partial reallocation pursuant to clause (a) above) in a deposit account held at the Administrative Agent for so long as such Letter of Credit Obligations are outstanding;
(c)    if the Borrowers cash collateralizes any portion of such Defaulting Lender's Letter of Credit Obligations pursuant to clause (b) above, the Borrowers shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.9.2 [Letter of Credit Fees] with respect to such Defaulting Lender's Letter of Credit Obligations during the period such Defaulting Lender's Letter of Credit Obligations are cash collateralized;
(d)    if the Letter of Credit Obligations of the non-Defaulting Lenders are reallocated pursuant to clause (a) above, then the fees payable to the Lenders pursuant to Section 2.9.2 [Letter of Credit Fees] shall be adjusted in accordance with such non-Defaulting Lenders' Ratable Share; and
(e)    if all or any portion of such Defaulting Lender's Letter of Credit Obligations are neither reallocated nor cash collateralized pursuant to clause (a) or (b) above, then, without prejudice to any rights or remedies of the Issuing Lender or any other Lender hereunder, all Letter of Credit Fees payable under Section 2.9.2 [Letter of Credit Fees] with respect to such Defaulting Lender's Letter of Credit Obligations shall be payable to the Issuing Lender (and not to such Defaulting Lender) until and to the extent that such Letter of Credit Obligations are reallocated and/or cash collateralized; and
(iv)    so long as such Lender is a Defaulting Lender, PNC shall not be required to fund any Swing Loans and the Issuing Lender shall not be required to issue, amend or increase any Letter of Credit, unless the Issuing Lender is satisfied that the related exposure and the Defaulting Lender's then outstanding Letter of Credit Obligations will be 100% covered by the Revolving Credit Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrowers in accordance with Section 2.12(iii), and participating interests in any newly made Swing Loan or any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.12(iii)(a) (and such Defaulting Lender shall not participate therein).

If (i) a Bankruptcy Event with respect to a parent company of any Lender shall occur following the date hereof and for so long as such event shall continue, or (ii) PNC or the Issuing Lender has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, PNC shall not be required to fund any Swing Loan and the Issuing Lender shall not be required to issue, amend or increase any Letter of Credit, unless PNC or the Issuing Lender, as the case may be, shall have entered into arrangements with the Borrowers or such Lender, satisfactory to PNC or the Issuing Lender, as the case may be, to defease any risk to it in respect of such Lender hereunder.
In the event that the Administrative Agent, the Borrowers, PNC and the Issuing Lender agree in writing that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Administrative Agent will so notify all parties hereto, and the Ratable Share of the Swing Loans and Letter of Credit Obligations of the Lenders shall be readjusted to reflect the inclusion of such Lender's Commitment, and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swing Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Ratable Share.
3.     [Intentionally Omitted].
4.    INTEREST RATES
4.1    Interest Rate Options. The Borrowers shall pay interest in respect of the outstanding unpaid principal amount of the Loans as selected by it from the Base Rate Option or LIBOR Rate Option set forth below, it being understood that, subject to the provisions of this Agreement, the Borrowers may select different Interest Rate Options and different Interest Periods to apply simultaneously to the Loans comprising different Borrowing Tranches and may convert to or renew one or more Interest Rate Options with respect to all or any portion of the Loans comprising any Borrowing Tranche; provided that there shall not be at any one time outstanding more than five (5) Borrowing Tranches in the aggregate among all of the Loans and provided further that if an Event of Default or Potential Default exists and is continuing, the Borrowers may not request, convert to, or renew the LIBOR Rate Option for any Loans and the Required Lenders may demand that all existing Borrowing Tranches bearing interest under the LIBOR Rate Option shall be converted immediately to the Base Rate Option, subject to the obligation of the Borrowers to pay any indemnity under Section 5.10 [Indemnity] in connection with such conversion. If at any time the designated rate applicable to any Loan made by any Lender exceeds such Lender's highest lawful rate, the rate of interest on such Lender's Loan shall be limited to such Lender's highest lawful rate.

4.1.1    Revolving Credit Interest Rate Options; Swing Line Interest Rate. The Borrowers shall have the right to select from the following Interest Rate Options applicable to the Revolving Credit Loans:

(i)    Revolving Credit Base Rate Option: A fluctuating rate per annum (computed on the basis of a year of 360 days and actual days elapsed) equal to the Base Rate plus the Applicable Margin, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate; or

(ii)    Revolving Credit LIBOR Rate Option: A rate per annum (computed on the basis of a year of 360 days and actual days elapsed) equal to the LIBOR Rate plus the Applicable Margin.
Subject to Section 4.3 [Interest After Default], only the Base Rate Option applicable to Revolving Credit Loans shall apply to the Swing Loans.
4.1.2    [Intentionally Omitted].

4.1.3    Rate Quotations. The Borrowers may call the Administrative Agent on or before the date on which a Loan Request is to be delivered to receive an indication of the rates then in effect, but it is acknowledged that such projection shall not be binding on the Administrative Agent or the Lenders nor affect the rate of interest which thereafter is actually in effect when the election is made.

4.2    Interest Periods. At any time when the Borrowers shall select, convert to or renew a LIBOR Rate Option, the Borrowers shall notify the Administrative Agent thereof at least three (3) Business Days prior to the effective date of such LIBOR Rate Option by delivering a Loan Request. The notice shall specify an Interest Period during which such Interest Rate Option shall apply. Notwithstanding the preceding sentence, the following provisions shall apply to any selection of, renewal of, or conversion to a LIBOR Rate Option:

4.2.1    Amount of Borrowing Tranche. Each Borrowing Tranche of Loans under the LIBOR Rate Option shall be in integral multiples of $500,000 and not less than $1,000,000; and

4.2.2    Renewals. In the case of the renewal of a LIBOR Rate Option at the end of an Interest Period, the first day of the new Interest Period shall be the last day of the preceding Interest Period, without duplication in payment of interest for such day.

4.3    Interest After Default. To the extent permitted by Law, upon the occurrence of an Event of Default and until such time such Event of Default shall have been cured or waived, and at the discretion of the Administrative Agent or upon written demand by the Required Lenders to the Administrative Agent:

4.3.1    Letter of Credit Fees, Interest Rate. The Letter of Credit Fees and the rate of interest for each Loan otherwise applicable pursuant to Section 2.9.2 [Letter of Credit Fees] or Section 4.1 [Interest Rate Options], respectively, shall be increased by 2.0% per annum;

4.3.2    Other Obligations. Each other Obligation hereunder if not paid when due shall bear interest at a rate per annum equal to the sum of the rate of interest applicable under the Revolving Credit Base Rate Option plus an additional 2.0% per annum from the time such Obligation becomes due and payable and until it is Paid in Full; and

4.3.3    Acknowledgment. Each Borrower acknowledges that the increase in rates referred to in this Section 4.3 reflects, among other things, the fact that such Loans or other amounts have become a substantially greater risk given their default status and that the Lenders are entitled to additional compensation for such risk; and all such interest shall be payable by Borrowers upon demand by Administrative Agent.

4.4    LIBOR Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available.

4.4.1    Unascertainable. If on any date on which a LIBOR Rate would otherwise be determined, the Administrative Agent shall have determined that:

(i)     adequate and reasonable means do not exist for ascertaining such LIBOR Rate, or

(ii)     a contingency has occurred which materially and adversely affects the London interbank eurodollar market relating to the LIBOR Rate,

then the Administrative Agent shall have the rights specified in Section 4.4.3 [Administrative Agent's and Lender's Rights].

4.4.2    Illegality; Increased Costs; Deposits Not Available. If at any time any Lender shall have determined that:

(i)     the making, maintenance or funding of any Loan to which a LIBOR Rate Option applies has been made impracticable or unlawful by compliance by such Lender in good faith with any Law or any interpretation or application thereof by any Official Body or with any request or directive of any such Official Body (whether or not having the force of Law), or

(ii)    such LIBOR Rate Option will not adequately and fairly reflect the cost to such Lender of the establishment or maintenance of any such Loan, or

(iii)    after making all reasonable efforts, deposits of the relevant amount in Dollars for the relevant Interest Period for a Loan, or to banks generally, to which a LIBOR Rate Option applies, respectively, are not available to such Lender with respect to such Loan, or to banks generally, in the interbank eurodollar market, then the Administrative Agent shall have the rights specified in Section 4.4.3 [Administrative Agent's and Lender's Rights].
4.4.3    Administrative Agent's and Lender's Rights. In the case of any event specified in Section 4.4.1 [Unascertainable] above, the Administrative Agent shall promptly so notify the Lenders and the Borrowers thereof, and in the case of an event specified in Section 4.4.2 [Illegality; Increased Costs; Deposits Not Available] above, such Lender shall promptly so notify the Administrative Agent and endorse a certificate to such notice as to the specific circumstances of such notice, and the Administrative Agent shall promptly send copies of such notice and certificate to the other Lenders and the Borrowers.

Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of (A) the Lenders, in the case of such notice given by the Administrative Agent, or (B) such Lender, in the case of such notice given by such Lender, to allow the Borrowers to select, convert to or renew a LIBOR Rate Option shall be suspended until the Administrative Agent shall have later notified the Borrowers, or such Lender shall have later notified the Administrative Agent, of the Administrative Agent's or such Lender's, as the case may be, determination that the circumstances giving rise to such previous determination no longer exist. If at any time the Administrative Agent makes a determination under Section 4.4.1 [Unascertainable] and the Borrowers have previously notified the Administrative Agent of their selection of, conversion to or renewal of a LIBOR Rate Option and such Interest Rate Option has not yet gone into effect, such notification shall be deemed to provide for selection of, conversion to or renewal of the Base Rate Option otherwise available with respect to such Loans. If any Lender notifies the Administrative Agent of a determination under Section 4.4.2 [Illegality; Increased Costs; Deposits Not Available], the Borrowers shall, subject to the Borrowers' indemnification Obligations under Section 5.10(ii) [Indemnity], as to any Loan of the Lender to which a LIBOR Rate Option applies, on the date specified in such notice either convert such Loan to the Base Rate Option otherwise available with respect to such Loan or prepay such Loan in accordance with Section 5.6 [Voluntary Prepayments]. Absent due notice from the Borrowers of conversion or prepayment, such Loan shall automatically be converted to the Base Rate Option otherwise available with respect to such Loan upon such specified date.

4.5    Selection of Interest Rate Options. If the Borrowers fail to select a new Interest Period to apply to any Borrowing Tranche of Loans under the LIBOR Rate Option at the expiration of an existing Interest Period applicable to such Borrowing Tranche in accordance with the provisions of Section 4.2 [Interest Periods], the Borrowers shall be deemed to have converted such Borrowing Tranche to the Revolving Credit Base Rate Option commencing upon the last day of the existing Interest Period.

5.    PAYMENTS

5.1    Payments. All payments and prepayments to be made in respect of principal, interest, Facility Fees, Letter of Credit Fees, Administrative Agent's Fee or other fees or amounts due from the Borrowers hereunder are joint and several and shall be payable prior to 1:00 p.m. on the date when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by each Borrower, and without set-off, counterclaim or other deduction of any nature, and an action therefor shall immediately accrue. Such payments shall be made to the Administrative Agent at the Principal Office for the account of PNC with respect to the Swing Loans and for the ratable accounts of the Lenders with respect to the Revolving Credit Loans in U.S. Dollars and in immediately available funds, and the Administrative Agent shall promptly distribute such amounts to the Lenders in immediately available funds; provided that in the event payments are received by 1:00 p.m. by the Administrative Agent with respect to the Loans and such payments are not distributed to the Lenders on the same day received by the Administrative Agent, the Administrative Agent shall pay the Lenders the Federal Funds Effective Rate with respect to the amount of such payments for each day held by the Administrative Agent and not distributed to the Lenders. The Administrative Agent's and each Lender's statement of account, ledger or other relevant record shall, in the absence of manifest error, be conclusive as the statement of the amount of principal of and interest on the Loans and other amounts owing under this Agreement and shall be deemed an "account stated."

5.2    Pro Rata Treatment of Lenders. Each borrowing of Revolving Credit Loans shall be allocated to each Lender according to its Ratable Share, and each selection of, conversion to or renewal of any Interest Rate Option and each payment or prepayment by the Borrowers with respect to principal, interest, Facility Fees and Letter of Credit Fees (but excluding the Administrative Agent's Fee and the Issuing Lender's fronting fee) shall (except as otherwise may be provided with respect to a Defaulting Lender and except as provided in Section 4.4.3 [Administrative Agent's and Lender's Rights] in the case of an event specified in Section 4.4 [LIBOR Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available], Section 5.6.2 [Replacement of a Lender] or Section 5.8 [Increased Costs]) be payable ratably among the Lenders entitled to such payment in accordance with the amount of principal, interest, Facility Fees and Letter of Credit Fees, as set forth in this Agreement. Notwithstanding any of the foregoing, each borrowing or payment or prepayment by the Borrowers of principal, interest, fees or other amounts from the Borrowers with respect to Swing Loans shall be made by or to PNC according to Section 2.6.5 [Borrowings to Repay Swing Loans].

5.3    Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff, counterclaim or banker's lien, by receipt of voluntary payment, by realization upon security, or by any other non-pro rata source, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender's receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than the pro-rata share of the amount such Lender is entitled thereto, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

(i)    if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by Law (including court order) to be paid by the Lender or the holder making such purchase; and

(ii)    the provisions of this Section 5.3 shall not be construed to apply to (x) any payment made by the Loan Parties pursuant to and in accordance with the express terms of the Loan Documents or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or Participation Advances to any assignee or participant, other than to the Borrowers or any Subsidiary thereof (as to which the provisions of this Section 5.3 shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Loan Party in the amount of such participation.

5.4    Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrowers prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Lender hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Lender, as the case may be, the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders or the Issuing Lender, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the Issuing Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

5.5    Interest Payment Dates.
Interest on Loans to which the Base Rate Option applies shall be due and payable in arrears on each Payment Date. Interest on Loans to which the LIBOR Rate Option applies shall be due and payable on the last day of each Interest Period for those Loans and, if such Interest Period is longer than three (3) Months, also on the 90th day of such Interest Period. Interest on mandatory prepayments of principal under Section 5.7 [Mandatory Prepayments] shall be due on the date such mandatory prepayment is due. Interest on the principal amount of each Loan or other monetary Obligation shall be due and payable on demand after such principal amount or other monetary Obligation becomes due and payable (whether on the stated Expiration Date, upon acceleration or otherwise).
5.6    Voluntary Prepayments.
5.6.1    Right to Prepay. The Borrowers shall have the right at their option from time to time to prepay the Loans in whole or part without premium or penalty of any kind (except as provided in Section 5.6.2 [Replacement of a Lender], in Section 5.8 [Increased Costs] and Section 5.10 [Indemnity]). Whenever the Borrowers desire to prepay any part of the Loans, they shall provide a prepayment notice to the Administrative Agent by 1:00 p.m. at least one (1) Business Day prior to the date of prepayment of the Revolving Credit Loans or no later than 1:00 p.m. on the date of prepayment of Swing Loans, setting forth the following information:
(w) the date, which shall be a Business Day, on which the proposed prepayment is to be made;
(x)    a statement indicating the application of the prepayment between Loans to which the Base Rate Option applies and Loans to which the LIBOR Rate Option applies (in Borrowers' sole discretion);
(y)    a statement indicating the application of the prepayment between the Revolving Credit Loans and Swing Loans (in Borrowers' sole discretion); and

(z)    the total principal amount of such prepayment, which shall not be less than the lesser of (i) the Revolving Facility Usage or (ii) $100,000 for any Swing Loan or $1,000,000 for any Revolving Credit Loan.
All prepayment notices shall be irrevocable. The principal amount of the Loans for which a prepayment notice is given, together with interest on such principal amount, shall be due and payable on the date specified in such prepayment notice as the date on which the proposed prepayment is to be made. Except as provided in Section 4.4.3 [Administrative Agent's and Lender's Rights], if the Borrowers prepay a Loan but fail to specify the applicable Borrowing Tranche which the Borrowers are prepaying, the prepayment shall be applied (i) first to Revolving Credit Loans and then to Swing Loans; and (ii) after giving effect to the allocations in clause (i) above and in the preceding sentence, first to Loans to which the Base Rate Option applies, then to Loans to which the LIBOR Rate Option applies. Any prepayment hereunder shall be subject to the Borrowers' Obligation to indemnify the Lenders under Section 5.10 [Indemnity].
5.6.2    Replacement of a Lender. In the event any Lender (i) gives notice under Section 4.4 [LIBOR Rate Unascertainable, Illegality; Increased Costs; Deposits Not Available], (ii) requests compensation under Section 5.8 [Increased Costs], or requires the Borrowers to pay any Indemnified Tax or additional amount to any Lender or any Official Body for the account of any Lender pursuant to Section 5.9 [Taxes], (iii) is a Defaulting Lender, (iv) becomes subject to the control of an Official Body (other than normal and customary supervision), or (v) is a Non-Consenting Lender referred to in Section 11.1 [Modifications, Amendments or Waivers], then in any such event the Borrowers may, at their sole expense, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.8 [Successors and Assigns]), all of its interests, rights (other than existing rights to payments pursuant to Sections 5.8 [Increased Costs] or 5.9 [Taxes]) and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(i)    the Borrowers shall have paid to the Administrative Agent the assignment fee specified in Section 11.8 [Successors and Assigns];

(ii)    such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and Participation Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 5.10 [Indemnity] as though the assignment were a prepayment) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);

(iii)    in the case of any such assignment resulting from a claim for compensation under Section 5.8.1 [Increased Costs Generally] or payments required to be made pursuant to Section 5.9 [Taxes], such assignment will result in a reduction in such compensation or payments thereafter; and

(iv)    such assignment does not conflict with applicable Law.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.
5.6.3    Designation of a Different Lending Office. If any Lender requests compensation under Section 5.8 [Increased Costs], or any Borrower is or will be required to pay any Indemnified Taxes or additional amounts to any Lender or any Official Body for the account of any Lender pursuant to Section 5.9 [Taxes], then such Lender shall, at the written request of the Borrowers, use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender and the Administrative Agent, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 5.8 [Increased Costs] or Section 5.9 [Taxes], as the case may be, in the future, and (ii) would not subject such Lender to any material unreimbursed cost or expense and would not otherwise be materially disadvantageous to such Lender. If the Borrowers request a different lending office, then the Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

5.7    Mandatory Prepayments.

5.7.1    Revolving Facility Usage Exceeds the Revolving Credit Commitments. If at any time and for any reason the Revolving Facility Usage is greater than the Revolving Credit Commitments, the Borrowers shall promptly upon notice thereof from Administrative Agent make a mandatory prepayment of the Obligations in an amount equal to such excess. In addition, if Revolving Credit Availability is at any time less than the amount of contingent Letter of Credit Obligations outstanding at any time, the Borrowers shall either reduce the aggregate Revolving Credit Loans outstanding or deposit cash collateral with the Administrative Agent in either case in an amount equal to the amount by which such Letter of Credit Obligations exceed such Revolving Credit Availability.

5.7.2    Application Among Interest Rate Options. Notwithstanding Section 5.6.1 [Right to Prepay] or anything other to the contrary herein, all prepayments required pursuant to this Section 5.7 shall first be applied among the Interest Rate Options to the principal amount of the Loans subject to the Base Rate Option, then to Loans subject to a LIBOR Rate Option. In accordance with Section 5.10 [Indemnity], the Borrowers shall jointly and severally indemnify the Lenders for any loss or expense, including loss of margin, incurred with respect to any such prepayments applied against Loans subject to a LIBOR Rate Option on any day other than the last day of the applicable Interest Period.

5.8    Increased Costs.

5.8.1    Increased Costs Generally. If any Change in Law shall:

(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the LIBOR Rate) or the Issuing Lender;

(ii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (ii) through (iv) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)    impose on any Lender, the Issuing Lender or the London interbank deposit market any other condition, cost or expense (other than Taxes) affecting this Agreement or any Loan under the LIBOR Rate Option made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan under the LIBOR Rate Option or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender, the Issuing Lender or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, the Issuing Lender or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Issuing Lender or other Recipient, the Borrowers will pay to such Lender, the Issuing Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender, as the case may be, for such additional costs incurred or reduction suffered.
5.8.2    Capital Requirements. If any Lender or the Issuing Lender determines that any Change in Law affecting such Lender or the Issuing Lender or any lending office of such Lender or such Lender's or the Issuing Lender's holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Lender's capital or on the capital of such Lender's or the Issuing Lender's holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Loans held by, such Lender, or the Letters of Credit issued by the Issuing Lender, to a level below that which such Lender or the Issuing Lender or such Lender's or the Issuing Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Lender's policies and the policies of such Lender's or the Issuing Lender's holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender or the Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender or such Lender's or the Issuing Lender's holding company for any such reduction suffered.

5.8.3    Certificates for Reimbursement; Repayment of Outstanding Loans; Borrowing of New Loans. A certificate of a Lender or the Issuing Lender setting forth the amount or amounts necessary to compensate such Lender or the Issuing Lender or its holding company, as the case may be, as specified in Sections 5.8.1 [Increased Costs Generally] or 5.8.2 [Capital Requirements] and delivered to the Borrowers shall be conclusive absent manifest error. The Borrowers shall pay such Lender or the Issuing Lender, as the case may be, the amount shown as due on any such certificate within thirty (30) days after receipt thereof.

5.8.4    Delay in Requests. Failure or delay on the part of any Lender or the Issuing Lender to demand compensation pursuant to this Section 5.8 shall not constitute a waiver of such Lender's or the Issuing Lender's right to demand such compensation, provided, that the Borrowers shall not be required to compensate a Lender or the Issuing Lender pursuant to this Section 5.8 for any increased costs incurred or reductions suffered more than three (3) months after (i) the date that such Lender or the Issuing Lender, as the case may be, becomes aware of the Change in Law giving rise to such increased costs or reductions and (ii) the actual occurrence of such increased cost or reduction.

5.9    Taxes.

5.9.1    Issuing Lender. For purposes of this Section 5.9, the term "Lender" includes the Issuing Lender and the term “applicable Law” includes FATCA.

5.9.2    Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be without deduction or withholding for any Taxes, except as required by applicable Law. If any applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Official Body in accordance with applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 5.9) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

5.9.3    Payment of Other Taxes by the Loan Parties. The Loan Parties shall timely pay to the relevant Official Body in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

5.9.4    Indemnification by the Loan Parties. The Loan Parties shall jointly and severally indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 5.9) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Official Body. A certificate as to the amount of such payment or liability delivered to the Borrowers by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

5.9.5    Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of any of the Loan Parties to do so), (ii) any Taxes attributable to such Lender's failure to comply with the provisions of Section 11.8.4 [Participations] relating to the maintenance of a Participant Register, and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Official Body. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 5.9.5.

5.9.6    Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to an Official Body pursuant to this Section 5.9, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Official Body evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

5.9.7    Status of Lenders.

(i)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrowers and the Administrative Agent, at the time or times reasonably requested by the Borrowers or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrowers or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrowers or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrowers or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 5.9.7(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender's reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)    Without limiting the generality of the foregoing, in the event that any Borrower is a U.S. Borrower,

(A)     any Lender that is a U.S. Person shall deliver to such Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)     any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to such Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent), whichever of the following is applicable:

a.in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the "interest" article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the "business profits" or "other income" article of such tax treaty;
b.executed originals of IRS Form W-8ECI;
c.in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit 5.9.7(A) to the effect that such Foreign Lender is not (A) a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (B) a "10 percent shareholder" of such Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a "controlled foreign corporation" described in Section 881(c)(3)(C) of the Code (a "U.S. Tax Compliance Certificate") and (y) executed originals of IRS Form W-8BEN; or
d.to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit 5.9.7(B) or Exhibit 5.9.7(C), IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit 5.9.7(D) on behalf of each such direct and indirect partner;

(C)     any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to such Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit such Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)     if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to such Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by such Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by such Borrower or the Administrative Agent as may be necessary for such Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender's obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), "FATCA" shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall promptly update such form or certification or notify the Borrowers and the Administrative Agent in writing of its legal inability to do so.
5.9.8    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 5.9 [Taxes] (including by the payment of additional amounts pursuant to this Section 5.9 [Taxes]), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 5.9 [Taxes] with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Official Body with respect to such refund). Such indemnifying party, upon the request of such indemnified party incurred in connection with obtaining such refund, shall repay to such indemnified party the amount paid over pursuant to this Section 5.9.8 (plus any penalties, interest or other charges imposed by the relevant Official Body) in the event that such indemnified party is required to repay such refund to such Official Body. Notwithstanding anything to the contrary in this Section 5.9.8, in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 5.9.8 the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

5.9.9    Survival. Each party's obligations under this Section 5.9 shall survive the resignation of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all Obligations.

5.10    Indemnity. In addition to the compensation or payments required by Section 5.8 [Increased Costs] or Section 5.9 [Taxes], the Borrowers shall, jointly and severally, indemnify each Lender against all liabilities, losses or expenses (including loss of anticipated profits, any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan, from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract) which such Lender sustains or incurs as a consequence of any:

(i)    payment, prepayment, conversion or renewal of any Loan to which a LIBOR Rate Option applies on a day other than the last day of the corresponding Interest Period (whether or not such payment or prepayment is mandatory, voluntary or automatic and whether or not such payment or prepayment is then due), or

(ii)    attempt by the Borrowers to revoke (expressly, by later inconsistent notices or otherwise) in whole or part any Loan Requests under Section 2.5 [Revolving Credit Loan Requests; Swing Loan Requests] or Section 4.2 [Interest Periods] or notice relating to prepayments under Section 5.6 [Voluntary Prepayments].

If any Lender sustains or incurs any such loss or expense, it shall from time to time notify the Borrowers of the amount determined in good faith by such Lender (which determination may include such assumptions, allocations of costs and expenses and averaging or attribution methods as such Lender shall deem reasonable) to be necessary to indemnify such Lender for such loss or expense. Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable, jointly and severally, by the Borrowers to such Lender ten (10) Business Days after such notice is given.
5.11    Settlement Date Procedures. In order to minimize the transfer of funds between the Lenders and the Administrative Agent, the Borrowers may borrow, repay and reborrow Swing Loans and PNC may make Swing Loans as provided in Section 2.1.2 [Swing Loan Commitments] hereof during the period between Settlement Dates. The Administrative Agent shall notify each Lender of its Ratable Share of the total of the Revolving Credit Loans and the Swing Loans (each a "Required Share"). On such Settlement Date, each Lender shall pay to the Administrative Agent the amount equal to the difference between its Required Share and its Revolving Credit Loans, and the Administrative Agent shall pay to each Lender its Ratable Share of all payments made by the Borrowers to the Administrative Agent with respect to the Revolving Credit Loans. The Administrative Agent shall also effect settlement in accordance with the foregoing sentence on the proposed Borrowing Dates for Revolving Credit Loans and may at its option effect settlement on any other Business Day. These settlement procedures are established solely as a matter of administrative convenience, and nothing contained in this Section 5.11 shall relieve the Lenders of their obligations to fund Revolving Credit Loans on dates other than a Settlement Date pursuant to Section 2.1.2 [Swing Loan Commitment]. The Administrative Agent may at any time at its option for any reason whatsoever require each Lender to pay immediately to the Administrative Agent such Lender's Ratable Share of the outstanding Revolving Credit Loans and each Lender may at any time require the Administrative Agent to pay immediately to such Lender its Ratable Share of all payments made by the Borrowers to the Administrative Agent with respect to the Revolving Credit Loans.

6.    REPRESENTATIONS AND WARRANTIES

6.1    Representations and Warranties. The Loan Parties, jointly and severally, represent and warrant to the Administrative Agent and each of the Lenders as follows:

6.1.1    Organization and Qualification; Power and Authority; Compliance With Laws; Title to Properties; Event of Default. Each Loan Party and each Subsidiary of each Loan Party (i) is a corporation, partnership or limited liability company duly organized and validly existing under the laws of its jurisdiction of organization, (ii) has the lawful power to own or lease its properties and to engage in the business it presently conducts or proposes to conduct, (iii) is duly licensed or qualified and is validly existing or in good standing (as applicable) in each jurisdiction listed on Schedule 6.1.1 and in all other jurisdictions where the property owned or leased by it or the nature of the business transacted by it or both makes such licensing or qualification necessary, except where the failure to do so would not constitute a Material Adverse Change, (iv) has full power to enter into, execute, deliver and carry out this Agreement and the other Loan Documents to which it is a party, to incur the Indebtedness contemplated by the Loan Documents and to perform its Obligations under the Loan Documents to which it is a party, and all such actions have been duly authorized by all necessary proceedings on its part, (v) is in compliance in all material respects with all applicable Laws (other than Environmental Laws which are specifically addressed in Section 6.1.14 [Environmental Matters]) in all jurisdictions in which any Loan Party or Subsidiary of any Loan Party is presently or will be doing business except where the failure to do so would not constitute a Material Adverse Change, and (vi) has good and marketable title to or valid leasehold interest in all properties, assets and other rights which it purports to own or lease or which are reflected as owned or leased on its books and records, free and clear of all Liens and encumbrances except Permitted Liens. No Event of Default or Potential Default exists or is continuing.

6.1.2    Subsidiaries and Owners; Investment Companies. Schedule 6.1.2 states (i) the name of each of the Borrowers' Subsidiaries, its jurisdiction of organization and the amount, percentage and type of equity interests in such Subsidiary (the "Subsidiary Equity Interests"), (ii)  the name of each holder of an equity interest in the Borrowers (except for Parent), and the amount, percentage and type of such equity interest, and (iii) any options, warrants or other rights outstanding to purchase any such equity interests referred to in clause (i) or (ii). The Borrowers and each Subsidiary of the Borrowers have good and marketable title to all of the Subsidiary Equity Interests it purports to own, free and clear in each case of any Lien and all such Subsidiary Equity Interests have been validly issued, fully paid and nonassessable. None of the Loan Parties or Subsidiaries of any Loan Party is an "investment company" registered or required to be registered under the Investment Company Act of 1940 or under the "control" of an "investment company" as such terms are defined in the Investment Company Act of 1940 and shall not become such an "investment company" or under such "control."

6.1.3    Validity and Binding Effect. This Agreement and each of the other Loan Documents (i) has been duly and validly executed and delivered by each Loan Party, and (ii) constitutes, or will constitute, legal, valid and binding obligations of each Loan Party which is or will be a party thereto, enforceable against such Loan Party in accordance with its terms.

6.1.4    No Conflict; Material Agreements; Consents.
Neither the execution and delivery of this Agreement or the other Loan Documents by any Loan Party nor the consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof or thereof by any of them will conflict with, constitute a default under or result in any breach of (i) the terms and conditions of the certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents of any Loan Party or (ii) any material Law, agreement, instrument, order, writ, judgment, injunction or decree to which any Loan Party or any of its Subsidiaries (other than Excluded Subsidiaries) is a party or by which it or any of its Subsidiaries is bound or to which it is subject, or result in the creation or enforcement of any Lien, charge or encumbrance whatsoever upon any property (now or hereafter acquired) of any Loan Party or any of its Subsidiaries (other than Liens granted under the Loan Documents and Liens on the assets of Excluded Subsidiaries). To the best knowledge of each Loan Party, there is no default under such material agreement (referred to above) and none of the Loan Parties or their Subsidiaries (other than Excluded Subsidiaries) is bound by any contractual obligation, or subject to any restriction in any organization document, or any requirement of Law which could result in a Material Adverse Change. No material consent, approval, exemption, order or authorization of, or a registration or filing (other than any SEC filing which will be filed on or after the Closing Date) with, any Official Body or any other Person is required by any Law or any agreement in connection with the execution, delivery and carrying out of this Agreement and the other Loan Documents which have not been obtained on or before the Closing Date.
6.1.5    Litigation. There are no actions, suits, proceedings or investigations pending or, to the knowledge of any Loan Party, threatened against such Loan Party or any Subsidiary of such Loan Party at law or in equity before any Official Body which individually or in the aggregate may reasonably be expected to result in any Material Adverse Change. None of the Loan Parties or any Subsidiaries of any Loan Party is in violation of any order, writ, injunction or any decree of any Official Body which may reasonably be expected to result in any Material Adverse Change.

6.1.6    Financial Statements.

(i)    Historical Statements. The Borrowers have delivered to the Administrative Agent copies of its audited consolidated year-end financial statements for and as of the end of the three (3) fiscal years ended February 27, 2016. In addition, the Borrowers have delivered to the Administrative Agent copies of its unaudited consolidated interim financial statements for the fiscal year to date and as of the end of the fiscal quarter ended August 27, 2016 (all such annual and interim statements being collectively referred to as the "Statements"). The Statements were compiled from the books and records maintained by the Borrowers' management, are correct and complete and fairly represent in all material respects the consolidated financial condition of the Borrowers and their Subsidiaries as of the respective dates thereof and the results of operations for the fiscal periods then ended and have been prepared in accordance with GAAP consistently applied, subject (in the case of the interim statements) to normal year-end audit adjustments and lack of footnotes.

(ii)    Accuracy of Financial Statements. Neither the Borrowers nor any Subsidiary of the Borrowers have any liabilities, contingent or otherwise, or forward or long-term commitments that are not disclosed in the Statements that are required by GAAP to be disclosed in such Statements and are not so disclosed, or in the notes thereto, and except as disclosed therein there are no unrealized or anticipated losses from any commitments of the Borrowers or any Subsidiary of any Borrower which may reasonably be expected to cause a Material Adverse Change. Since February 27, 2016, no Material Adverse Change has occurred.

6.1.7    Margin Stock. None of the Loan Parties or any Subsidiaries of any Loan Party engages or intends to engage principally, or as one of its important activities, in the business of extending credit for the purpose, immediately, incidentally or ultimately, of purchasing or carrying margin stock (within the meaning of Regulation U, T or X as promulgated by the Board of Governors of the Federal Reserve System). No part of the proceeds of any Loan has been or will be used, immediately, incidentally or ultimately, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or which is inconsistent with the provisions of the regulations of the Board of Governors of the Federal Reserve System. None of the Loan Parties or any Subsidiary of any Loan Party holds or intends to hold margin stock in such amounts that more than 25% of the reasonable value of the assets of any Loan Party or Subsidiary of any Loan Party are or will be represented by margin stock.

6.1.8    Full Disclosure. To the best knowledge of each Loan Party, neither this Agreement nor any other Loan Document, nor any certificate, statement, agreement or other documents furnished to the Administrative Agent or any Lender in connection herewith or therewith, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading. There is no fact known to any Loan Party which materially and adversely affects the business, property, assets, financial condition, results of operations or prospects of any Loan Party or Subsidiary of any Loan Party which has not been set forth in this Agreement or in the certificates, statements, agreements or other documents furnished in writing to the Administrative Agent and the Lenders prior to or at the date hereof in connection with the transactions contemplated hereby.

6.1.9    Taxes. All federal, state, local and other tax returns required to have been filed with respect to each Loan Party and each Subsidiary of each Loan Party have been filed, and payment or adequate provision has been made for the payment of all taxes, fees, assessments and other governmental charges which have or may become due pursuant to said returns or to assessments received, except to the extent that such taxes, fees, assessments and other charges are being contested in good faith by appropriate proceedings diligently conducted and for which such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made.

6.1.10    Patents, Trademarks, Copyrights, Licenses, Etc. Each Loan Party and each Subsidiary of each Loan Party owns or possesses all the material patents, trademarks, service marks, trade names, copyrights, licenses, registrations, franchises, permits and rights necessary to own and operate its properties and to carry on its business as presently conducted and planned to be conducted by such Loan Party or Subsidiary, without known possible, alleged or actual conflict with the rights of others.

6.1.11    [Intentionally Omitted].

6.1.12    Insurance. The properties of each Loan Party and each of its Subsidiaries (other than Excluded Subsidiaries) are insured pursuant to policies and other bonds which are valid and in full force and effect and which provide adequate coverage from reputable and financially sound insurers in amounts sufficient to insure the assets and risks of each such Loan Party and Subsidiary (other than Excluded Subsidiaries) in accordance with prudent business practice in the industry of such Loan Parties and Subsidiaries (other than Excluded Subsidiaries).

6.1.13    ERISA Compliance. (i) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of Borrowers, nothing has occurred which would prevent, or cause the loss of, such qualification. Each Borrower and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

(ii)    No ERISA Event has occurred or is reasonably expected to occur; (a) no Pension Plan has any unfunded pension liability (i.e., excess of benefit liabilities over the current value of that Pension Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan for the applicable plan year); (b) neither Borrowers nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (c) neither Borrowers nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (d) neither Borrowers nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

6.1.14    Environmental Matters. Each Loan Party is, and to the knowledge of each respective Loan Party and each of its Subsidiaries (other than Excluded Subsidiaries) is and has been, in compliance in all material respects with applicable Environmental Laws except as disclosed on Schedule 6.1.14; provided that such matters so disclosed could not in the aggregate result in a Material Adverse Change.

6.1.15    Employment Matters. Each of the Loan Parties is in compliance with all employment agreements, employment contracts, collective bargaining agreements and other agreements among any Loan Party and its employees (collectively, "Labor Contracts") and all applicable federal, state and local labor and employment Laws including those related to equal employment opportunity and affirmative action, labor relations, minimum wage, overtime, child labor, medical insurance continuation, worker adjustment and retraining notices, immigration controls and worker and unemployment compensation, where the failure to comply would constitute a Material Adverse Change. There are no outstanding grievances, arbitration awards or appeals therefrom arising out of the Labor Contracts or current or threatened strikes, picketing, handbilling or other work stoppages or slowdowns at facilities of any of the Loan Parties which in any case would constitute a Material Adverse Change.

6.1.16    Use of Proceeds. The proceeds of all Loans will be utilized in accordance with Section 2.8 [Use of Proceeds] of this Agreement.

6.1.17    Material Adverse Change. At no time during the period from February 27, 2016, through the date of this Agreement has there been a change in the financial or other condition, business or affairs of the Loan Parties taken as a whole, or their properties and assets considered as an entirety, except for changes none of which, individually or in the aggregate, has had or could reasonably be expected to constitute a Material Adverse Change.

6.1.18    Senior Debt Status. The Obligations shall at all times be pari passu to all Indebtedness, other than Indebtedness secured by Permitted Liens.

6.1.19    Solvency. Each Borrower is Solvent. After giving effect to the transactions contemplated by the Loan Documents, including all Indebtedness incurred thereby and the payment of all fees related thereto, each Borrower will be Solvent, determined as of the Closing Date.

6.1.20    Anti-Terrorism Laws. (i) No Covered Entity is a Sanctioned Person, and (ii) no Covered Entity, either in its own right of through any third party (a) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (b) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism law; or (c) engages in any dealings or transactions prohibited by any Anti-Terrorism Laws.

6.1.21    EEA Financial Institution. Neither the Borrower nor any other Loan Party is an EEA Financial Institution.

6.2    Updates to Schedules. Should any of the information or disclosures provided on any of the Schedules attached hereto become outdated or incorrect in any material respect, the Borrowers shall promptly provide the Administrative Agent in writing with such revisions or updates to such Schedule as may be necessary or appropriate to update or correct same; provided, however, that no Schedule shall be deemed to have been amended, modified or superseded by any such correction or update, nor shall any breach of warranty or representation resulting from the inaccuracy or incompleteness of any such Schedule be deemed to have been cured thereby, unless and until the Required Lenders, in their reasonable discretion, shall have accepted in writing such revisions or updates to such Schedule (other than changes to Schedules 6.1.1 or 6.1.2 which result solely from actions of the Loan Parties permitted hereunder, which revised schedules shall be deemed to be accepted by all Lenders).

7.    CONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF CREDIT

The obligation of each Lender to make Loans and of the Issuing Lender to issue Letters of Credit hereunder is subject to the performance by each of the Loan Parties of its Obligations to be performed hereunder at or prior to the making of any such Loans or issuance of such Letters of Credit and to the satisfaction of the following further conditions:

7.1    First Loans and Letters of Credit.

7.1.1    Deliveries. On the Closing Date, the Administrative Agent shall have received each of the following in form and substance satisfactory to the Administrative Agent:

(i)A certificate of each of the Loan Parties signed by an Authorized Officer, dated the Closing Date stating that the Loan Parties are in compliance with each of their representations, warranties, covenants and conditions hereunder, the absence of any material litigation, and no Event of Default or, to the best of its knowledge, Potential Default exists and no Material Adverse Change has occurred since the date of the last audited financial statements of the Borrowers delivered to the Administrative Agent;

(ii)A certificate dated the Closing Date and signed by the Secretary or an Assistant Secretary of each of the Loan Parties, certifying as appropriate as to: (a) all action taken by each Loan Party in connection with this Agreement and the other Loan Documents; (b) the names of the Authorized Officers authorized to sign the Loan Documents and their true signatures; and (c) copies of its organizational documents as in effect on the Closing Date certified by the appropriate state official where such documents are filed in a state office together with certificates from the appropriate state officials as to the continued existence of each Loan Party in each state where organized;

(iii)This Agreement and each of the other Loan Documents signed by an Authorized Officer;

(iv)A written opinion of counsel for the Loan Parties, dated the Closing Date and as to the matters set forth in Schedule 7.1.1;

(v)Evidence that adequate insurance required to be maintained under this Agreement is in full force and effect, with additional insured special endorsements attached thereto in form and substance reasonably satisfactory to the Administrative Agent and its counsel naming the Administrative Agent as additional insured;

(vi)A duly completed closing date compliance certificate, in form and substance reasonably satisfactory to the Administrative Agent, dated as of the last day of the fiscal quarter of Borrowers most recently ended prior to the Closing Date, signed by an Authorized Officer of Borrowers;

(vii)All material consents required to effectuate the transactions contemplated hereby;

(viii)Evidence that the Existing Credit Agreement has been terminated or will be terminated concurrently with the execution of this Agreement, and all outstanding obligations and commitments thereunder have been paid;

(ix)A Lien search in acceptable scope and with acceptable results; and

(x)Such other documents in connection with such transactions as the Administrative Agent or said counsel may reasonably request.

7.1.2    Payment of Fees. The Borrowers shall have paid all fees payable on or before the Closing Date.

7.2    Each Loan or Letter of Credit. At the time of making any Loans or issuing, extending or increasing any Letters of Credit and after giving effect to the proposed extensions of credit: the representations, warranties and covenants of the Loan Parties shall then be true and no Event of Default or Potential Default shall have occurred and be continuing; the making of the Loans or issuance, extension or increase of such Letter of Credit shall not contravene any Law applicable to any Loan Party or Subsidiary of any Loan Party or any of the Lenders; and the Borrowers shall have delivered to the Administrative Agent a duly executed and completed Loan Request or to the Issuing Lender an application for a Letter of Credit, as the case may be.

8.    COVENANTS

The Loan Parties, jointly and severally, covenant and agree that until Payment In Full, the Loan Parties shall comply at all times with the following covenants:

8.1    Affirmative Covenants.

8.1.1    Preservation of Existence, Etc. Each Loan Party shall, and shall cause each of its Subsidiaries (other than Excluded Subsidiaries) to, maintain its legal existence as a corporation, limited partnership or limited liability company and its license or qualification and valid existence in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary, except as otherwise expressly permitted in Section 8.2.6 [Liquidations, Mergers, Consolidations, Acquisitions].

8.1.2    Payment of Liabilities, Including Taxes, Etc. Each Loan Party shall, and shall cause each of its Subsidiaries (other than Excluded Subsidiaries) to, duly pay and discharge all material liabilities to which it is subject or which are asserted against it, promptly as and when the same shall become due and payable, including all taxes, assessments and governmental charges upon it or any of its properties, assets, income or profits, prior to the date on which penalties attach thereto, except to the extent that such liabilities, including taxes, assessments or charges, are being contested in good faith and by appropriate and lawful proceedings diligently conducted and for which such reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made.

8.1.3    Maintenance of Insurance. Each Loan Party shall, and shall cause each of its Subsidiaries (other than Excluded Subsidiaries) to, insure its properties and assets against loss or damage by fire and such other insurable hazards as such assets are commonly insured (including fire, extended coverage, property damage, workers' compensation, public liability and business interruption insurance) and against other risks (including errors and omissions) in such amounts as similar properties and assets are insured by prudent companies in similar circumstances carrying on similar businesses, and with reputable and financially sound insurers, including self-insurance to the extent customary, all as reasonably determined by the Administrative Agent. The Loan Parties shall comply with the covenants and provide the endorsement set forth on Schedule 8.1.3 relating to property and related insurance policies.

8.1.4    Maintenance of Properties and Leases. Each Loan Party shall, and shall cause each of its Subsidiaries (other than Excluded Subsidiaries) to, maintain in good repair, working order and condition (ordinary wear and tear excepted) in accordance with the general practice of other businesses of similar character and size, all of those properties useful or necessary to its business, and from time to time, such Loan Party will make or cause to be made all appropriate repairs, renewals or replacements thereof; provided, however, that nothing in this Section 8.1.4 shall prevent a Loan Party from discontinuing the operation or maintenance of any of such property if such discontinuance is, in the judgment of such Loan Party, desirable in the conduct of its business or the business of any Subsidiary.

8.1.5    Visitation Rights. Each Loan Party shall, and shall cause each of its Subsidiaries to, permit any of the officers or authorized employees or representatives of each Lender to visit and inspect any of its properties and to examine and make excerpts from its books and records and discuss its business affairs, finances and accounts with its officers, all in such detail and at such times and as often as the Lenders may reasonably request, provided that each Lender shall provide the Borrowers with reasonable notice prior to any visit or inspection; and provided further, that each Lender shall be limited to two inspections in any twelve (12) month period prior to the occurrence of an Event of Default.

8.1.6    Keeping of Records and Books of Account. The Borrowers shall, and shall cause each Subsidiary of the Borrowers (other than Excluded Subsidiaries) to, maintain and keep proper books of record and account which enable the Borrowers and their Subsidiaries to issue financial statements in accordance with GAAP and as otherwise required by applicable Laws of any Official Body having jurisdiction over any Borrower or any Subsidiary of any Borrower, and in which full, true and correct entries shall be made in all material respects of all its dealings and business and financial affairs.

8.1.7    Compliance with Laws; Use of Proceeds. Each Loan Party shall, and shall cause each of its Subsidiaries (other than Excluded Subsidiaries) to, comply with all applicable Laws, including all Environmental Laws, in all respects; provided that it shall not be deemed to be a violation of this Section 8.1.7 if any failure to comply with any Law would not result in fines, penalties, remediation costs, other similar liabilities or injunctive relief which in the aggregate would constitute a Material Adverse Change. The Loan Parties will use the Letters of Credit and the proceeds of the Loans only in accordance with Section 2.8 [Use of Proceeds] and as permitted by applicable Law.

8.1.8    Maintenance of Contracts; Licenses and Permits. Each Loan Party and each of its Subsidiaries (other than Excluded Subsidiaries) shall maintain (i) in full force and effect all licenses, franchises, permits and other authorizations necessary for the ownership and operation of its properties and business if the failure so to maintain the same would reasonably be expected to constitute a Material Adverse Change and (ii) all permits in full force and effect in accordance with their terms except where the failure to do so would not reasonably be expected to result in a Material Adverse Change.

8.1.9    Anti-Terrorism Laws. (a) No Covered Entity will become a Sanctioned Person, (b) no Covered Entity, either in its own right or through any third party, will (A) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (B) do business in or with, or derive any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; (C) engage in any dealings or transactions prohibited by any Anti-Terrorism Law or (D) use the Loans to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law, (c) the funds used to repay the Obligations will not be derived from any unlawful activity, (d) each Covered Entity shall comply with all

Anti-Terrorism Laws, and (e) the Borrower shall promptly notify the Agent in writing upon the occurrence of a Reportable Compliance Event.

8.1.10    ERISA Compliance. Each Loan Party shall, and shall cause each of its Subsidiaries to, establish, maintain and operate all Plans to comply in all material respects with the provisions of ERISA, and the governing documents for the respective Plans, except where such failure to establish, maintain or operate such Plans could not reasonably be expected to result in a Material Adverse Change.

8.1.11    Keepwell. Each Qualified ECP Loan Party jointly and severally (together with each other Qualified ECP Loan Party) hereby absolutely unconditionally and irrevocably (a) guarantees the prompt payment and performance of all Swap Obligations owing by each Non-Qualifying Party (it being understood and agreed that this guarantee is a guaranty of payment and not of collection), and (b) undertakes to provide such funds or other support as may be needed from time to time by any Non-Qualifying Party to honor all of such Non Qualifying Party’s obligations under this Agreement or any other Loan Document in respect of Swap Obligations (provided, however, that each Qualified ECP Loan Party shall only be liable under this Section 8.1.11 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 8.1.11, or otherwise under this Agreement or any other Loan Document, voidable under applicable law, including applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Loan Party under this Section 8.1.11 shall remain in full force and effect until payment in full of the Obligations and termination of this Agreement and the other Loan Documents. Each Qualified ECP Loan Party intends that this Section 8.1.11 constitute, and this Section 8.1.11 shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18(A)(v)(II) of the CEA.

8.2    Negative Covenants.

8.2.1    Indebtedness. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries (other than Excluded Subsidiaries) to, at any time create, incur, assume or suffer to exist any Indebtedness, except:

(i)Indebtedness under the Loan Documents;

(ii)Existing Indebtedness as set forth on Schedule 8.2.1 (including any extensions or renewals thereof); provided there is no increase in the amount thereof or other significant change in the terms thereof unless otherwise specified on Schedule 8.2.1;

(iii)Capitalized and operating leases;

(iv)Indebtedness secured by a Lien permitted under Section 8.2.2 [Liens];

(v)Indebtedness to the extent permitted by Section 8.2.4 [Loans and Investments];

(vi)Indebtedness of any Subsidiary of a Loan Party that is not a Loan Party to any other Subsidiary of a Loan Party that is not a Loan Party;

(vii)Any Permitted Refinancing Indebtedness;

(viii)Indebtedness of a Loan Party to another Loan Party which is subordinated under this Agreement;
(ix)Indebtedness in respect of Hedging Obligations permitted under Section 8.2.14 [Hedging Obligations];
(x)Indebtedness of Parent and its Subsidiaries (other than Excluded Subsidiaries) not exceeding in the aggregate ten percent (10%) of the Parent's Consolidated Total Assets (other than Excluded Subsidiaries) outstanding at any time; and
(xi)Any (i) Lender Provided Interest Rate Hedge, (ii) other Interest Rate Hedge approved by the Administrative Agent or (iii) Indebtedness under any Other Lender Provided Financial Services Product.

8.2.2    Liens. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries (other than Excluded Subsidiaries) to, at any time create, incur, assume or suffer to exist any Lien on any of its property or assets, tangible or intangible, now owned or hereafter acquired, or agree or become liable to do so, except Permitted Liens.

8.2.3    Guaranties. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries (other than Excluded Subsidiaries) to, at any time, directly or indirectly, become or be liable in respect of any Guaranty, or assume, guarantee, become surety for, endorse or otherwise agree, become or remain directly or contingently liable upon or with respect to any obligation or liability of any other Person, except for Guaranties of Indebtedness of the Loan Parties permitted hereunder.

8.2.4    Loans and Investments. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries (other than Excluded Subsidiaries) to, at any time make or suffer to remain outstanding any loan or advance to, or purchase, acquire or own any stock, bonds, notes or securities of, or any partnership interest (whether general or limited) or limited liability company interest in, or any other investment or interest in, or make any capital contribution to, any other Person, or agree, become or remain liable to do any of the foregoing, except:

(i)trade credit extended on usual and customary terms in the ordinary course of business;

(ii)advances to employees to meet expenses incurred by such employees in the ordinary course of business;

(iii)Permitted Investments;

(iv)Restricted Investments in Excluded Subsidiaries (other than Permitted Joint Ventures); provided that the Restricted Investments shall not at any time (a) exceed, in the aggregate, ten percent (10%) of the Parent's Consolidated Total Assets, (b) be made unless, immediately after such Restricted Investment is made, the Loan Parties are in pro-forma compliance with the financial covenants in Sections 8.2.18 [Maximum Leverage Ratio] and 8.2.19 [Minimum Consolidated Tangible Net Worth]; (c) be made when a Potential Default or Event of Default is then in existence and (d) be made in amount involving more than $50,000,000 unless a certificate from one of the Authorized Officers of Parent has been provided to the Administrative Agent, demonstrating to the satisfaction of the Administrative Agent compliance with the requirements of this subparagraph;

(v)payment of deferred purchase price for Runco membership units in an aggregate amount not to exceed $1,500,000;

(vi)from the Closing Date until the JackRabbit Disposition Date, Investments made by Parent in Runco in an aggregate amount not to exceed $5,000,000;

(vii)Investments made in Permitted Joint Ventures in an aggregate amount not to exceed twenty percent (20%) of the Parent's Consolidated Total Assets (other than those assets attributable to any Excluded Subsidiaries); and

(viii)loans, advances and investments in other Loan Parties.

8.2.5    Dividends and Related Distributions. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries (other than Excluded Subsidiaries) to, make or pay, or agree to become or remain liable to make or pay, any dividend or other distribution of any nature (whether in cash, property, securities or otherwise) on account of or in respect of its shares of capital stock, partnership interests or limited liability company interests on account of the purchase, redemption, retirement or acquisition of its shares of capital stock (or warrants, options or rights therefor), partnership interests or limited liability company interests, except (i) dividends or other distributions payable to another Loan Party, (ii) dividends payable solely in such Borrower's Capital Stock (other than disqualified stock) or in options, warrants or other rights to purchase such Capital Stock, and (iii) dividends or other distributions payable to shareholders of the Parent so long as the Loan Parties are, prior to and after giving effect to any such proposed dividend or distribution, (a) in pro-forma compliance with the financial covenants in Sections 8.2.18 [Maximum Leverage Ratio] and 8.2.19 [Minimum Consolidated Tangible Net Worth], and (b) at the time of any such dividend or distribution, no Event of Default shall exist or shall result after giving effect thereto.

8.2.6    Liquidations, Mergers, Consolidations, Acquisitions. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries (other than Excluded Subsidiaries) to, dissolve, liquidate or wind-up its affairs, or become a party to any merger or consolidation, or acquire by purchase, lease or otherwise all or substantially all of the assets or capital stock of any other Person; except

(i)transactions permitted under Section 8.2.7 [Disposition of Assets or Subsidiaries];

(ii)that a Borrower may merge or consolidate with or into another Borrower or another Loan Party may merge or consolidate with or into another Loan Party;

(iii)any Subsidiary of a Loan Party may merge with and into a Borrower and any Subsidiary of a Loan Party that is not a Borrower may merge with and into a Loan Party;

(iv)any Subsidiary of a Borrower that is not a Loan Party may be liquidated, wound-up or dissolved; provided that The Finish Line MA, Inc. and Spike's Holding, LLC may be liquidated, wound-up or dissolved at any time so long as any and all assets of such entities are transferred to another Loan Party prior to, or as a result of, the dissolution;

(v)that any merger or consolidation effected to cause the reincorporation of a Subsidiary of a Loan Party in the State of Indiana shall be permitted; and

(vi)any Loan Party may acquire, whether by purchase or by merger, (A) all of the ownership interests of another Person or (B) substantially all of the assets of another Person or of a business or division of another Person (each an "Permitted Acquisition"), provided that each of the following requirements is met:

(A)no Event of Default or Potential Default shall have occurred and be continuing and no Event of Default would result from such Permitted Acquisition or the incurrence of any Indebtedness in connection therewith;

(B)the businesses being acquired shall be substantially similar to the businesses or activities engaged in by the Borrowers on the Closing Date or any businesses or activities which are substantially similar, related or incidental thereto;

(C)the Board of Directors or other equivalent governing body of the businesses being acquired shall have approved such acquisition, or to the extent that they are not required to approve such acquisition, they have not opposed such acquisition;

(D)prior to and after giving effect to such Permitted Acquisition and the incurrence or assumption of any Indebtedness permitted by Section 8.2.1 [Indebtedness] in connection therewith, on a pro forma basis using historical financial statements obtained from the seller (with EBITDAR adjusted solely to reflect transaction expenses arising from or in connection with the applicable Permitted Acquisition), broken down by fiscal quarter in the Parent's reasonable judgment, as if the Permitted Acquisition and such incurrence or assumption of Indebtedness had occurred on the first day of the twelve‑month period ending on the last day of the Parent's most recently completed fiscal quarter, the Parent would have been in compliance with the financial covenants in Sections 8.2.18 [Maximum Leverage Ratio] and 8.2.19 [Minimum Consolidated Tangible Net Worth], and would not otherwise be in default hereof; and

(E)prior to each such Permitted Acquisition with a purchase price (excluding assumed liabilities but not indebtedness for borrowed money) in excess of $75,000,000, the Borrowers shall deliver to the Administrative Agent and the Lenders a certificate from one of the Authorized Officers of Parent, demonstrating to the reasonable satisfaction of the Administrative Agent compliance with the requirements of subparagraph (D) above.

8.2.7    Dispositions of Assets or Subsidiaries. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries (other than Excluded Subsidiaries) to, sell, convey, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily, any of its properties or assets, tangible or intangible (including sale, assignment, discount or other disposition of accounts, contract rights, chattel paper, equipment or general intangibles with or without recourse or of capital stock, shares of beneficial interest, partnership interests or limited liability company interests of a Subsidiary of such Loan Party), except:

(i)transactions involving the sale of inventory and discounts of accounts receivable in each case in the ordinary course of business;

(ii)any sale, transfer or lease of assets in the ordinary course of business which are no longer necessary or required in the conduct of such Loan Party's or such Subsidiary's business;

(iii)any sale, transfer or lease of assets by any wholly owned Subsidiary of such Loan Party to another Loan Party, or by any Loan Party to another Loan Party;

(iv)leases, sales or other dispositions of its property (exclusive of Sale and Leaseback Transactions) that, together with all other property of Parent and its Subsidiaries (other than Excluded Subsidiaries) previously leased, sold or disposed of (other than Inventory in the ordinary course of business) as permitted by this Section during the twelve-month period ending with the month in which any such lease, sale or other disposition occurs, do not constitute a Substantial Portion of the property of Parent and its Subsidiaries (other than Excluded Subsidiaries);

(v)leases, sales or other dispositions of its property (exclusive of Sale and Leaseback Transactions) that exceed the limitation set forth in subsection (iv) above; provided, that (i) there then exists no Event of Default or Potential Default and Parent provides the Administrative Agent a reasonably satisfactory pro forma Compliance Certificate showing compliance with all financial covenants, and (ii) the aggregate Revolving Credit Commitments are reduced by the excess of the Net Cash Proceeds received in connection with such disposition over the limitation in subsection (iv) above;

(vi)Sale and Leaseback Transactions as permitted by Section 8.2.15 [Sale and Leaseback Transactions];

(vii)the JackRabbit Disposition; or

(viii)any sale, transfer or lease of assets, other than those specifically excepted pursuant to clauses (i) through (vii) above, which is approved by the Required Lenders.

8.2.8    Affiliate Transactions. Neither the Loan Parties nor any of their Subsidiaries (other than Excluded Subsidiaries) shall directly or indirectly enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of any of the Loan Parties which is not the Parent or a Subsidiary of Parent, on terms that are less favorable to any Loan Party or any of its Subsidiaries (other than Excluded Subsidiaries), as applicable, than those that might reasonably be obtained in an arm's length transaction at the time from Persons who are not Affiliates, except (i) as otherwise permitted by this Agreement, including without limitation in Sections 8.2.1 [Indebtedness], 8.2.3 [Guaranties], 8.2.4 [Loans and Investments], 8.2.5 [Dividends and Related Distributions], 8.2.6 [Liquidations, Mergers, Consolidations, Acquisitions], 8.2.7 [Dispositions of Assets or Subsidiaries] and 8.2.15 [Sale and Leaseback Transaction]; (ii) for reasonable fees and compensation paid to (including issuances and grant of securities and stock options, employment agreements and stock option and ownership plans for the benefit of), and indemnity provided on behalf of, officers, directors, employees or consultants of Parent or any Subsidiary of Parent as determined in good faith by Parent's Board of Directors or senior management; (iii) for any agreement in effect as of the Closing Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto or any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Lenders, taken as a whole, as determined in good faith by Parent's Board of Directors or senior management, in any material respect than the original agreement as in effect on the Closing Date); (iv) for loans or advances to employees and officers of Parent and its Subsidiaries in the ordinary course of business; and (v) for any transaction between or among two or more Loan Parties.

8.2.9    Subsidiaries, Partnerships and Joint Ventures. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries (other than Excluded Subsidiaries) to own or create directly or indirectly any Subsidiaries other than (i) any Subsidiary which has joined this Agreement as a Borrower or a Guarantor on the Closing Date; (ii) any domestic Subsidiary formed after the Closing Date which joins this Agreement as a Guarantor by delivering to the Administrative Agent (A) a signed Guarantor Joinder; and (B) documents in the forms described in Section 7.1 [First Loans and Letters of Credit] modified as appropriate; and (iii) any Excluded Subsidiary. Each of the Loan Parties shall not become or agree to become a party to a Joint Venture other than any Permitted Joint Venture.

8.2.10    Continuation of or Change in Business. Neither the Loan Parties nor any of their Subsidiaries (other than Excluded Subsidiaries) shall engage in any business other than the businesses engaged in by the Loan Parties on the Closing Date and any business or activities which are substantially similar, related or incidental thereto.

8.2.11    Issuance of Stock. The Parent shall not permit any other Loan Party to issue any additional shares of such Loan Party's capital stock or any options, warrants or other rights in respect thereof to any Person other than to the Parent or to any other Loan Party.

8.2.12    Changes in Organizational Documents. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries (other than Excluded Subsidiaries) to, amend in any respect its certificate of incorporation (including any provisions or resolutions relating to capital stock), by-laws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents without providing at least ten (10) calendar days' prior written notice to the Administrative Agent and the Lenders and, in the event such change would be adverse to the Lenders as determined by the Administrative Agent in its reasonable discretion, obtaining the prior written consent of the Required Lenders.

8.2.13    Negative Pledges. Each of the Loan Parties covenants and agrees that it shall not, and shall not permit any of its Subsidiaries (other than Excluded Subsidiaries) to, enter into any contract, document or agreement with any Person which, in any manner, whether directly or contingently, prohibits, restricts or limits the right of any of the Loan Parties from granting any Liens in any property of any Loan Party to the Administrative Agent or the Lenders other than any restrictions or prohibitions on the granting of Liens on any other Permitted Joint Venture assets or equity interests that may be contained in such Permitted Joint Venture's organizational documents or financing documents.

8.2.14    Hedging Obligations. The Loan Parties shall not and shall not permit any of their Subsidiaries (other than Excluded Subsidiaries) to enter into any interest rate, commodity or foreign currency exchange, swap, collar, cap or similar agreements evidencing Hedging Obligations, other than interest rate, foreign currency or commodity exchange, swap, collar, cap or similar agreements entered into by a Borrower in the ordinary course of its business and not for speculative purposes (the documents and instruments governing such Hedging Obligations, the "Hedging Agreements").

8.2.15    Sale and Leaseback Transactions. Parent will not, nor will it permit any Subsidiary (other than Excluded Subsidiaries) to, enter into any Sale and Leaseback Transaction which, when combined with all other Sale and Leaseback Transactions entered into by Parent and its Subsidiaries (other than Excluded Subsidiaries) at any one time, would result in the aggregate sale proceeds to exceed a Substantial Portion.

8.2.16    Prepayment of Subordinated Debt. The Loan Parties will not, and shall not permit any of their Subsidiaries (other than Excluded Subsidiaries) to, voluntarily prepay any Indebtedness that is subordinated in right of payment to the Obligations except in accordance with the subordination provisions governing such Indebtedness or pursuant to any refinancing or replacement of such Indebtedness permitted hereby.

8.2.17    Subsidiary Covenants. The Loan Parties will not, and will not permit any of their Subsidiaries (other than Excluded Subsidiaries) to, create or otherwise cause to become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary (other than Excluded Subsidiaries) to pay dividends or make any other distribution on its stock, pay any Indebtedness or other Obligation owed to a Loan Party or any other Subsidiary or make loans or advances or other investments in any Loan Party or any other Subsidiary except for any encumbrances or restrictions existing under or by reason of: (1) applicable Law; (2) this Agreement or the other Loan Documents; (3) customary net worth provisions of any lease, license or other contract; (4) any agreement or other instrument of a Person acquired by Parent or a Subsidiary in a Permitted Acquisition and that was in existence at the time of such Permitted Acquisition, but not created in contemplation thereof, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the property or assets of the Person so acquired; (5) agreements existing on the Closing Date to the extent and in the manner such agreements are in effect on the Closing Date; (6) customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the assets or Capital Stock of such Subsidiary; (7) customary provisions in joint venture agreements and other similar agreements relating solely to the securities, assets and revenues of such joint venture or other business venture; or (8) an agreement governing Indebtedness incurred to refinance or replace the Indebtedness issued, assume or incurred pursuant to an agreement referred to in clause (2), (4) or (6) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such Indebtedness are not, in the aggregate, materially less favorable, taken as a whole, to Parent as determined by the Board of Directors or senior management of Parent in its reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (2), (4) or (6).

8.2.18    Maximum Leverage Ratio. The Loan Parties shall not, as of the end of each fiscal quarter after the Closing Date and as of the date of any Permitted Acquisition pursuant to Section 8.2.6 [Liquidations, Mergers, Consolidations, Acquisitions], and prior to Payment in Full, permit the Leverage Ratio to exceed 3.75 to 1.00.

8.2.19    Minimum Consolidated Tangible Net Worth. The Borrowers shall not at any time permit the Parent's Consolidated Tangible Net Worth at any time to be less than the sum of (a) 80% of Parent’s Consolidated Tangible Net Worth for the quarter ended November 26, 2016, plus (b) fifty percent (50%) of cumulative Net Income for each fiscal quarter ending on and after the Closing Date and prior to Payment in Full, with no deduction for losses, minus (c) an amount equal to up to $30,000,000 per fiscal year for repurchases of the Parent's Capital Stock; provided that any unused amount at the end of such fiscal year of such $30,000,000 limit may be carried forward and used in subsequent fiscal years, minus (d) up to $12,000,000 in actual cash costs associated with the JackRabbit Disposition, minus (e) up to $16,100,000 in actual non-cash charges associated with the JackRabbit Disposition.

8.3    Reporting Requirements. The Loan Parties will furnish or cause to be furnished to the Administrative Agent and each of the Lenders:

8.3.1    Quarterly Financial Statements. As soon as available and in any event within forty-five (45) calendar days after the end of each of the first three fiscal quarters in each fiscal year of Parent, a Form 10-Q filed by Parent with the SEC for such fiscal quarter and the financial statements of Parent and its Subsidiaries, consisting of a consolidated balance sheet as of the end of such fiscal quarter and related consolidated statements of income for the fiscal quarter then ended and the fiscal year through that date and cash flows for the fiscal year through that date, all in reasonable detail and certified (subject to normal year-end audit adjustments) by the Chief Executive Officer, President, Chief Accounting Officer, Chief Financial Officer or Deputy Chief Financial Officer of the Borrowers as having been prepared in accordance with GAAP, consistently applied, and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year except for the omission of full footnotes which may be required under GAAP, subject to normal year end adjustments.

8.3.2    Annual Financial Statements. As soon as available and in any event within ninety (90) days after the end of each fiscal year of the Borrowers, a Form 10-k filed by Parent with the SEC for such fiscal year and financial statements of the Borrowers consisting of a consolidated balance sheet as of the end of such fiscal year, and related consolidated statements of income, shareholders equity and cash flows for the fiscal year then ended, all in reasonable detail and setting forth in comparative form the financial statements as of the end of and for the preceding fiscal year, and certified by independent certified public accountants of nationally recognized standing reasonably satisfactory to the Administrative Agent. The certificate or report of accountants shall be free of qualifications (other than any consistency qualification that may result from a change in the method used to prepare the financial statements as to which such accountants concur) and shall not indicate the occurrence or existence of any event, condition or contingency which would reasonably be expected to materially impair the prospect of payment or performance of any covenant, agreement or duty of any Loan Party under any of the Loan Documents.

8.3.3    Certificate of the Borrowers. Concurrently with the financial statements of the Borrowers furnished to the Administrative Agent and to the Lenders pursuant to Sections 8.3.1 [Quarterly Financial Statements] and 8.3.2 [Annual Financial Statements], a certificate (each a "Compliance Certificate") of the Borrowers signed by the Chief Executive Officer, President, Chief Accounting Officer, Chief Financial Officer or Deputy Chief Financial Officer of the Borrowers, in the form of Exhibit 8.3.3.

8.3.4    [Intentionally Omitted].

8.3.5    Notices. Subject to applicable Law (including securities Laws preventing the disclosure of non-public information), the Loan Parties shall provide the following notices to Administrative Agent, for prompt distribution to the Lenders:

8.3.5.1    Default. Promptly after any officer of any Loan Party has learned of the occurrence of an Event of Default or Potential Default, a certificate signed by an Authorized Officer setting forth the details of such Event of Default or Potential Default and the action which such Loan Party proposes to take with respect thereto.

8.3.5.2    Litigation. Promptly after the commencement thereof, notice of all actions, suits, proceedings or investigations before or by any Official Body or any other Person against any Loan Party or Subsidiary of any Loan Party which involve a claim or series of claims which if adversely determined would constitute a Material Adverse Change.

8.3.5.3    Organizational Documents. In accordance with Section 8.2.12 [Changes in Organizational Documents], any amendment to the organizational documents of any Loan Party.

8.3.5.4    Other Indebtedness. A copy of any written notice of default or event of default received by any Borrower from the holders of funded Indebtedness in excess of $20,000,000 but not including intercompany Indebtedness.

8.3.5.5    Erroneous Financial Information. As soon as commercially reasonable in the event that the Borrowers or their accountants conclude or advise that any previously issued financial statement, audit report or interim review should no longer be relied upon or that disclosure should be made or action should be taken to prevent future reliance.

8.3.5.6    Environmental Notice. As soon as possible and in any event within ten (10) Business Days after receipt by any Borrower, a copy of (i) any notice or claim to the effect that the Borrowers or any of their Subsidiaries have violated any Environmental Laws, and (ii) any notice alleging any violation of any Environmental Laws by the Borrowers or any of their Subsidiaries if, in either case, such notice or claim could, singly or in the aggregate, reasonably be expect to have a Material Adverse Change.

8.3.5.7    ERISA Event. Immediately upon the occurrence of any ERISA Event.

8.3.5.8    Labor Matters. Promptly upon any Borrower's learning thereof, (i) any material labor dispute to which such Borrower or any of its Subsidiaries may become a party, including, without limitation, any strikes, lockouts or other disputes relating to such Persons' plants and other facilities and (ii) any material Worker Adjustment and Retraining Notification Act liability incurred with respect to the closing of any plant or other facility of any Borrower or any of its Subsidiaries, to the extent any of the foregoing could reasonably be expected to result in a Material Adverse Change.

8.3.5.9    Other Reports. Promptly upon their becoming available to any Borrower:

(i)Annual Budget. The annual budget and any forecasts or projections of the Borrowers, to be supplied not later than thirty (30) days after the commencement of the fiscal year to which any of the foregoing may be applicable,

(ii)Intentionally Omitted.

(iii)Reportable Compliance Event. The occurrence of a Reportable Compliance Event, and

(iv)Other Information. Such other relevant reports and information as any of the Lenders may from time to time reasonably request.

9.    DEFAULT

9.1    Events of Default. An Event of Default shall mean the occurrence or existence of any one or more of the following events or conditions (whatever the reason therefor and whether voluntary, involuntary or effected by operation of Law):

9.1.1    Payments Under Loan Documents. The Borrowers shall fail to pay any principal of any Loan (including scheduled installments, mandatory prepayments or the payment due at maturity), Reimbursement Obligation or Letter of Credit Obligation, or shall fail to pay any interest on any Loan, Reimbursement Obligation or Letter of Credit Obligation or any other amount owing hereunder or under the other Loan Documents within five (5) Business Days of the date on which such principal, interest or other amount becomes due in accordance with the terms hereof or thereof;

9.1.2    Breach of Warranty. Any representation or warranty made at any time by any of the Loan Parties herein or by any of the Loan Parties in any other Loan Document, or in any certificate, other instrument or statement furnished pursuant to the provisions hereof or thereof, shall prove to have been false or misleading in any material respect as of the time it was made or furnished;

9.1.3    Breach of Negative Covenants. Any of the Loan Parties shall default in the observance or performance of any covenant contained in Section 8.2 [Negative Covenants];

9.1.4    Breach of Other Covenants. Any of the Loan Parties shall default in the observance or performance of any other covenant, condition or provision hereof or of any other Loan Document and such default shall continue unremedied for a period of thirty (30) calendar days;

9.1.5    Defaults in Other Agreements or Indebtedness. A default or event of default shall occur at any time under the terms of any other agreement involving borrowed money or the extension of credit or any other Indebtedness under which any Loan Party or Subsidiary of any Loan Party may be obligated as a borrower or guarantor in excess of $15,000,000 in the aggregate;

9.1.6    Final Judgments or Orders. Any final judgments or orders for the payment of money in excess of $15,000,000 in the aggregate (other than a money judgment covered by insurance) shall be entered against any Loan Party by a court having jurisdiction in the premises, which judgment is not discharged, vacated, bonded or stayed pending appeal within a period of sixty (60) days from the date of entry;

9.1.7    Loan Document Unenforceable. Any of the Loan Documents shall cease to be legal, valid and binding agreements enforceable against the party executing the same or such party's successors and assigns (as permitted under the Loan Documents) in accordance with the respective terms thereof or shall in any way be terminated (except in accordance with its terms) or become or be declared ineffective or inoperative or shall in any way be challenged or contested or cease to give or provide the respective Liens, security interests, rights, titles, interests, remedies, powers or privileges intended to be created thereby;

9.1.8    Uninsured Losses; Proceedings Against Assets. There shall occur any material uninsured damage to or loss, theft or destruction of the assets of any Borrower in excess of $15,000,000 or any such property or any other of the Loan Parties' or any of their Subsidiaries' (other than Excluded Subsidiaries) assets are attached, seized, levied upon or subjected to a writ or distress warrant; or such come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and the same is not cured within forty-five (45) days thereafter;

9.1.9    Events Relating to Plans and Benefit Arrangements. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $15,000,000, or (ii) any Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $15,000,000;

9.1.10    Change of Control. A Change of Control shall occur;

9.1.11    Material Adverse Change. A Material Adverse Change shall occur; or

9.1.12    Relief Proceedings. (i) A Relief Proceeding shall have been instituted against any Loan Party or Subsidiary of a Loan Party (other than an Excluded Subsidiary) and such Relief Proceeding shall remain undismissed or unstayed and in effect for a period of sixty (60) consecutive days or such court shall enter a decree or order granting any of the relief sought in such Relief Proceeding, (ii) any Loan Party or Subsidiary of a Loan Party (other than an Excluded Subsidiary) institutes, or takes any action in furtherance of, a Relief Proceeding, or (iii) any Loan Party ceases to be solvent or admits in writing its inability to pay its debts as they mature.

9.1.13    Anti-Terrorism Laws. Any representation or warranty contained in Section 6.1.20 [Anti-Terrorism Laws] is or becomes false or misleading at any time;

9.2    Consequences of Event of Default.

9.2.1    Events of Default Other Than Bankruptcy, Insolvency or Reorganization Proceedings. If an Event of Default specified under Sections 9.1.1 through 9.1.11 shall occur and be continuing, the Lenders and the Administrative Agent shall be under no further obligation to make Loans and the Issuing Lender shall be under no obligation to issue Letters of Credit and the Administrative Agent may, and upon the request of the Required Lenders, shall (i) by written notice to the Borrowers, declare the unpaid principal amount of the Notes then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrowers to the Lenders hereunder and thereunder to be forthwith due and payable, and the same shall thereupon become and be immediately due and payable to the Administrative Agent for the benefit of each Lender without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, and (ii) require the Borrowers to, and the Borrowers shall thereupon, deposit in a non-interest-bearing account with the Administrative Agent, as cash collateral for its Obligations under the Loan Documents, an amount equal to the maximum amount currently or at any time thereafter available to be drawn on all outstanding Letters of Credit, and the Borrowers hereby pledge to the Administrative Agent and the Lenders, and grant to the Administrative Agent and the Lenders a security interest in, all such cash as security for such Obligations; and

9.2.2    Bankruptcy, Insolvency or Reorganization Proceedings. If an Event of Default specified under Section 9.1.12 [Relief Proceedings] shall occur, the Lenders shall be under no further obligations to make Loans hereunder and the Issuing Lender shall be under no obligation to issue Letters of Credit and the unpaid principal amount of the Loans then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrowers to the Lenders hereunder and thereunder shall be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived; and

9.2.3    Set-off. If an Event of Default shall have occurred and be continuing, each Lender, the Issuing Lender, and each of their respective Affiliates and any participant of such Lender or Affiliate which has agreed in writing to be bound by the provisions of Section 5.3 [Sharing of Payments by Lenders] is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the Issuing Lender or any such Affiliate or participant to or for the credit or the account of any Loan Party against any and all of the Obligations of such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender, the Issuing Lender, Affiliate or participant, irrespective of whether or not such Lender, Issuing Lender, Affiliate or participant shall have made any demand under this Agreement or any other Loan Document and although such Obligations of the Borrowers or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender or the Issuing Lender different from the branch or office holding such deposit or obligated on such Indebtedness. The rights of each Lender, the Issuing Lender and their respective Affiliates and participants under this Section 9.2.3 are in addition to other rights and remedies (including other rights of setoff) that such Lender, the Issuing Lender or their respective Affiliates and participants may have. Each Lender and the Issuing Lender agrees to notify the Borrowers and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application; and

9.2.4    Application of Proceeds. From and after the date on which the Administrative Agent has taken any action pursuant to this Section 9.2 and until Payment in Full, any and all proceeds received by the Administrative Agent from any sale or other disposition of any assets, or any part thereof, or the exercise of any other remedy by the Administrative Agent, shall be applied as follows:

(i)First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts, including reasonable attorney fees, payable to the Administrative Agent in its capacity as such, the Issuing Lender in its capacity as such and the Swing Loan Lender in its capacity as such, ratably among the Administrative Agent, the Issuing Lender and Swing Loan Lender in proportion to the respective amounts described in this clause First payable to them;

(ii)Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders under the Loan Documents, including reasonable attorney fees, ratably among the Lenders in proportion to the respective amounts described in this clause Second payable to them;

(iii)Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and Reimbursement Obligations, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

(iv)Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, Reimbursement Obligations and payment obligations then owing under Lender Provided Interest Rate Hedges and Other Lender Provided Financial Service Products, ratably among the Lenders, the Issuing Lender, and the Lenders or Affiliates of Lenders which provide Lender Provided Interest Rate Hedges and Other Lender Provided Financial Service Products, in proportion to the respective amounts described in this clause Fourth held by them;

(v) Fifth, to the Administrative Agent for the account of the Issuing Lender, to cash collateralize any undrawn amounts under outstanding Letters of Credit; and

(vi)Last, the balance, if any, to the Loan Parties or as required by Law.
Notwithstanding anything to the contrary in this Section 9.2.4, no Swap Obligations of any Non-Qualifying Party shall be paid with amounts received from such Non-Qualifying Party under its Guaranty Agreement (including sums received as a result of the exercise of remedies with respect to such Guaranty Agreement) if such Swap Obligations would constitute Excluded Hedge Liabilities; provided, however, that to the extent possible appropriate adjustments shall be made with respect to payments from other Loan Parties that are Eligible Contract Participants with respect to such Swap Obligations to preserve the allocation to Obligations otherwise set forth above in this Section 9.2.4.

10.    THE ADMINISTRATIVE AGENT

10.1    Appointment and Authority. Each of the Lenders and the Issuing Lender hereby irrevocably appoints PNC to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Section 10 are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Lender, and neither the Borrowers nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.

10.2    Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrowers or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

10.3    Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

(a)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Potential Default or Event of Default has occurred and is continuing;

(b)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law; and

(c)    shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the

Borrowers or any of their Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary), or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.1 [Modifications, Amendments or Waivers] and 9.2 [Consequences of Event of Default] or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Potential Default or Event of Default unless and until notice describing such Potential Default or Event of Default is given to the Administrative Agent by the Borrowers, a Lender or the Issuing Lender.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Potential Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Section 7 [Conditions of Lending and Issuance of Letters of Credit] or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

10.4    Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender or the Issuing Lender unless the Administrative Agent shall have received notice to the contrary from such Lender or the Issuing Lender prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (including counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

10.5    Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub‑agents appointed by the Administrative Agent. The Administrative Agent and any such sub‑agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Section 10.5 shall apply to any such sub‑agent and to the Related Parties of the Administrative Agent and any such sub‑agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

10.6    Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Lender and the Borrowers. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with approval from the Borrowers (so long as no Event of Default has occurred and is continuing), such approval not to be unreasonably withheld or delayed, to appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have been accepted within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the Issuing Lender, appoint a successor Administrative Agent; provided that if the Administrative Agent shall notify the Borrowers and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Issuing Lender under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the Issuing Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section 10.6. Upon the acceptance of a successor's appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 10.6). The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed in writing between the Borrowers and such successor. After the retiring Administrative Agent's resignation hereunder and under the other Loan Documents, the provisions of this Section 10.6 and Section 11.3 [Expenses; Indemnity; Damage Waiver] shall continue in effect for the benefit of such retiring Administrative Agent, its sub‑agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

If PNC resigns as Administrative Agent under this Section 10.6, PNC shall also resign as an Issuing Lender. Upon the appointment of a successor Administrative Agent hereunder, such successor shall (i) succeed to all of the rights, powers, privileges and duties of PNC as the retiring Issuing Lender and Administrative Agent and PNC shall be discharged from all of its respective duties and obligations as Issuing Lender and Administrative Agent under the Loan Documents, and (ii) issue letters of credit in substitution for the Letters of Credit issued by PNC, if any, outstanding at the time of such succession or make other arrangement satisfactory to PNC to effectively assume the obligations of PNC with respect to such Letters of Credit.

10.7    Non-Reliance on Administrative Agent and Other Lenders. Each Lender and the Issuing Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the Issuing Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or other document furnished hereunder or thereunder.

10.8    No Other Duties, etc. Anything herein to the contrary notwithstanding, none of the other Lenders shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the Issuing Lender hereunder.

10.9    Administrative Agent's Fee. The Borrowers shall pay to the Administrative Agent a nonrefundable fee (the "Administrative Agent's Fee") under the terms of a separate letter (the "Administrative Agent's Letter") between the Borrowers and Administrative Agent, as amended from time to time.

10.10    Authorization to Release Guarantors. The Lenders and Issuing Lenders authorize the Administrative Agent to release any Guarantor from its obligations under the Guaranty Agreement if the ownership interests in such Guarantor are sold or otherwise disposed of or transferred to persons other than Loan Parties or Subsidiaries of the Loan Parties in a transaction permitted under Section 8.2.7 [Disposition of Assets or Subsidiaries] or 8.2.6 [Liquidations, Mergers, Consolidations, Acquisitions].

10.11    No Reliance on Administrative Agent's Customer Identification Program. Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on the Administrative Agent to carry out such Lender's, Affiliate's, participant's or assignee's customer identification program, or other obligations required or imposed under or pursuant to the USA Patriot Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the "CIP Regulations"), or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with any of the Loan Parties, their Affiliates or their agents, the Loan Documents or the transactions hereunder or contemplated hereby: (i) any identity verification procedures, (ii) any recordkeeping, (iii) comparisons with government lists, (iv) customer notices or (v) other procedures required under the CIP Regulations or such other Laws.

11.    MISCELLANEOUS

11.1    Modifications, Amendments or Waivers. With the written consent of the Required Lenders, the Administrative Agent, acting on behalf of all the Lenders, and the Borrowers, on behalf of the Loan Parties, may from time to time enter into written agreements amending or changing any provision of this Agreement or any other Loan Document or the rights of the Lenders or the Loan Parties hereunder or thereunder, or may grant written waivers or consents hereunder or thereunder. Any such agreement, waiver or consent made with such written consent shall be effective to bind all the Lenders and the Loan Parties; provided, that no such agreement, waiver or consent may be made which will:

11.1.1    Increase of Commitment. Increase the amount of the Revolving Credit Commitment of any Lender hereunder without the consent of such Lender;

11.1.2    Extension of Payment; Reduction of Principal Interest or Fees; Modification of Terms of Payment. Whether or not any Loans are outstanding, extend the Expiration Date or the time for payment of principal or interest of any Loan (excluding the due date of any mandatory prepayment of a Loan), the Facility Fee or any other fee payable to any Lender, or reduce the principal amount of or the rate of interest borne by any Loan or reduce the Facility Fee or any other fee payable to any Lender, without the consent of each Lender directly affected thereby;

11.1.3    Release of Guarantor. Except as otherwise permitted hereunder, release any Guarantor from its Obligations under the Guaranty Agreement without the consent of all Lenders (other than Defaulting Lenders); or

11.1.4    Miscellaneous. Amend Section 5.2 [Pro Rata Treatment of Lenders], Section 10.3 [Exculpatory Provisions] or Section 5.3 [Sharing of Payments by Lenders] or this Section 11.1, alter any provision regarding the pro rata treatment of the Lenders or requiring all Lenders to authorize the taking of any action or reduce any percentage specified in the definition of Required Lenders, in each case without the consent of all of the Lenders (other than Defaulting Lenders, so long as such amendment does not provide for treatment of a Defaulting Lender differently from other Lenders);

provided that no agreement, waiver or consent which would modify the interests, rights or obligations of the Administrative Agent, the Swing Loan Lender or the Issuing Lender may be made without the written consent of such Administrative Agent, Swing Loan Lender or Issuing Lender, as applicable, and provided, further that, if in connection with any proposed waiver, amendment or modification referred to in Sections 11.1.1 through 11.1.4 above, the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained (each, a "Non-Consenting Lender"), then the Borrowers shall have the right to replace any such Non-Consenting Lender with one or more replacement Lenders pursuant to Section 5.6.2 [Replacement of a Lender]. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender, and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.

11.2    No Implied Waivers; Cumulative Remedies. No course of dealing and no delay or failure of the Administrative Agent or any Lender in exercising any right, power, remedy or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any further exercise thereof or of any other right, power, remedy or privilege. The rights and remedies of the Administrative Agent and the Lenders under this Agreement and any other Loan Documents are cumulative and not exclusive of any rights or remedies which they would otherwise have.

11.3    Expenses; Indemnity; Damage Waiver.

11.3.1    Costs and Expenses. The Borrowers shall pay (i) all reasonable out‑of‑pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), and shall pay all reasonable fees and time charges and disbursements for attorneys who may be employees of the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out‑of‑pocket expenses incurred by the Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iii) all reasonable out‑of‑pocket expenses incurred by the Administrative Agent, any Lender or the Issuing Lender (including the reasonable fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the Issuing Lender), and shall pay all reasonable fees and time charges for attorneys who may be employees of the Administrative Agent, any Lender or the Issuing Lender, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section 11.3, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such reasonable out‑of‑pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit, and (iv) all reasonable out-of-pocket expenses of the Administrative Agent's regular employees and agents engaged periodically to perform audits of the Loan Parties' books, records and business properties, subject to the limitations set forth herein.

11.3.2    Indemnification by the Borrowers. Each Borrower shall jointly and severally indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the Issuing Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related reasonable expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all reasonable fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance or nonperformance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) breach of representations, warranties or covenants of the Borrowers under the Loan Documents, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, including any such items or losses relating to or arising under Environmental Laws or pertaining to environmental matters, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrowers or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by any Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee's obligations hereunder or under any other Loan Document, if such Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. This Section 11.3.2 [Indemnification by the Borrowers] shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

11.3.3    Reimbursement by Lenders. To the extent that the Borrowers for any reason fail to indefeasibly pay any amount required under Sections 11.3.1 [Costs and Expenses] or 11.3.2 [Indemnification by the Borrowers] to be paid by it to the Administrative Agent (or any sub-agent thereof), the Issuing Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Issuing Lender or such Related Party, as the case may be, such Lender's Ratable Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the Issuing Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or Issuing Lender in connection with such capacity.

11.3.4    Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, the Borrowers shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. Absent gross negligence or willful misconduct, no Indemnitee referred to in Section 11.3.2 [Indemnification by Borrowers] shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

11.3.5    Payments. All amounts due under this Section 11.3 shall be payable not later than ten (10) Business Days after demand therefor.

11.4    Holidays. Whenever payment of a Loan to be made or taken hereunder shall be due on a day which is not a Business Day such payment shall be due on the next Business Day (except as provided in Section 4.2 [Interest Periods]) and such extension of time shall be included in computing interest and fees, except that the Loans shall be due on the Business Day preceding the Expiration Date if the Expiration Date is not a Business Day. Whenever any payment or action to be made or taken hereunder (other than payment of the Loans) shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day, and such extension of time shall not be included in computing interest or fees, if any, in connection with such payment or action.

11.5    Notices; Effectiveness; Electronic Communication.

11.5.1    Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 11.5.2 [Electronic Communications]), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier or facsimile (i) if to a Lender, to it at its address set forth in its administrative questionnaire, or (ii) if to any other Person, to it at its address set forth on Schedule 1.1(B).

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier or facsimile shall be deemed to have been given when sent, provided that the sender receives confirmation of successful transmission (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in Section 11.5.2 [Electronic Communications], shall be effective as provided in such Section.

11.5.2    Electronic Communications. Notices and other communications to the Lenders and the Issuing Lender hereunder may be delivered or furnished by electronic communication (including e‑mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or the Issuing Lender if such Lender or the Issuing Lender, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrowers may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

11.5.3    Change of Address, Etc. Any party hereto may change its address, e‑mail address or telecopier or facsimile number for notices and other communications hereunder by notice to the other parties hereto.

11.6    Severability. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid, illegal, or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality, or unenforceability without in any manner affecting the validity, legality, or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

11.7    Duration; Survival. All representations and warranties of the Loan Parties contained herein or made in connection herewith shall survive the execution and delivery of this Agreement, the completion of the transactions hereunder and Payment In Full. All covenants and agreements of the Borrowers contained herein relating to the payment of principal, interest, premiums, additional compensation or expenses and indemnification, including those set forth in the Notes, Section 5 [Payments] and Section 11.3 [Expenses; Indemnity; Damage Waiver], shall survive Payment In Full. All other covenants and agreements of the Loan Parties shall continue in full force and effect from and after the date hereof and until Payment In Full.

11.8    Successors and Assigns.

11.8.1    Successors and Assigns Generally. The provisions of this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrowers nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 11.8.2 [Assignments by Lenders], (ii) by way of participation in accordance with the provisions of Section 11.8.4 [Participations], or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.8.6 [Certain Pledges; Successors and Assigns Generally] (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 11.8.4 [Participations] and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

11.8.2    Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)Minimum Amounts.

(A)in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)in any case not described in clause (i)(A) of this Section 11.8.2, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption Agreement with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption Agreement, as of the Trade Date) shall not be less than $5,000,000, in the case of any assignment in respect of the Revolving Credit Commitment of the assigning Lender and, so long as no Event of Default has occurred and is continuing, the Borrowers otherwise consent (each such consent not to be unreasonably withheld or delayed).

(ii)Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loan or the Commitment assigned.

(iii)Required Consents. No consent shall be required for any assignment except for the consent of the Administrative Agent (which shall not be unreasonably withheld or delayed) and:

(A)the consent of the Borrower Representative (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower Representative shall be deemed to have consented to any such assignment unless they shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof; and

(B)the consent of the Issuing Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding).

(iv)Assignment and Assumption Agreement. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption Agreement, together with a processing and recordation fee of $3,500, and the assignee, if it is not a Lender, shall deliver to the Administrative Agent an administrative questionnaire provided by the Administrative Agent.

(v)No Assignment to Borrowers. No such assignment shall be made to the Borrowers or any Borrower's Affiliates or Subsidiaries.

(vi)No Assignment to Natural Persons. No such assignment shall be made to a natural person.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 11.8.3 [Register], from and after the effective date specified in each Assignment and Assumption Agreement, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption Agreement, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption Agreement covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 4.4 [LIBOR Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available], 5.8 [Increased Costs], and 11.3 [Expenses, Indemnity; Damage Waiver] with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 11.8.2 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.8.4 [Participations].

11.8.3    Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain a record of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time. Such register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is in such register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. Such register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

11.8.4    Participations. Any Lender may at any time, without the consent of, or notice to, the Borrowers or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrowers or any Borrower's Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Lenders, and the Issuing Lender shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree (other than as is already provided for herein) to any amendment, modification or waiver with respect to Sections 11.1.1 [Increase of Commitment], 11.1.2 [Extension of Payment; Reduction of Principal Interest or Fees; Modification of Terms of Payment], or 11.1.3 [Release of Guarantor]) that affects such Participant. Each Borrower agrees that each Participant shall be entitled to the benefits of Sections 4.4 [Libor Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available], 5.8 [Increased Costs], 5.10 [Indemnity] and 5.9 [Taxes] (subject to the requirements and limitations therein, including the requirements under Section 5.9.7 [Status of Lenders] (it being understood that the documentation required under Section 5.9.7 [Status of Lenders] shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.8.2 [Assignments by Lenders]; provided that such Participant (A) agrees to be subject to the provisions of Section 5.6.2 [Replacement of a Lender] and Section 5.6.3 [Designation of a Different Lending Office] as if it were an assignee under Section 11.8.2 [Assignments by Lenders]; and (B) shall not be entitled to receive any greater payment under Sections 5.8 [Increased Costs] or 5.9 [Taxes], with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrowers' request, to use reasonable efforts to cooperate with the Borrowers to effectuate the provisions of Section 5.6.2 [Replacement of a Lender] and Section 5.6.3 [Designation of Different Lending Office] with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.2.3 [Set-off] as though it were a Lender; provided that such Participant agrees to be subject to Section 5.3 [Sharing of Payments by Lenders] as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant's interest in the Loans or other obligations under the Loan Documents (the "Participant Register"); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

11.8.5    [Intentionally Omitted].

11.8.6    Certain Pledges; Successors and Assigns Generally. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

11.9    Obligations Absolute. The obligations of the Borrowers hereunder shall not be discharged or impaired or otherwise diminished by the failure, default, omission, or delay, willful or otherwise, by any Lender, the Administrative Agent, or any Borrower or any other obligor on any of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Borrower or would otherwise operate as a discharge of any Borrower as a matter of law or equity. Each of the Borrowers agrees that the Obligations will be paid and performed strictly in accordance with the terms of the Loan Documents. Without limiting the generality of the foregoing, each Borrower hereby consents to, at any time and from time to time, and the joint and several obligations of each Borrower hereunder shall not be diminished, terminated, or otherwise similarly affected by any of the following:

(i)Any lack of genuineness, legality, validity, enforceability or allowability (in a bankruptcy, insolvency, reorganization or similar proceeding, or otherwise), or any avoidance or subordination, in whole or in part, of any Loan Document or any of the Obligations and regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of the Obligations, any of the terms of the Loan Documents, or any rights of the Administrative Agent or the Lenders or any other Person with respect thereto;

(ii)Any increase, decrease, or change in the amount, nature, type or purpose of any of, or any release, surrender, exchange, compromise or settlement of any of the Obligations (whether or not contemplated by the Loan Documents as presently constituted); any change in the time, manner, method, or place of payment or performance of, or in any other term of, any of the Obligations; any execution or delivery of any additional Loan Documents; or any amendment, modification or supplement to, or refinancing or refunding of, any Loan Document or any of the Obligations;

(iii)Any failure to assert any breach of or default under any Loan Document or any of the Obligations; any extensions of credit in excess of the amount committed under or contemplated by the Loan Documents, or in circumstances in which any condition to such extensions of credit has not been satisfied; any other exercise or non-exercise, or any other failure, omission, breach, default, delay, or wrongful action in connection with any exercise or non-exercise, of any right or remedy against any Borrower or any other Person under or in connection with any Loan Document or any of the Obligations; any refusal of payment or performance of any of the Obligations, whether or not with any reservation of rights against any Borrower; or any application of collections (including but not limited to collections resulting from realization upon any direct or indirect security for the Obligations) to other obligations, if any, not entitled to the benefits of this Agreement, in preference to Obligations entitled to the benefits of this Agreement, or if any collections are applied to Obligations, any application to particular Obligations;

(iv)Any taking, exchange, amendment, modification, waiver, supplement, termination, subordination, compromise, release, surrender, loss, or impairment of, or any failure to protect, perfect, or preserve the value of, or any enforcement of, realization upon, or exercise of rights, or remedies under or in connection with, or any failure, omission, breach, default, delay, or wrongful action by the

Administrative Agent or the Lenders, or any of them, or any other Person in connection with the enforcement of, realization upon, or exercise of rights or remedies under or in connection with, or, any other action or inaction by the Administrative Agent or the Lenders, or any of them, or any other Person in respect of, any direct or indirect security for any of the Obligations. As used in this Agreement, "direct or indirect security" for the Obligations, and similar phrases, includes any collateral security, guaranty, suretyship, letter of credit, capital maintenance agreement, put option, subordination agreement, or other right or arrangement of any nature providing direct or indirect assurance of payment or performance of any of the Obligations, made by or on behalf of any Person;

(v)Any merger, consolidation, liquidation, dissolution, winding-up, charter revocation, or forfeiture, or other change in, restructuring or termination of the corporate structure or existence of, any Borrower or any other Person; any bankruptcy, insolvency, reorganization or similar proceeding with respect to such Borrower or any other Person; or any action taken or election made by the Administrative Agent or the Lenders, or any of them (including but not limited to any election under Section 1111(b)(2) of the United States Bankruptcy Code), any Borrower, or any other Person in connection with any such proceeding;

(vi)Any defense, setoff, or counterclaim which may at any time be available to or be asserted by any Borrower or any other person with respect to any Loan Document or any of the Obligations; or any discharge by operation of law or release of any Borrower or any other Person from the performance or observance of any Loan Document or any of the Obligations; or

(vii)Any other event or circumstance, whether similar or dissimilar to the foregoing, and whether known or unknown, which might otherwise constitute a defense available to, or limit the liability of, any Borrower, a guarantor or a surety, excepting only full, strict, and indefeasible payment and performance of the Obligations.

11.10    Joinder. Each Borrower acknowledges, consents, and agrees that new Borrowers or Guarantors may join in this Agreement pursuant to Section 8.2.9 [Subsidiaries, Partnerships and Joint Ventures] and each Borrower affirms that its obligations shall continue hereunder undiminished.

11.11    Waivers, etc. Each of the Borrowers hereby waives any defense to or limitation on its obligations under this Agreement arising out of or based on any event or circumstance referred to in Section 11.9 [Obligations Absolute] hereof. Without limitation and to the fullest extent permitted by applicable law, each Borrower waives each of the following:

(i)All notices, disclosures and demand of any nature which otherwise might be required from time to time to preserve intact any rights against any Borrower, including the following: any notice of any event or circumstance described in Section 11.9 [Obligations Absolute] hereof; any notice required by any law, regulation or order now or hereafter in effect in any jurisdiction; any notice of nonpayment, nonperformance, dishonor, or protest under any Loan Document or any of the Obligations; any notice of the incurrence of any Obligation; any notice of any default or any failure on the part of any Borrower or any other Person to comply with any Loan Document or any of the Obligations or any direct or indirect security for any of the Obligations; and any notice of any information pertaining to the business, operations, condition (financial or otherwise) or prospects of any Borrower or any other Person;

(ii)Any right to any marshalling of assets, to the filing of any claim against any Borrower or any other Person in the event of any bankruptcy, insolvency, reorganization or similar proceeding, or to the exercise against any Borrower or any other Person of any other right or remedy under or in connection with any Loan Document or any of the Obligations or any direct or indirect security for any of the Obligations; any requirement of promptness or diligence on the part of the Administrative Agent or the Lenders, or any of them, or any other Person; any requirement to exhaust any remedies under or in connection with, or to mitigate the damages resulting from default under, any Loan Document or any of the Obligations or any direct or indirect security for any of the Obligations; any benefit of any statute of limitations; and any requirement of acceptance of this Agreement or any other Loan Document, and any requirement that any Borrower receive notice of any such acceptance;

(iii)Any defense or other right arising by reason of any law now or hereafter in effect in any jurisdiction pertaining to election of remedies (including but not limited to anti-deficiency laws, "one action" laws or the like), or by reason of any election of remedies or other action or inaction by the Administrative Agent or the Lenders, or any of them (including but not limited to commencement or completion of any judicial proceeding or nonjudicial sale or other action in respect of collateral security for any of the Obligations), which results in denial or impairment of the right of the Administrative Agent or the Lenders, or any of them, to seek a deficiency against any Borrower or any other Person or which otherwise discharges or impairs any of the Obligations; and

(iv)Any and all defenses it may now or hereafter have based on principles of suretyship, impairment of collateral or the like.

11.12    Joint and Several Liability; Guaranty and Surety Matters. Each of the Borrowers shall be jointly and severally liable with respect to the Loans and all other Indebtedness of Borrowers (or any one or more of them) to the Lenders arising out of the Loan Documents. Each Borrower guarantees and becomes surety for the full and timely payment, whether by declaration, acceleration or otherwise, by any other Borrower of each and every obligation and liability (both those now in existence and those that shall hereafter arise, including without limitation all costs and expenses of enforcement and collection including reasonable attorneys' fees) of such other Borrower to Lenders. Further each Borrower agrees that the Administrative Agent may from time to time or as many times as the Administrative Agent, in its sole discretion, deems appropriate, do any of the following without adversely affecting the validity or enforceability of this Agreement or any of the Loan Documents (i) release, surrender, exchange, compromise or settle Indebtedness of any of the Borrowers to the Lenders; (ii) change, renew or waive the terms of any note, instrument or agreement relating to Indebtedness of any of the Borrowers or Lenders, such rights to include the right to change the rate of interest charged to such Borrower; (iii) enter into any agreement of forbearance with respect to Indebtedness of any of the Borrowers to Lenders; (iv) release, surrender, exchange or compromise any security hold by Administrative Agent for Indebtedness of any of the Borrowers or Lenders; (v) release any person who is a guarantor or surety or has agreed to purchase Indebtedness of any of the Borrowers to Lenders; and (vi) release, surrender, exchange or compromise any security or lien held by the Administrative Agent for the liabilities of any person who is a guarantor or surety for the Indebtedness of any of the Borrowers to Lenders. Each of the Borrowers agree that the Administrative Agent may do any of the above as the Administrative Agent deems necessary or advisable, at the Administrative Agent's sole discretion, and that each of the Borrowers agrees to make full payment immediately when due to be paid to the Lenders, irrespective of whether any one or more of the following events have occurred: (i) Administrative Agent has made any demand on the other Borrower; (ii) Administrative Agent has taken any action of any nature against any other Borrower; (iii) Administrative Agent has pursued any rights which Administrative Agent has against any other person who may be liable for Indebtedness of such Borrower to Lenders; (iv) Administrative Agent holds or has resorted to any security for Indebtedness of such Borrower to Lenders; or (v) Administrative Agent has invoked any other remedies or rights Administrative Agent has available with respect to Indebtedness of such Borrower to

Lenders. Each of the Lenders and the Administrative Agent hereby reserves all rights against each Borrower.

11.13    Confidentiality.

11.13.1    General. Each of the Administrative Agent, the Lenders and the Issuing Lender agrees to maintain the confidentiality of the Information, except that Information may be disclosed (i) to its Affiliates and to its and its Affiliates' respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential at all times in accordance with this Agreement), (ii) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (iii) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (iv) to any other party hereto, (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section 11.13.1, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (B) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the any Borrower and its obligations, (vii) with the consent of the Borrowers, which consent may be withheld in the Borrowers' sole discretion or (viii) to the extent such Information (Y) becomes lawfully publicly available other than as a result of a breach of this Section 11.13.1 or (Z) becomes lawfully available to the Administrative Agent, any Lender, the Issuing Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrowers or the other Loan Parties. Any Person required to maintain the confidentiality of Information as provided in this Section 11.13.1 shall be considered to have complied with its obligation to do so if such Person has exercised at least the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

11.13.2    Sharing Information With Affiliates of the Lenders. Each Loan Party acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to any Borrower or one or more of its Affiliates (in connection with this Agreement or otherwise) by any Lender or by one or more Subsidiaries or Affiliates of such Lender and each of the Loan Parties hereby authorizes each Lender to share any information delivered to such Lender by such Loan Party and its Subsidiaries pursuant to this Agreement to any such Subsidiary or Affiliate subject to the provisions of Section 11.13.1 [General].

11.14    Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof including any prior confidentiality agreements and commitments. Except as provided in Section 7 [Conditions Of Lending And Issuance Of Letters Of Credit], this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, facsimile, or e‑mail shall be effective as delivery of a manually executed counterpart of this Agreement.

11.15    CHOICE OF LAW; SUBMISSION TO JURISDICTION; WAIVER OF VENUE; SERVICE OF PROCESS; WAIVER OF JURY TRIAL; WAIVER OF BOND; ADVICE OF COUNSEL.

11.15.1    Governing Law. This Agreement shall be deemed to be a contract under the Laws of the State of Indiana without regard to its conflict of laws principles. Each standby Letter of Credit issued under this Agreement shall be subject either to the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the "ICC") at the time of issuance ("UCP") or the rules of the International Standby Practices (ICC Publication Number 590) ("ISP98"), as determined by the Issuing Lender and communicated to all parties hereto, and each trade Letter of Credit shall be subject to UCP, and in each case to the extent not inconsistent therewith, the Laws of the State of Indiana without regard to its conflict of laws principles.

11.15.2    SUBMISSION TO JURISDICTION. EACH BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF INDIANA SITTING IN MARION COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF INDIANA, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH INDIANA STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE ISSUING LENDER

MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST EACH BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

11.15.3    WAIVER OF VENUE. EACH BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN THIS SECTION 11.15. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT AND AGREES NOT ASSERT ANY SUCH DEFENSE.

11.15.4    SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION11.5.1 [NOTICES GENERALLY]. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

11.15.5    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, ADMINISTRATIVE AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.15.

11.15.6    WAIVER OF BOND. EACH OF THE LOAN PARTIES WAIVES THE POSTING OF ANY BOND OTHERWISE REQUIRED OF ANY PARTY HERETO IN CONNECTION WITH ANY JUDICIAL PROCESS OR PROCEEDING TO REALIZE ON ANY SECURITY FOR THE OBLIGATIONS OR TO ENFORCE ANY JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF SUCH PARTY, OR TO ENFORCE BY SPECIFIC PERFORMANCE, TEMPORARY RESTRAINING ORDER, PRELIMINARY OR PERMANENT INJUNCTION, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.

11.15.7    ADVICE OF COUNSEL. EACH OF THE PARTIES REPRESENTS TO EACH OTHER PARTY HERETO THAT IT HAS DISCUSSED THIS AGREEMENT AND, SPECIFICALLY, THE PROVISIONS OF THIS SECTION 11.15, WITH ITS COUNSEL.

11.16    Borrower Representative. Each Loan Party hereby appoints the Borrower Representative as its agent to act as specified herein and authorizes the Borrower Representative to take such action and perform such duties on such Loan Parties' behalf as are specified in this Agreement and the other Loan Documents to be taken or performed by the Borrower Representative, and to exercise such powers, take such actions and perform such duties as are reasonably incidental thereto.

11.17    Subordination of Intercompany Indebtedness. Each of the Loan Parties, jointly and severally, agrees that any and all claims of any of them against the other or against any endorser, obligor or any other guarantor of all or any part of the Obligations, or against any of its properties shall be subordinate and subject in right of payment to the prior payment, in full and in cash, of all Obligations. Notwithstanding any right of any Loan Party to ask, demand, sue for, take or receive any payment from any other, all rights, liens and security interests of any Loan Party, whether now or hereafter arising and howsoever existing, in any assets of any other Loan Party shall be and are subordinated to the rights of the Lenders, or other holders of Obligations and the Administrative Agent in those assets. No Loan Party shall have any right to possession of any such asset or to foreclose upon any such asset, whether by judicial action or otherwise, unless and until all of the Obligations (other than contingent indemnity obligations) shall have been fully paid and satisfied and all financing arrangements among the Loan Parties and the Lenders and other holders of Obligations have been terminated. If all or any part of the assets of any Loan Party, or the proceeds thereof, are subject to any distribution, division or application to the creditors of such Loan Party, whether partial or complete, voluntary or involuntary, and whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding, or if the business of any Loan Party is dissolved or if substantially all of the assets of any Loan Party are sold, then, and in any such event, any payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable upon or with respect to any indebtedness of any such Loan Party to any other Loan Party ("Intercompany Indebtedness") shall be paid or delivered directly to the Administrative Agent for application on any of the Obligations, due or to become due, until such Obligations (other than contingent indemnity obligations) shall have first been fully paid and satisfied. Each Loan Party irrevocably authorizes and empowers the Administrative Agent to demand, sue for, collect and receive every such payment or distribution and give acquittance therefor and to make and present for and on behalf of the applicable Loan Party such proofs of claim and take such other action, in the Administrative Agent's own name or in the name of the applicable Loan Party or otherwise, as the Administrative Agent may deem necessary or advisable for the enforcement of this Section 11.17. The Administrative Agent may vote such proofs of claim in any such proceeding, receive and collect any and all dividends or other payments or disbursements made thereon in whatever form the same may be paid or issued and apply the same on account of any of the Obligations. Should any payment, distribution, security or instrument or proceeds thereof be received by any Loan Party upon or with respect to the Intercompany Indebtedness on or after the acceleration of the Obligations but prior to the satisfaction of all of the Obligations (other than contingent indemnity obligations) and the termination of all financing arrangements among the Loan Party and the Lenders and other holders of Obligations, the applicable Loan Party shall receive and hold the same in trust, as trustee, for the benefit of the Lenders and other holders of Obligations and shall forthwith deliver the same to the Administrative Agent, for the benefit of the Lenders and other holders of Obligations, in precisely the form received (except for the endorsement or assignment of the Loan Parties where necessary), for application to any of the Obligations, due or not due, and, until so delivered, the same shall be held in trust by the Loan Parties, as applicable, as the property of the Lenders and other holders of Obligations. If any Loan Party fails to make any such endorsement or assignment to the Administrative Agent, the Administrative Agent or any of its officers or employees are irrevocably authorized to make the same. The Loan Parties agree that until the Obligations (other than the contingent indemnity obligations) have been paid in full (in cash) and satisfied and all financing arrangements among the Loan Parties and the Lenders and other holders of Obligations have been terminated, the Loan Parties will not assign or transfer to any Person (other than the Administrative Agent or another Loan Party) any claim such Loan Party has or may have against any other Loan Party.

11.18    USA Patriot Act Notice. Each Lender that is subject to the USA Patriot Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Loan Parties that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of Loan Parties and other information that will allow such Lender or Administrative Agent, as applicable, to identify the Loan Parties in accordance with the USA Patriot Act.

11.19    Acknowledgment and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by (a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and (b) the effects of any Bail-in Action on any such liability, including, if applicable, (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

[SIGNATURE PAGES FOLLOW]

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED REVOLVING CREDIT FACILITY CREDIT AGREEMENT]
IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.
BORROWERS:

THE FINISH LINE, INC.
By:    __________________________________________________
Name:    __________________________________________________
Title:    __________________________________________________
THE FINISH LINE USA, INC.
By:    __________________________________________________
Name:    __________________________________________________
Title:    __________________________________________________
THE FINISH LINE DISTRIBUTION, INC.
By:    __________________________________________________
Name:    __________________________________________________
Title:    __________________________________________________
FINISH LINE TRANSPORTATION CO., INC.
By:    __________________________________________________
Name:    __________________________________________________
Title:    __________________________________________________
SPIKE'S HOLDING, LLC
By:    __________________________________________________
Name:    __________________________________________________
Title:    __________________________________________________
[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED REVOLVING CREDIT FACILITY CREDIT AGREEMENT]

GUARANTORS:

THE FINISH LINE MA, INC.
By:    __________________________________________________
Name:    __________________________________________________
Title:    __________________________________________________

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED REVOLVING CREDIT FACILITY CREDIT AGREEMENT]

PNC BANK, NATIONAL ASSOCIATION, individually and as Administrative Agent
By:    __________________________________________________
Name: David G. McNeely
Title: Senior Vice President
[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED REVOLVING CREDIT FACILITY CREDIT AGREEMENT]

BANK OF AMERICA, N.A.
By:    __________________________________________________
Name:    __________________________________________________
Title:    __________________________________________________
[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED REVOLVING CREDIT FACILITY CREDIT AGREEMENT]

JPMorgan Chase Bank, N.A.
By:    __________________________________________________
Name:    __________________________________________________
Title:    __________________________________________________
[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED REVOLVING CREDIT FACILITY CREDIT AGREEMENT]

FIFTH THIRD BANK
By:    __________________________________________________
Name:    __________________________________________________
Title:    __________________________________________________
[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED REVOLVING CREDIT FACILITY CREDIT AGREEMENT]

WELLS FARGO BANK, N.A.
By:    __________________________________________________
Name:    __________________________________________________
Title:    __________________________________________________

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED REVOLVING CREDIT FACILITY CREDIT AGREEMENT]

KEYBANK NATIONAL ASSOCIATION
By:    __________________________________________________
Name:    __________________________________________________
Title:    __________________________________________________

SCHEDULE 1.1(A)
PRICING GRID--
VARIABLE PRICING AND FEES BASED ON LEVERAGE RATIO
(PRICING EXPRESSED IN BASIS POINTS)

Level	Leverage Ratio	Facility Fee	Letter of Credit Fee	Revolving Credit Base Rate Spread	Revolving Credit LIBOR Rate Spread
I	Greater than or equal to 3.0 to 1.0	25	125	75	175
II	Less than 3.0 but greater than or equal to 2.25 to 1.0	17.5	82.5	32.5	132.5
III	Less than 2.25 but greater than or equal to 1.5 to 1.0	15	60	25	110
IV	Less than 1.5 to 1.0	10	40	0	90

For purposes of determining the Applicable Margin, the Applicable Facility Fee Rate and the Applicable Letter of Credit Fee Rate:
(a)    The Applicable Margin, the Applicable Facility Fee Rate and the Applicable Letter of Credit Fee Rate shall be determined on the Closing Date based on the Leverage Ratio computed on such date pursuant to a Compliance Certificate to be delivered on the Closing Date.
(b)    The Applicable Margin, the Applicable Facility Fee Rate and the Applicable Letter of Credit Fee Rate shall be recomputed as of the end of each fiscal quarter ending after the Closing Date based on the Leverage Ratio as of such quarter end. Any increase or decrease in the Applicable Margin, the Applicable Facility Fee Rate or the Applicable Letter of Credit Fee Rate computed as of a quarter end shall be effective on the date on which the Compliance Certificate evidencing such computation is due to be delivered under Section 8.3.3 [Certificate of Borrowers]. If a Compliance Certificate is not delivered when due in accordance with such Section 8.3.3, then the rates in Level I shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered.
(c)    If, as a result of any restatement of or other adjustment to the financial statements of the Borrowers or for any other reason, the Borrowers or the Lenders determine that (i) the Leverage Ratio as calculated by the Borrowers as of any applicable date was inaccurate and (ii) a proper calculation of the Leverage Ratio would have resulted in higher pricing for such period, the Borrowers shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrowers under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or the Issuing Lender), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any Lender or the Issuing Lender, as the case may be, under Section 2.9 [Letter of Credit Subfacility] or Section 4.3 [Interest After Default] or Section 9 [Default]. The Borrowers' obligations under this paragraph shall survive the termination of the Commitments and the repayment of all other Obligations hereunder.

SCHEDULE 1.1(B)
COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES

Part 1 - Commitments of Lenders and Addresses for Notices to Lenders

Lender	Amount of Commitment for Revolving Credit Loans	Ratable Share
Name:PNC Bank, National Association Address: 101 W Washington St., Suite 400E Indianapolis, IN 46204 Attention: David G. McNeely Telephone: (317) 267-7743 Telecopy: (317) 267-6249	$35,000,000	28.000000%

Name: Bank of America, N.A. Address: 30 S. Meridian St., Suite 650 Indianapolis, IN 46204 Attention: Andy Crask Telephone: (317) 612-6647 Telecopy: (312) 453-3336	$20,000,000	16.000000%

Name: JPMorgan Chase Bank, N.A. Address: 10 South Dearborn, Floor 09 Chicago, IL 60603 Attention: Brendan R. Korb Telephone: (312) 325-3235 Telecopy: (312) 233-2287	$10,000,000	8.000000%

Name: Fifth Third Bank Address: 38 Fountain Square Plaza, MD 109055 Cincinnati, OH 45202 Attention: Gary Losey Telephone: (513) 534-7757 Telecopy: (513) 534-5947	$20,000,000	16.000000%

Name: Wells Fargo Bank, N.A. Address: 300 N. Meridian Street, Suite 1600 Indianapolis, IN 46204 Attention: Brenda Brinkley Telephone: (540) 759-3125 Telecopy: (866) 270-7214	$20,000,000	16.000000%

Name: KeyBank National Association Address: 1675 Broadway, Suite 300 Denver, CO 80202 Attention: Michael Fesl Telephone: (720) 904-4474 Facsimile: (720) 904-4515	$20,000,000	16.000000%

Total	$125,000,000	100.000000%

SCHEDULE 1.1(B)
COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES

Part 2 - Addresses for Notices to Borrowers and Guarantors:
ADMINISTRATIVE AGENT
Name: PNC Bank, National Association
Address: 101 W Washington St., Suite 400E
Indianapolis, IN 46204
Attention: David G. McNeely
Telephone:    (317) 267-7743
Telecopy:    (317) 267-6249

With a Copy To:
Agency Services, PNC Bank, National Association
Mail Stop: P7-PFSC-04-I
Address: 500 First Avenue
Pittsburgh, PA 15219
Attention:    Agency Services
Telephone:    (412) 762-6442
Telecopy:    (412) 762-8672
BORROWERS:
Name: The Finish Line, Inc.
Address: 3308 North Mitthoeffer Road
Indianapolis, Indiana 46235
Attention: Edward W. Wilhelm
Telephone:    (317) 899-1022
Telecopy:    (317) 613-6914
Name: The Finish Line USA, Inc.
Address: 3308 North Mitthoeffer Road
Indianapolis, Indiana 46235
Attention: Edward W. Wilhelm
Telephone:    (317) 899-1022
Telecopy:    (317) 613-6914
Name: The Finish Line Distribution, Inc.
Address: 3308 North Mitthoeffer Road
Indianapolis, Indiana 46235
Attention: Edward W. Wilhelm
Telephone:    (317) 899-1022
Telecopy:    (317) 613-6914
Name: Finish Line Transportation Co., Inc.
Address: 3308 North Mitthoeffer Road
Indianapolis, Indiana 46235
Attention: Edward W. Wilhelm
Telephone:    (317) 899-1022
Telecopy:    (317) 613-6914
Name: Spike's Holding, LLC
Address: 3308 North Mitthoeffer Road
Indianapolis, Indiana 46235
Attention: Edward W. Wilhelm
Telephone:    (317) 899-1022
Telecopy:    (317) 613-6914
GUARANTORS:
Name: The Finish Line MA, Inc.
Address: 3308 North Mitthoeffer Road
Indianapolis, Indiana 46235
Attention: Edward W. Wilhelm
Telephone:    (317) 899-1022
Telecopy:    (317) 613-6914

SCHEDULE 8.1.3
INSURANCE REQUIREMENTS
COVENANTS:
At the request of the Administrative Agent, the Loan Parties shall deliver to the Administrative Agent and each of the Lenders (x) on the Closing Date, and upon request thereafter, an original certificate of insurance signed by the Loan Parties' independent insurance broker describing and certifying as to the existence of the insurance on the assets of the Borrowers required to be maintained by this Agreement and the other Loan Documents and (y) from time to time a summary schedule indicating all insurance then in force with respect to each of the Loan Parties. Such policies of insurance shall contain special endorsements, in form and substance acceptable to the Administrative Agent, which shall include the provisions set forth below; provided that, notwithstanding anything to the contrary in this Agreement, the Loan Parties shall only be required to use commercially reasonable efforts to obtain the special endorsement set forth in subparagraph (v) below within forty-five (45) days of the Closing Date, and the failure to obtain such endorsement shall not be an Event of Default hereunder.
ENDORSEMENT:
(i) specify the Administrative Agent as an additional insured the understanding that any obligation imposed upon the insured (including the liability to pay premiums) shall be the sole obligation of the applicable Loan Parties and not that of the insured,
(ii) with respect to all property insurance policies, provide that the interest of the Lenders shall be insured regardless of any breach or violation by the applicable Loan Parties of any warranties, declarations or conditions contained in such policies or any action or inaction of the applicable Loan Parties or others insured under such policies,
(iii) provide a waiver of any right of the insurers to set off or counterclaim or any other deduction, whether by attachment or otherwise,
(iv) provide that no cancellation of such policies for any reason (including non-payment of premium) nor any change therein shall be effective until at least ten (10) days after receipt by the Administrative Agent of written notice of such cancellation or change; provided that the insurers shall endeavor to provide the Administrative Agent with at least thirty (30) days written notice, and
(vi) provide that inasmuch as the policy covers more than one insured, all terms, conditions, insuring agreements and endorsements (except limits of liability) shall operate as if there were a separate policy covering each insured.
EXHIBIT 5.9.7(A)
[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Amended and Restated Credit Agreement dated as of [ ] (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among The Finish Line, Inc., The Finish Line USA, Inc., The Finish Line Distribution, Inc., Finish Line Transportation Co., Inc., Spike's Holding, LCC, each of the guarantors party thereto, PNC Bank, National Association, in its capacity as administrative agent for the lenders, and each lender from time to time party thereto.
Pursuant to the provisions of Section 5.9 [Taxes] of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrowers within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrowers as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrowers with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowers and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrowers and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]
By: ______________________________________________
Name:
Title:
Date: ________ __, 20[ ]
EXHIBIT 5.9.7(B)
[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Amended and Restated Credit Agreement dated as of [ ] (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among The Finish Line, Inc., The Finish Line USA, Inc., The Finish Line Distribution, Inc., Finish Line Transportation Co., Inc., Spike's Holding, LCC, each of the guarantors party thereto, PNC Bank, National Association, in its capacity as administrative agent for the lenders, and each lender from time to time party thereto.
Pursuant to the provisions of Section 5.9 [Taxes] of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrowers within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrowers as described in Section 881(c)(3)(C) of the Code].
The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By: ______________________________________________
Name:
Title:
Date: ________ __, 20[ ]
EXHIBIT 5.9.7(C)
[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Amended and Restated Credit Agreement dated as of [ ] (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among The Finish Line, Inc., The Finish Line USA, Inc., The Finish Line Distribution, Inc., Finish Line Transportation Co., Inc., Spike's Holding, LCC, each of the guarantors party thereto, PNC Bank, National Association, in its capacity as administrative agent for the lenders, and each lender from time to time party thereto.
Pursuant to the provisions of Section 5.9 [Taxes] of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrowers within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrowers as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner's/member's beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By: ______________________________________________
Name:
Title:
Date: ________ __, 20[ ]
EXHIBIT 5.9.7(D)
[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Amended and Restated Credit Agreement dated as of [ ] (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among The Finish Line, Inc., The Finish Line USA, Inc., The Finish Line Distribution, Inc., Finish Line Transportation Co., Inc., Spike's Holding, LCC, each of the guarantors party thereto, PNC Bank, National Association, in its capacity as administrative agent for the lenders, and each lender from time to time party thereto.
Pursuant to the provisions of Section 5.9 [Taxes] of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrowers within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrowers as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrowers with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner's/member's beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowers and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrowers and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]
By: ______________________________________________
Name:
Title:
Date: ________ __, 20[ ]

SCHEDULE 1.1(A)
PRICING GRID--
VARIABLE PRICING AND FEES BASED ON LEVERAGE RATIO
(PRICING EXPRESSED IN BASIS POINTS)

Level	Leverage Ratio	Facility Fee	Letter of Credit Fee	Revolving Credit Base Rate Spread	Revolving Credit LIBOR Rate Spread
I	Greater than or equal to 3.0 to 1.0	25	125	75	175
II	Less than 3.0 but greater than or equal to 2.25 to 1.0	17.5	82.5	32.5	132.5
III	Less than 2.25 but greater than or equal to 1.5 to 1.0	15	60	25	110
IV	Less than 1.5 to 1.0	10	40	0	90

For purposes of determining the Applicable Margin, the Applicable Facility Fee Rate and the Applicable Letter of Credit Fee Rate:

(a)    The Applicable Margin, the Applicable Facility Fee Rate and the Applicable Letter of Credit Fee Rate shall be determined on the Closing Date based on the Leverage Ratio computed on such date pursuant to a Compliance Certificate to be delivered on the Closing Date.

(b)    The Applicable Margin, the Applicable Facility Fee Rate and the Applicable Letter of Credit Fee Rate shall be recomputed as of the end of each fiscal quarter ending after the Closing Date based on the Leverage Ratio as of such quarter end. Any increase or decrease in the Applicable Margin, the Applicable Facility Fee Rate or the Applicable Letter of Credit Fee Rate computed as of a quarter end shall be effective on the date on which the Compliance Certificate evidencing such computation is due to be delivered under Section 8.3.3 [Certificate of Borrowers]. If a Compliance Certificate is not delivered when due in accordance with such

Section 8.3.3, then the rates in Level I shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered.

(c)    If, as a result of any restatement of or other adjustment to the financial statements of the Borrowers or for any other reason, the Borrowers or the Lenders determine that (i) the Leverage Ratio as calculated by the Borrowers as of any applicable date was inaccurate and (ii) a proper calculation of the Leverage Ratio would have resulted in higher pricing for such period, the Borrowers shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrowers under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or the Issuing Lender), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any Lender or the Issuing Lender, as the case may be, under Section 2.9 [Letter of Credit Subfacility] or Section 4.3 [Interest After Default] or Section 9 [Default]. The Borrowers' obligations under this paragraph shall survive the termination of the Commitments and the repayment of all other Obligations hereunder.

SCHEDULE 1.1(B)

COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES

Part 1 - Commitments of Lenders and Addresses for Notices to Lenders

Lender	Amount of Commitment for Revolving Credit Loans	Ratable Share
Name:PNC Bank, National Association Address: 101 W Washington St., Suite 400E Indianapolis, IN 46204 Attention: David G. McNeely Telephone: (317) 267-7743 Telecopy: (317) 267-6249	$35,000,000	28.000000%

Name: Bank of America, N.A. Address: 30 S. Meridian St., Suite 650 Indianapolis, IN 46204 Attention: Andy Crask Telephone: (317) 612-6647 Telecopy: (312) 453-3336	$20,000,000	16.000000%

Name: JPMorgan Chase Bank, N.A. Address: 10 South Dearborn, Floor 09 Chicago, IL 60603 Attention: Brendan R. Korb Telephone: (312) 325-3235 Telecopy: (312) 233-2287	$10,000,000	8.000000%
Name: Fifth Third Bank Address: 38 Fountain Square Plaza, MD 109055 Cincinnati, OH 45263 Attention: Gary Losey Telephone: (513) 534-7757 Telecopy: (513) 534-5947	$20,000,000	16.000000%

Name: Wells Fargo Bank, N.A. Address: 300 N. Meridian St., Suite 1600 Indianapolis, IN 46204 Attention: Brenda Brinkley Telephone: (540) 759-3125 Telecopy: (866) 270-7214	$20,000,000	16.000000%
Name: KeyBank National Association Address: 1675 Broadway, Suite 300 Denver, CO 80202 Attention: Michael Fesl Telephone: (720) 904-4474 Facsimile: (720) 904-4515	$20,000,000	16.000000%

Total	$125,000,000	100.000000%

SCHEDULE 1.1(B)

COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES

Part 2 - Addresses for Notices to Borrowers and Guarantors:

ADMINISTRATIVE AGENT

Name:     PNC Bank, National Association
Address:     101 W Washington St., Suite 400E
Indianapolis, IN 46204
Attention:     David G. McNeely
Telephone:    (317) 267-7743
Telecopy:    (317) 267-6249

With a Copy To:

Agency Services, PNC Bank, National Association
Mail Stop:     P7-PFSC-04-I
Address:     500 First Avenue
Pittsburgh, PA 15219
Attention:    Agency Services
Telephone:    (412) 762-6442
Telecopy:    (412) 762-8672

BORROWERS:

Name:         The Finish Line, Inc.
Address:     3308 North Mitthoeffer Road
Indianapolis, Indiana 46235
Attention: Edward W. Wilhelm
Telephone:    (317) 899-1022
Telecopy:    (317) 613-6914

Name:         The Finish Line USA, Inc.
Address:    3308 North Mitthoeffer Road
Indianapolis, Indiana 46235
Attention: Edward W. Wilhelm
Telephone:    (317) 899-1022
Telecopy:    (317) 613-6914

Name:         The Finish Line Distribution, Inc.
Address:     3308 North Mitthoeffer Road
Indianapolis, Indiana 46235
Attention: Edward W. Wilhelm
Telephone:    (317) 899-1022
Telecopy:    (317) 613-6914

Name:         Finish Line Transportation Co., Inc.
Address:     3308 North Mitthoeffer Road
Indianapolis, Indiana 46235
Attention: Edward W. Wilhelm
Telephone:    (317) 899-1022
Telecopy:    (317) 613-6914

Name:         Spike's Holding, LLC
Address:     3308 North Mitthoeffer Road
Indianapolis, Indiana 46235
Attention: Edward W. Wilhelm
Telephone:    (317) 899-1022
Telecopy:    (317) 613-6914

GUARANTOR:

Name:         The Finish Line MA, Inc.
Address:     3308 North Mitthoeffer Road
Indianapolis, Indiana 46235
Attention: Edward W. Wilhelm
Telephone:    (317) 899-1022
Telecopy:    (317) 613-6914

SCHEDULE 1.1(P)(1)

PERMITTED EXISTING INVESTMENTS

None.

SCHEDULE 1.1(P)(2)

PERMITTED LIENS

See attached Search Results generated by CT Lien Solutions, dated 11/16/2016.

SCHEDULE 2.9

EXISTING LETTERS OF CREDIT

Letter of Credit No. 68061493, issued by Bank of America, in favor of Bronxville Realty Associates LLC, as beneficiary, in the amount of $167,325.12.

Letter of Credit No. 68074100, issued by Bank of America, in favor of QBE Insurance Corporation, as beneficiary, in the amount of $1,175,747.00.

Letter of Credit No. 68102778, issued by Bank of America, in favor of State of Rhode Island, as beneficiary, in the amount of $5,000.00.

Letter of Credit No. 68102939, issued by Bank of America, in favor of Northville Retail Center Joint, as beneficiary, in the amount of $200,000.00.

Letter of Credit No. 68105101, issued by Bank of America, in favor of Westfield Concession Management, as beneficiary, in the amount of $40,500.00.

Letter of Credit No. S589661, issued by Bank of America, in favor of The Travelers Indemnity Company, as beneficiary, in the amount of $40,000.00.

SCHEDULE 6.1.1

QUALIFICATIONS TO DO BUSINESS

The Finish Line, Inc. is qualified to do business in the following jurisdictions:
________________________________________________________

Alabama                    Nebraska
Arizona                    Nevada
Arkansas                    New Hampshire
California                    New Jersey
Colorado                    New Mexico
Connecticut                    New York
Delaware                    North Carolina
Florida                        North Dakota
Georgia                    Ohio
Hawaii                        Oklahoma
Idaho                        Oregon
Illinois                        Pennsylvania
Indiana                        Rhode Island
Iowa                        South Carolina
Kansas                        South Dakota
Kentucky                    Tennessee
Louisiana                    Texas
Maine                        Utah
Maryland                    Vermont
Massachusetts                    Virginia
Michigan                    Washington
Minnesota                    Washington D.C.
Mississippi                    West Virginia
Missouri                    Wisconsin
Montana                    Wyoming
_________________________________________________________

SCHEDULE 6.1.2

SUBSIDIARIES

Wholly-owned subsidiaries of The Finish Line, Inc.:

•	The Finish Line USA, Inc.

•	The Finish Line Distribution, Inc.

•	Finish Line Transportation Co., Inc.

•	Spike’s Holding, LLC

•	The Finish Line MA, Inc.

•	The Running Specialty Group, LLC

Other:

•	The Running Specialty Group Acquisitions 1, LLC
(100% owned by The Running Specialty Group, LLC)

SCHEDULE 6.1.14

ENVIRONMENTAL DISCLOSURES

None.

SCHEDULE 7.1.1

REQUIREMENTS OF OPINION OF COUNSEL

The opinions of counsel shall confirm those representations and warranties contained in Section 6.1 of the Amended and Restated Credit Agreement which are listed below:

6.1.1    Organization and Qualification; Power and Authority

6.1.2    Subsidiaries; Investment Companies

6.1.3    Validity and Binding Effect

6.1.4    No Conflict; Consents

6.1.5    Litigation

and such other matters as the Administrative Agent may reasonably request.

SCHEDULE 8.1.3

INSURANCE REQUIREMENTS

COVENANTS:

At the request of the Administrative Agent, the Loan Parties shall deliver to the Administrative Agent and each of the Lenders (x) on the Closing Date, and upon request thereafter, an original certificate of insurance signed by the Loan Parties' independent insurance broker describing and certifying as to the existence of the insurance on the assets of the Borrowers required to be maintained by this Agreement and the other Loan Documents and (y) from time to time a summary schedule indicating all insurance then in force with respect to each of the Loan Parties. Such policies of insurance shall contain special endorsements, in form and substance acceptable to the Administrative Agent, which shall include the provisions set forth below; provided that, notwithstanding anything to the contrary in this Agreement, the Loan Parties shall only be required to use commercially reasonable efforts to obtain the special endorsement set forth in subparagraph (v) below within forty-five (45) days of the Closing Date, and the failure to obtain such endorsement shall not be an Event of Default hereunder.

ENDORSEMENT:

(i) specify the Administrative Agent as an additional insured the understanding that any obligation imposed upon the insured (including the liability to pay premiums) shall be the sole obligation of the applicable Loan Parties and not that of the insured,

(ii) with respect to all property insurance policies, provide that the interest of the Lenders shall be insured regardless of any breach or violation by the applicable Loan Parties of any warranties, declarations or conditions contained in such policies or any action or inaction of the applicable Loan Parties or others insured under such policies,

(iii) provide a waiver of any right of the insurers to set off or counterclaim or any other deduction, whether by attachment or otherwise,

(iv) provide that no cancellation of such policies for any reason (including non-payment of premium) nor any change therein shall be effective until at least ten (10) days after receipt by the Administrative Agent of written notice of such cancellation or change; provided that the insurers shall endeavor to provide the Administrative Agent with at least thirty (30) days written notice, and

(vi) provide that inasmuch as the policy covers more than one insured, all terms, conditions, insuring agreements and endorsements (except limits of liability) shall operate as if there were a separate policy covering each insured.

SCHEDULE 8.2.1

PERMITTED INDEBTEDNESS

None.

EXHIBIT 1.1(A)

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (the "Assignment and Assumption") is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the "Assignor") and [Insert name of Assignee] (the "Assignee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Second Amended and Restated Revolving Credit Facility Credit Agreement identified below (as amended, the "Credit Agreement"), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor's rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including without limitation any letters of credit and guarantees included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the "Assigned Interest"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.    Assignor:        ________________________________________________

2.    Assignee:         ________________________________________________                         [and is an Affiliate of [identify Lender]]

3.    Borrowers:        The Finish Line, Inc., an Indiana corporation, The Finish Line USA, Inc., an
Indiana corporation, The Finish Line Distribution, Inc., an Indiana corporation, Finish Line Transportation Co., Inc., an Indiana corporation and Spike's Holding, LLC, an Indiana limited liability company

4.    Administrative:    PNC Bank, National Association, as the administrative agent under Agent the Credit Agreement

5.    Credit Agreement:    The Second Amended and Restated Revolving Credit Facility Credit
Agreement, dated as of November 30, 2016, by and among the Borrowers, the Guarantors party thereto, the Lenders party thereto and the
Administrative Agent.

6.    Assigned Interest:

Facility Assigned	Aggregate Amount of Commitment/Loans for all Lenders *	Amount of Commitment/Loans Assigned*	Percentage Assigned of Commitment/Loans1
Revolving Credit Commitment	$	$	%

[7.    Trade Date:        ]2

Effective Date: _______________ _____, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]3

[SIGNATURE PAGE FOLLOWS]

______________________________
* Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

1. Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

2. To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

3. The Assignor shall pay to the Agent a fee of $5,000 with respect to any assignment other than an assignment to an Affiliate of Assignor.

[SIGNATURE PAGE TO ASSIGNMENT AND ASSUMPTION AGREEMENT]

The terms set forth in this Assignment and Assumption are hereby agreed to:

[NAME OF ASSIGNOR]

By:    ________________________________________________

Name:    ________________________________________________

Title:    ________________________________________________

[NAME OF ASSIGNEE]

By:    ________________________________________________

Name:    ________________________________________________

Title:    ________________________________________________

Consented to and Accepted:

PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:    ________________________________________________

Name:    ________________________________________________

Title:    ________________________________________________

[SIGNATURE PAGE TO ASSIGNMENT AND ASSUMPTION AGREEMENT]

Consented to:

BORROWERS:

THE FINISH LINE, INC.
By:    ________________________________________________
Name:    ________________________________________________
Title:    ________________________________________________

THE FINISH LINE USA, INC.
By:    ________________________________________________
Name:    ________________________________________________
Title:    ________________________________________________

THE FINISH LINE DISTRIBUTION, INC.
By:    ________________________________________________
Name:    ________________________________________________
Title:    ________________________________________________

FINISH LINE TRANSPORTATION
CO., INC.
By:    ________________________________________________
Name:    ________________________________________________
Title:    ________________________________________________

SPIKE'S HOLDING, LLC
By:    ________________________________________________
Name:    ________________________________________________
Title:    ________________________________________________

ANNEX 1

The Second Amended and Restated Revolving Credit Facility Credit Agreement dated November 30, 2016, by and among The Finish Line, Inc., a corporation organized and existing under the laws of the State of Indiana, The Finish Line USA, Inc., a corporation organized and existing under the laws of the State of Indiana, The Finish Line Distribution, Inc., a corporation organized and existing under the laws of the State of Indiana, Finish Line Transportation Co., Inc., a corporation organized and existing under the laws of the State of Indiana and Spike's Holding, LLC, a limited liability company organized and existing under the laws of the State of Indiana, as Borrowers, the Guarantors party thereto, the Lenders party thereto and PNC Bank, National Association, as Administrative Agent.

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION AGREEMENT

1.    Representations and Warranties.

1.1    Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrowers, any of their respective Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrowers, any of their respective Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.    Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an eligible assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 8.3 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if Assignee is not incorporated or organized under the laws of United States of America, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.    Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.    General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the laws of the State of Indiana without regard to its conflict of laws principles.

EXHIBIT 1.1(G)(1)

GUARANTOR JOINDER AND ASSUMPTION AGREEMENT

THIS GUARANTOR JOINDER AND ASSUMPTION AGREEMENT is made as of _______________, 20__, by __________________________________________________, a ____________________ [corporation/partnership/limited liability company] (the "New Guarantor").

Background

Reference is made to (i) the Second Amended and Restated Revolving Credit Facility Credit Agreement, dated as of November 30, 2016, as the same may be amended, restated, supplemented or modified from time to time (the "Credit Agreement"), by and among The Finish Line, Inc., a corporation organized and existing under the laws of the State of Indiana, The Finish Line USA, Inc., a corporation organized and existing under the laws of the State of Indiana, The Finish Line Distribution, Inc., a corporation organized and existing under the laws of the State of Indiana, Finish Line Transportation Co., Inc., a corporation organized and existing under the laws of the State of Indiana and Spike's Holding, LLC, a limited liability company organized and existing under the laws of the State of Indiana (each a "Borrower" and collectively, the "Borrowers"), each of the Guarantors now or hereafter party thereto, the Lenders now or hereafter party thereto (the "Lenders") and PNC Bank, National Association, in its capacity as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), (ii) the Second Amended and Restated Guaranty Agreement, dated as of November 30, 2016, as the same may be amended, restated, supplemented or modified from time to time (the "Guaranty") of Guarantors given to the Administrative Agent as administrative agent for the Lenders, and (iii) the other Loan Documents referred to in the Credit Agreement, as the same may be amended, restated, supplemented or modified from time to time (the "Loan Documents").

Agreement

Capitalized terms defined in the Credit Agreement are used herein as defined therein.

New Guarantor hereby becomes a Guarantor under the terms of the Credit Agreement and in consideration of the value of the direct and indirect economic benefits received by New Guarantor as a result of being or becoming affiliated with the Borrowers and the Guarantors, New Guarantor hereby agrees that effective as of the date hereof it hereby is, and shall be deemed to be, and assumes the obligations of, a "Loan Party" and a "Guarantor", jointly and severally under the Credit Agreement, a "Guarantor" jointly and severally with the existing Guarantors under the Guaranty and a Loan Party or Guarantor, as the case may be, under each of the other Loan Documents to which the Loan Parties or Guarantors are a party; and, New Guarantor hereby agrees that from the date hereof and so long as any Loan or any Commitment of any Lender shall remain outstanding and until Payment in Full, New Guarantor shall perform, comply with, and be subject to and bound by each of the terms and provisions of the Credit Agreement, the Guaranty Agreement and each of the other Loan Documents jointly and severally with the existing parties thereto. Without limiting the generality of the foregoing, New Guarantor hereby represents and warrants that (i) each of the representations and warranties set forth in Section 6 of the Credit Agreement applicable to a Loan Party is true and correct as to New Guarantor on and as of the date hereof, and (ii) New Guarantor has heretofore received a true and correct copy of the Credit Agreement, Guaranty and each of the other Loan Documents (including any modifications thereof or supplements or waivers thereto) in effect on the date hereof.

New Guarantor hereby makes, affirms, and ratifies in favor of the Lenders and the Administrative Agent the Credit Agreement, Guaranty and each of the other Loan Documents given by the Guarantors to the Administrative Agent and any of the Lenders.

New Guarantor is simultaneously delivering to the Administrative Agent the documents, together with this Guarantor Joinder and Assumption Agreement, required under Sections 8.2.9 [Subsidiaries, Partnerships and Joint Ventures] and 11.10 [Joinder].

In furtherance of the foregoing, New Guarantor shall execute and deliver or cause to be executed and delivered at any time and from time to time such further instruments and documents and do or cause to be done such further acts as may be reasonably necessary in the reasonable opinion of the Administrative Agent to carry out more effectively the provisions and purposes of this Guarantor Joinder and Assumption Agreement and the other Loan Documents.

New Guarantor acknowledges and agrees that a telecopy transmission to the Administrative Agent or any Lender of signature pages hereof purporting to be signed on behalf of New Guarantor shall constitute effective and binding execution and delivery hereof by New Guarantor.

[BALANCE OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE - GUARANTOR JOINDER AND ASSUMPTION AGREEMENT]

NEW GUARANTOR SHALL CAUSE BORROWERS TO PROVIDE SUCH ADDITIONAL DOCUMENTS AS REQUIRED BY SECTION 11.10 [JOINDER] OF THE CREDIT AGREEMENT.

IN WITNESS WHEREOF, and intending to be legally bound hereby, the New Guarantor has duly executed this Guarantor Joinder and Assumption Agreement and delivered the same to the Administrative Agent for the benefit of the Lenders, as of the date and year first above written with the intention that this Guarantor Joinder and Assumption Agreement constitute a sealed instrument.

ATTEST:                    ____________________________________

By:    ______________________________    By:    _________________________________(SEAL)

Name:    ______________________________    Name:    ________________________________________

Title:    ______________________________    Title:    ________________________________________

Acknowledged and accepted:

PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:    ________________________________________________

Name:    ________________________________________________

Title:    ________________________________________________

EXHIBIT 1.1(G)(2)

SECOND AMENDED AND RESTATED CONTINUING AGREEMENT
OF GUARANTY AND SURETYSHIP - SUBSIDIARIES

This second AMENDED AND RESTATED Continuing Agreement of Guaranty and Suretyship - SUBSIDIARIES (this "Guaranty"), dated as of this 30th day of November, 2016, is jointly and severally given by EACH OF THE UNDERSIGNED and jointly and severally given by each of the other Persons which become Guarantors hereunder from time to time (each a "Guarantor" and collectively, the "Guarantors") in favor of PNC Bank, National Association, as administrative agent (the "Administrative Agent") for the Lenders (as herein defined) in connection with that Second Amended and Restated Revolving Credit Facility Credit Agreement, dated as of November 30, 2016, by and among The Finish Line, Inc., an Indiana corporation, The Finish Line USA, Inc., an Indiana corporation, The Finish Line Distribution, Inc., an Indiana corporation, Finish Line Transportation Co., Inc., an Indiana corporation and Spike's Holding, LLC, an Indiana limited liability company (each a "Borrower" and collectively, the "Borrowers"), the Administrative Agent, the lenders now or hereafter party thereto (the "Lenders") and the Guarantors (as amended, restated, modified, or supplemented from time to time hereafter, the "Credit Agreement"). Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them by the Credit Agreement and the rules of construction set forth in Section 1.2 [Construction] of the Credit Agreement shall apply to this Guaranty.

1.Guarantied Obligations. To induce the Administrative Agent and the Lenders to make loans and grant other financial accommodations to the Borrowers under the Credit Agreement, each Guarantor hereby jointly and severally unconditionally, and irrevocably, guaranties to the Administrative Agent, each Lender and any provider of a Lender Provided Interest Rate Hedge or any provider of any Other Lender Provided Financial Service Product, and becomes surety, as though it was a primary obligor for, the full and punctual payment and performance when due (whether on demand, at stated maturity, by acceleration, or otherwise and including any amounts which would become due but for the operation of an automatic stay under the federal bankruptcy code of the United States or any similar Laws of any country or jurisdiction) of all Obligations, including, without limiting the generality of the foregoing, all obligations, liabilities, and indebtedness from time to time of any Borrower or any other Guarantor to the Administrative Agent or any of the Lenders or any Affiliate of any Lender under or in connection with the Credit Agreement or any other Loan Document, whether for principal, interest, fees, indemnities, expenses, or otherwise, and all renewals, extensions, refinancings or refundings thereof, whether such obligations, liabilities, or indebtedness are direct or indirect, secured or unsecured, joint or several, absolute or contingent, due or to become due, whether for payment or performance, now existing or hereafter arising (and including obligations, liabilities, and indebtedness arising or accruing after the commencement of any bankruptcy, insolvency, reorganization, or similar proceeding with respect to any Borrower or any Guarantor or which would have arisen or accrued but for the commencement of such proceeding, even if the claim for such obligation, liability, or indebtedness is not enforceable or allowable in such proceeding, and including all Obligations, liabilities, and Indebtedness arising from any extensions of credit under or in connection with any Loan Document from time to time, regardless of whether any such extensions of credit are in excess of the amount committed under or contemplated by the Loan Documents or are made in circumstances in which any condition to extension of credit is not satisfied) (all of the foregoing obligations, liabilities and indebtedness are referred to herein collectively as the "Guarantied Obligations" and each as a "Guarantied Obligation"). Without limitation of the foregoing, any of the Guarantied Obligations shall be and remain Guarantied Obligations entitled to the benefit of this Guaranty if the Administrative Agent or any of the Lenders (or any one or more assignees or transferees thereof) from time to time assign or otherwise transfer any portion of their respective rights and obligations under the Loan Documents, or any other Guarantied Obligations, to any other Person. In furtherance of the foregoing, each Guarantor jointly and severally agrees as follows.

2.Guaranty. Each Guarantor hereby promises to pay and perform all such Guarantied Obligations immediately upon demand of the Administrative Agent and the Lenders or any one or more of them. All payments made hereunder shall be made by each Guarantor in immediately available funds in U.S. Dollars and shall be made without setoff, counterclaim, withholding, or other deduction of any nature.
3.Obligations Absolute. The obligations of the Guarantors hereunder shall not be discharged or impaired or otherwise diminished by the failure, default, omission, or delay, willful or otherwise, by any Lender, the Administrative Agent, or any Borrower or any other obligor on any of the Guarantied Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of any Guarantor as a matter of law or equity. Each of the Guarantors agrees that the Guarantied Obligations will be paid and performed strictly in accordance with the terms of the Loan Documents. Without limiting the generality of the foregoing, each Guarantor hereby consents to, at any time and from time to time, and the joint and several obligations of each Guarantor hereunder shall not be diminished, terminated, or otherwise similarly affected by any of the following:

(a)Any lack of genuineness, legality, validity, enforceability or allowability (in a bankruptcy, insolvency, reorganization or similar proceeding, or otherwise), or any avoidance or subordination, in whole or in part, of any Loan Document or any of the Guarantied Obligations and regardless of any Law, regulation or order now or hereafter in effect in any jurisdiction affecting any of the Guarantied Obligations, any of the terms of the Loan Documents, or any rights of the Administrative Agent or the Lenders or any other Person with respect thereto;

(b)Any increase, decrease, or change in the amount, nature, type or purpose of any of, or any release, surrender, exchange, compromise or settlement of any of the Guarantied Obligations (whether or not contemplated by the Loan Documents as presently constituted); any change in the time, manner, method, or place of payment or performance of, or in any other term of, any of the Guarantied Obligations; any execution or delivery of any additional Loan Documents; or any amendment, modification or supplement to, or renewals, extensions, refinancing or refunding of, any Loan Document or any of the Guarantied Obligations;

(c)Any failure to assert any breach of or default under any Loan Document or any of the Guarantied Obligations; any extensions of credit in excess of the amount committed under or contemplated by the Loan Documents, or in circumstances in which any condition to such extensions of credit has not been satisfied; any other exercise or non-exercise, or any other failure, omission, breach, default, delay, or wrongful action in connection with any exercise or non-exercise, of any right or remedy against any Borrower or any other Person under or in connection with any Loan Document or any of the Guarantied Obligations; any refusal of payment or performance of any of the Guarantied Obligations, whether or not with any reservation of rights against any Guarantor; or any application of collections (including but not limited to collections resulting from realization upon any direct or indirect security for the Guarantied Obligations) to other obligations, if any, not entitled to the benefits of this Guaranty, in preference to Guarantied Obligations entitled to the benefits of this Guaranty, or if any collections are applied to Guarantied Obligations, any application to particular Guarantied Obligations;

(d)Any taking, exchange, amendment, modification, waiver, supplement, termination, subordination, compromise, release, surrender, loss, or impairment of, or any failure to protect, perfect, or preserve the value of, or any enforcement of, realization upon, or exercise of rights, or remedies under or in connection with, or any failure, omission, breach, default, delay, or wrongful action by the Administrative Agent or the Lenders, or any of them, or any other Person in connection with the enforcement of, realization upon, or exercise of rights or remedies under or in connection with, or, any other action or inaction by the Administrative Agent or the Lenders, or any of them, or any other Person in respect of, any direct or indirect security for any of the Guarantied Obligations. As used in this Guaranty, "direct or indirect security" for the Guarantied Obligations, and similar phrases, includes any collateral security, guaranty, suretyship, letter of credit, capital maintenance agreement, put option, subordination agreement, or other right or arrangement of any nature providing direct or indirect assurance of payment or performance of any of the Guarantied Obligations, made by or on behalf of any Person;

(e)Any merger, consolidation, liquidation, dissolution, winding-up, charter revocation, or forfeiture, or other change in, restructuring or termination of the corporate structure or existence of, any Borrower or any other Person; any bankruptcy, insolvency, reorganization or similar proceeding with respect to any Borrower or any other Person; or any action taken or election made by the Administrative Agent or the Lenders, or any of them (including but not limited to any election under Section 1111(b)(2) of the United States Bankruptcy Code), such Borrower, or any other Person in connection with any such proceeding;
(f)Any defense, setoff, or counterclaim which may at any time be available to or be asserted by any Borrower or any other person with respect to any Loan Document or any of the Guarantied Obligations; or any discharge by operation of law or release of any Borrower or any other Person from the performance or observance of any Loan Document or any of the Guarantied Obligations; or
(g)Any other event or circumstance, whether similar or dissimilar to the foregoing, and whether known or unknown, which might otherwise constitute a defense available to, or limit the liability of, any Guarantor, a guarantor or a surety, excepting only full, strict, and indefeasible payment and performance of the Guarantied Obligations.

Each Guarantor acknowledges, consents, and agrees that new Guarantors may join in this Guaranty pursuant to Section 8.2.9 [Subsidiaries, Partnerships and Joint Ventures] of the Credit Agreement and each Guarantor affirms that its obligations shall continue hereunder undiminished.

4.Waivers, etc. Each of the Guarantors hereby waives any defense to or limitation on its obligations under this Guaranty arising out of or based on any event or circumstance referred to in Section 3 hereof. Without limitation and to the fullest extent permitted by applicable Law, each Guarantor waives each of the following:

(a)All notices, disclosures and demand of any nature which otherwise might be required from time to time to preserve intact any rights against any other Guarantor, including the following: any notice of any event or circumstance described in Section 3 hereof; any notice required by any Law, regulation or order now or hereafter in effect in any jurisdiction; any notice of nonpayment, nonperformance, dishonor, or protest under any Loan Document or any of the Guarantied Obligations; any notice of the incurrence of any Guarantied Obligation; any notice of any default or any failure on the part of any Borrower or any other Person to comply with any Loan Document or any of the Guarantied Obligations or any direct or indirect security for any of the Guarantied Obligations; and any notice of any information pertaining to the business, operations, condition (financial or otherwise) or prospects of any Borrower or any other Person;

(b)Any right to any marshalling of assets, to the filing of any claim against any Borrower or any other Person in the event of any bankruptcy, insolvency, reorganization or similar proceeding, or to the exercise against any Borrower or any other Person of any other right or remedy under or in connection with any Loan Document or any of the Guarantied Obligations or any direct or indirect security for any of the Guarantied Obligations; any requirement of promptness or diligence on the part of the Administrative Agent or the Lenders, or any of them, or any other Person; any requirement to exhaust any remedies under or in connection with, or to mitigate the damages resulting from default under, any Loan Document or any of the Guarantied Obligations or any direct or indirect security for any of the Guarantied Obligations; any benefit of any statute of limitations; and any requirement of acceptance of this Guaranty or any other Loan Document, and any requirement that any Guarantor receive notice of any such acceptance;

(c)Any defense or other right arising by reason of any Law now or hereafter in effect in any jurisdiction pertaining to election of remedies (including but not limited to anti-deficiency laws, "one action" laws or the like), or by reason of any election of remedies or other action or inaction by the Administrative Agent or the Lenders, or any of them (including but not limited to commencement or completion of any judicial proceeding or nonjudicial sale or other action in respect of collateral security for any of the Guarantied Obligations), which results in denial or impairment of the right of the Administrative Agent or the Lenders, or any of them, to seek a deficiency against any Borrower or any other Person or which otherwise discharges or impairs any of the Guarantied Obligations; and

(d)Any and all defenses it may now or hereafter have based on principles of suretyship, impairment of collateral or the like.

5.Reinstatement. This Guaranty is a continuing obligation of the Guarantors and shall remain in full force and effect notwithstanding that no Guarantied Obligations may be outstanding from time to time and notwithstanding any other event or circumstance. Upon termination of all Commitments, the expiration of all Letters of Credit and indefeasible payment in full of all Guarantied Obligations, this Guaranty shall terminate; provided, however, that this Guaranty shall continue to be effective or be reinstated, as the case may be, any time any payment of any of the Guarantied Obligations is rescinded, recouped, avoided, or must otherwise be returned or released by any Lender or Administrative Agent upon or during the insolvency, bankruptcy, or reorganization of, or any similar proceeding affecting, any Borrower or for any other reason whatsoever, all as though such payment had not been made and was due and owing.

6.Subrogation. Each Guarantor waives and agrees it will not exercise any rights against any Borrower or any other Guarantor arising in connection with, the Guarantied Obligations (including rights of subrogation, contribution, and the like) until the Guarantied Obligations have been indefeasibly paid in full, and all Commitments have been terminated and all Letters of Credit have expired. If any amount shall be paid to any Guarantor by or on behalf of any Borrower or any other Guarantor by virtue of any right of subrogation, contribution, or the like, such amount shall be deemed to have been paid to such Guarantor for the benefit of, and shall be held in trust for the benefit of, the Administrative Agent and the Lenders and shall forthwith be paid to the Administrative Agent to be credited and applied upon the Guarantied Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement.

7.No Stay. Without limitation of any other provision of this Guaranty, if any declaration of default or acceleration or other exercise or condition to exercise of rights or remedies under or with respect to any Guarantied Obligation shall at any time be stayed, enjoined, or prevented for any reason

(including but not limited to stay or injunction resulting from the pendency against any Borrower or any other Person of a bankruptcy, insolvency, reorganization or similar proceeding), the Guarantors agree that, for the purposes of this Guaranty and their obligations hereunder, the Guarantied Obligations shall be deemed to have been declared in default or accelerated, and such other exercise or conditions to exercise shall be deemed to have been taken or met.

8.Taxes. Each Guarantor agrees to be bound by the provisions of Section 5.9 [Taxes] of the Credit Agreement.

9.Notices. Each Guarantor agrees that all notices, statements, requests, demands and other communications under this Guaranty shall be given to such Guarantor at the address set forth on a Schedule to, or in a Guarantor Joinder and Assumption Agreement given under, the Credit Agreement and in the manner provided in Section 11.5 [Notices; Effectiveness; Electronic Communication] of the Credit Agreement. The Administrative Agent and the Lenders may rely on any notice (whether or not made in a manner contemplated by this Guaranty) purportedly made by or on behalf of a Guarantor, and the Administrative Agent and the Lenders shall have no duty to verify the identity or authority of the Person giving such notice.

10.Counterparts; Telecopy Signatures. This Guaranty may be executed in any number of counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. Each Guarantor acknowledges and agrees that a telecopy transmission to Administrative Agent or any Lender of signature pages hereof purporting to be signed on behalf of any Guarantor shall constitute effective and binding execution and delivery hereof by such Guarantor.

11.Setoff, Default Payments by any Borrower.

(a)In the event that at any time any obligation of the Guarantors now or hereafter existing under this Guaranty shall have become due and payable, the Administrative Agent and the Lenders, or any of them, shall have the right from time to time, without notice to any Guarantor, to set off against and apply to such due and payable amount any obligation of any nature of any Lender or the Administrative Agent, or any subsidiary or affiliate of any Lender or Administrative Agent, to any Guarantor, including but not limited to all deposits (whether time or demand, general or special, provisionally credited or finally credited, however evidenced) now or hereafter maintained by any Guarantor with the Administrative Agent or any Lender. Such right shall be absolute and unconditional in all circumstances and, without limitation, shall exist whether or not the Administrative Agent or the Lenders, or any of them, shall have given any notice or made any demand under this Guaranty or under such obligation to the Guarantor, whether such obligation to the Guarantor is absolute or contingent, matured or unmatured (it being agreed that the Administrative Agent and the Lenders, or any of them, may deem such obligation to be then due and payable at the time of such setoff), and regardless of the existence or adequacy of any collateral, guaranty, or other direct or indirect security or right or remedy available to the Administrative Agent or any of the Lenders. The rights of the Administrative Agent and the Lenders under this Section are in addition to such other rights and remedies (including, without limitation, other rights of setoff and banker's lien) which the Administrative Agent and the Lenders, or any of them, may have, and nothing in this Guaranty or in any other Loan Document shall be deemed a waiver of or restriction on the right of setoff or banker's lien of the Administrative Agent and the Lenders, or any of them. Each of the Guarantors hereby agrees that, to the fullest extent permitted by Law, any affiliate or subsidiary of the Administrative Agent or any of the Lenders and any holder of a participation in any obligation of any Guarantor under this Guaranty, shall have the same rights of setoff as the Administrative

Agent and the Lenders as provided in this Section (regardless whether such affiliate or participant otherwise would be deemed a creditor of the Guarantor).

(b)Upon the occurrence and during the continuation of any default under any Guarantied Obligation, if any amount shall be paid to any Guarantor by or for the account of any Borrower, such amount shall be held in trust for the benefit of each Lender and Administrative Agent and shall forthwith be paid to the Administrative Agent to be credited and applied to the Guarantied Obligations when due and payable.

12.Construction. The section and other headings contained in this Guaranty are for reference purposes only and shall not affect interpretation of this Guaranty in any respect. This Guaranty has been fully negotiated between the applicable parties, each party having the benefit of legal counsel, and accordingly neither any doctrine of construction of guaranties or suretyships in favor of the guarantor or surety, nor any doctrine of construction of ambiguities in agreement or instruments against the party controlling the drafting thereof, shall apply to this Guaranty.

13.Successors and Assigns. This Guaranty shall be binding upon each Guarantor, its successors and assigns, and shall inure to the benefit of and be enforceable by the Administrative Agent and the Lenders, or any of them, and their successors and permitted assigns; provided, however, that no Guarantor may assign or transfer any of its rights or obligations hereunder or any interest herein and any such purported assignment or transfer shall be null and void. Without limitation of the foregoing, the Administrative Agent and the Lenders, or any of them (and any successive assignee or transferee), from time to time may assign or otherwise transfer all or any portion of its rights or obligations under the Loan Documents (including all or any portion of any commitment to extend credit), or any other Guarantied Obligations, to any other person and such Guarantied Obligations (including any Guarantied Obligations resulting from extension of credit by such other Person under or in connection with the Loan Documents) shall be and remain Guarantied Obligations entitled to the benefit of this Guaranty, and to the extent of its interest in such Guarantied Obligations such other Person shall be vested with all the benefits in respect thereof granted to the Administrative Agent and the Lenders in this Guaranty or otherwise.

14.Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a)Governing Law. This Guaranty shall be governed by, construed, and enforced in accordance with, the internal Laws of the State of Indiana, without regard to conflict of laws principles, and waives personal service of any and all process upon it and consents that all such service of process be made by certified or registered mail directed to such Guarantor at the address set forth on the signature page to this Guaranty and service so made shall be deemed to be completed upon actual receipt thereof.

(b)Certain Waivers. Guarantor hereby irrevocably:

(i)Submits to the nonexclusive jurisdiction of the courts of the State of Indiana sitting in Marion County and the United States District Court for the Southern District of Indiana, and any appellate court from any thereof;

(ii)Waives any objection to jurisdiction and venue of any action instituted against it as provided herein and agrees not to assert any defense based on lack of jurisdiction or venue; and

(iii)WAIVES TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS GUARANTY, THE CREDIT AGREEMENT, OR ANY OTHER LOAN DOCUMENT TO THE FULLEST EXTENT PERMITTED BY LAW.

15.Severability; Modification to Conform to Law.

(a)It is the intention of the parties that this Guaranty be enforceable to the fullest extent permissible under applicable Law, but that the unenforceability (or modification to conform to such Law) of any provision or provisions hereof shall not render unenforceable, or impair, the remainder hereof. If any provision in this Guaranty shall be held invalid or unenforceable in whole or in part in any jurisdiction, this Guaranty shall, as to such jurisdiction, be deemed amended to modify or delete, as necessary, the offending provision or provisions and to alter the bounds thereof in order to render it or them valid and enforceable to the maximum extent permitted by applicable Law, without in any manner affecting the validity or enforceability of such provision or provisions in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

(b)Without limitation of the preceding subsection (a), to the extent that applicable Law (including applicable Laws pertaining to fraudulent conveyance or fraudulent or preferential transfer) otherwise would render the full amount of the Guarantor's obligations hereunder invalid, voidable, or unenforceable on account of the amount of a Guarantor's aggregate liability under this Guaranty, then, notwithstanding any other provision of this Guaranty to the contrary, the aggregate amount of such liability shall, without any further action by the Administrative Agent or any of the Lenders or such Guarantor or any other Person, be automatically limited and reduced to the highest amount which is valid and enforceable as determined in such action or proceeding, which (without limiting the generality of the foregoing) may be an amount which is equal to the greater of:

(i)the fair consideration actually received by such Guarantor under the terms and as a result of the Loan Documents and the value of the benefits described in this Section 15(b) hereof, including (and to the extent not inconsistent with applicable federal and state Laws affecting the enforceability of guaranties) distributions, commitments, and advances made to or for the benefit of such Guarantor with the proceeds of any credit extended under the Loan Documents, or

(ii)the excess of (A) the amount of the fair value of the assets of such Guarantor as of the date of this Guaranty as determined in accordance with applicable federal and state Laws governing determinations of the insolvency of debtors as in effect on the date hereof, over (B) the amount of all liabilities of such Guarantor as of the date of this Guaranty, also as determined on the basis of applicable federal and state Laws governing the insolvency of debtors as in effect on the date hereof.

(c)Notwithstanding anything to the contrary in this Section or elsewhere in this Guaranty, this Guaranty shall be presumptively valid and enforceable to its full extent in accordance with its terms, as if this Section (and references elsewhere in this Guaranty to enforceability to the fullest extent permitted by Law) were not a part of this Guaranty, and in any related litigation the burden of proof shall be on the party asserting the invalidity or unenforceability of any provision hereof or asserting any limitation on any Guarantor's obligations hereunder as to each element of such assertion.

16.Additional Guarantors. At any time after the initial execution and delivery of this Guaranty to the Administrative Agent and the Lenders, additional Persons may become parties to this Guaranty and thereby acquire the duties and rights of being Guarantors hereunder by executing and delivering to the Administrative Agent and the Lenders a Guarantor Joinder pursuant to the Credit Agreement. No notice of the addition of any Guarantor shall be required to be given to any pre-existing Guarantor and each Guarantor hereby consents thereto.

17.Joint and Several Obligations. The obligations and additional liabilities of the Guarantors under this Guaranty are joint and several obligations of the Guarantors under any other Guaranty under the Credit Agreement, and each Guarantor hereby waives to the full extent permitted by Law any defense it may otherwise have to the payment and performance of the Obligations that its liability hereunder is limited and not joint and several. Each Guarantor acknowledges and agrees that the foregoing waivers and those set forth below serve as a material inducement to the agreement of the Administrative Agent and the Lenders to make the Loans, and that the Administrative Agent and the Lenders are relying on each specific waiver and all such waivers in entering into this Guaranty. The undertakings of each Guarantor hereunder secure the obligations of itself and the other Guarantors. The Administrative Agent and the Lenders, or any of them, may, in their sole discretion, elect to enforce this Guaranty against any Guarantor without any duty or responsibility to pursue any other Guarantor and such an election by the Administrative Agent and the Lenders, or any of them, shall not be a defense to any action the Administrative Agent and the Lenders, or any of them, may elect to take against any Guarantor. Each of the Lenders and Administrative Agent hereby reserve all rights against each Guarantor.

18.Receipt of Credit Agreement, Other Loan Documents, Benefits.

(a)Each Guarantor hereby acknowledges that it has received a copy of the Credit Agreement and the other Loan Documents and each Guarantor certifies that the representations and warranties made therein with respect to such Guarantor are true and correct. Further, each Guarantor acknowledges and agrees to perform, comply with, and be bound by all of the provisions of the Credit Agreement and the other Loan Documents.

(b)Each Guarantor hereby acknowledges, represents, and warrants that it receives synergistic benefits by virtue of its affiliation with the Borrowers and the other Guarantors and that it will receive direct and indirect benefits from the financing arrangements contemplated by the Credit Agreement and that such benefits, together with the rights of contribution and subrogation that may arise in connection herewith, are a reasonably equivalent exchange of value in return for providing this Guaranty.

19.Miscellaneous.

(a)Generality of Certain Terms. As used in this Guaranty, the terms "hereof", "herein" and terms of similar import refer to this Guaranty as a whole and not to any particular term or provision; the term "including", as used herein, is not a term of limitation and means "including without limitation".

(b)Amendments, Waivers. No amendment to or waiver of any provision of this Guaranty, and no consent to any departure by any Guarantor herefrom, shall in any event be effective unless in a writing manually signed by or on behalf of the Administrative Agent and the Lenders. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No delay or failure of the Administrative Agent or the Lenders, or any of them, in exercising any right or remedy under this Guaranty shall operate as a waiver thereof; nor shall any single or partial exercise of any such right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies of the Administrative Agent and the Lenders under this Guaranty are cumulative and not exclusive of any other rights or remedies available hereunder, under any other agreement or instrument, by Law, or otherwise.

(c)Telecommunications. Each Lender and Administrative Agent shall be entitled to rely on the authority of any individual making any telecopy, electronic or telephonic notice, request, or signature without the necessity of receipt of any verification thereof.

(d)Expenses. Each Guarantor unconditionally agrees to pay all out-of-pocket costs and expenses, including reasonable attorney's fees incurred by the Administrative Agent or any of the Lenders in enforcing this Guaranty against any Guarantor and each Guarantor shall pay and indemnify each Lender and Administrative Agent for, and hold it harmless from and against, any and all obligations, liabilities, losses, damages, costs, expenses (including disbursements and reasonable legal fees of counsel to any Lender or Administrative Agent), penalties, judgments, suits, actions, claims, and disbursements imposed on, asserted against, or incurred by any Lender or Administrative Agent:

(i)relating to the preparation, negotiation, execution, administration, or enforcement of or collection under this Guaranty or any document, instrument, or agreement relating to any of the Guaranteed Obligations, including in any bankruptcy, insolvency, or similar proceeding in any jurisdiction or political subdivision thereof;

(ii)relating to any amendment, modification, waiver, or consent hereunder or relating to any telecopy, electronic or telephonic transmission purporting to be by any Guarantor or any Borrower; and

(iii)in any way relating to or arising out of this Guaranty, or any document, instrument, or agreement relating to any of the Guarantied Obligations, or any action taken or omitted to be taken by any Lender or Administrative Agent hereunder or thereunder, and including those arising directly or indirectly from the violation or asserted violation by any other Guarantor, any Borrower, Administrative Agent or any Lender of any Law, rule, regulation, judgment, order, or the like of any jurisdiction or political subdivision thereof (including those relating to environmental protection, health, labor, importing, exporting, or safety) and regardless whether asserted by any governmental entity or any other Person, except to the extent resulting from the Administrative Agent's or any other Lender's gross negligence or willful misconduct.

(e)Prior Understandings. This Guaranty, the Credit Agreement and the other Loan Documents constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede any and all other prior and contemporaneous understandings and agreements.

(f)Survival. All representations and warranties of a Guarantor made in connection with this Guaranty shall survive, and shall not be waived by, the execution and delivery of this Guaranty, any investigation by or knowledge of the Administrative Agent and the Lenders, or any of them, any extension of credit, or any other event or circumstance whatsoever.

This Guaranty amends and restates that certain Amended and Restated Continuing Agreement of Guaranty and Suretyship - Subsidiaries dated November 30, 2012 (the "Existing Guaranty"). This Guaranty is not intended to constitute, and does not constitute, an interruption, suspension of continuity, discharge of prior duties, termination, novation or satisfaction of the obligations, indebtedness or liabilities represented by the Existing Guaranty, or of any Liens or security interests securing such Existing Guaranty, and this Guaranty is entitled to all of the rights and benefits originally pertaining to the Existing Guaranty as such rights and benefits may have been amended as provided in the Credit Agreement.

[SIGNATURE PAGE FOLLOWS]

[SIGNATURE PAGE - SECOND AMENDED AND RESTATED CONTINUING
AGREEMENT OF GUARANTY AND SURETYSHIP - SUBSIDIARIES]

IN WITNESS WHEREOF, the undersigned party intending to be legally bound, has executed this Guaranty as of the date first above written with the intention that this Guaranty shall constitute a sealed instrument.

THE FINISH LINE MA, INC.

By:    ________________________________________________
Name: ________________________________________________
Title:    ________________________________________________

EXHIBIT 1.1(N)(1)

SECOND AMENDED AND RESTATED REVOLVING CREDIT NOTE

$_____________                                    Indianapolis, Indiana
November 30, 2016

FOR VALUE RECEIVED, the undersigned, The Finish Line, Inc., a corporation organized and existing under the laws of the State of Indiana, The Finish Line USA, Inc., a corporation organized and existing under the laws of the State of Indiana, The Finish Line Distribution, Inc., a corporation organized and existing under the laws of the State of Indiana, Finish Line Transportation Co., Inc., a corporation organized and existing under the laws of the State of Indiana and Spike's Holding, LLC, a limited liability company organized and existing under the laws of the State of Indiana (each a "Borrower" and collectively, the "Borrowers"), hereby promise to pay to the order of _____________________ (the "Lender"), the lesser of the principal sum of __________________________ U.S. Dollars (US$____________) or the aggregate unpaid principal balance of all Revolving Credit Loans made by the Lender to the Borrowers pursuant to the Second Amended and Restated Revolving Credit Facility Credit Agreement, dated as of the date hereof, among the Borrowers, the Guarantors now or hereafter party thereto, the Lenders now or hereafter party thereto, and PNC Bank, National Association, as administrative agent (hereinafter referred to in such capacity as the "Administrative Agent") (as amended, restated, modified, or supplemented from time to time, the "Credit Agreement"), payable on the Expiration Date.

The Borrowers shall pay interest on the unpaid principal balance hereof from time to time outstanding from the date hereof at the rate or rates per annum specified by the Borrowers pursuant to Section 4.1 of, or as otherwise provided in, the Credit Agreement. Subject to the provisions of the Credit Agreement, interest on this Revolving Credit Note will be payable pursuant to Section 5.5 of, or as otherwise provided in, the Credit Agreement. If any payment or action to be made or taken hereunder shall be stated to be or become due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day, unless otherwise provided in the Credit Agreement, and such extension of time shall be included in computing interest or fees, if any, in connection with such payment or action. Upon the occurrence and during the continuation of an Event of Default, the Borrowers shall pay interest on the entire principal amount of the then outstanding Revolving Credit Loans evidenced by this Revolving Credit Note and all other obligations due and payable to the Lender pursuant to the Credit Agreement and the other Loan Documents at a rate per annum as set forth in Section 4.3 of the Credit Agreement. Such interest rate will accrue before and after any judgment has been entered.

Subject to the provisions of the Credit Agreement, payments of both principal and interest shall be made without setoff, counterclaim or other deduction of any nature at the office of the Administrative Agent located at Pittsburgh, Pennsylvania, unless otherwise directed in writing by the Administrative Agent, in lawful money of the United States of America in immediately available funds.

This Revolving Credit Note is one of the Revolving Credit Notes referred to in, and is entitled to the benefits of, the Credit Agreement and the other Loan Documents, including the representations, warranties, covenants, conditions, security interests, and Liens contained or granted therein. The Credit Agreement among other things contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayment, in certain circumstances, on account of principal hereof prior to maturity upon the terms and conditions therein specified.

All capitalized terms used herein shall, unless otherwise defined herein, have the same meanings given to such terms in the Credit Agreement and Section 1.2 [Construction] of the Credit Agreement shall apply to this Revolving Credit Note.

The Borrowers waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Revolving Credit Note and the Credit Agreement.

This Revolving Credit Note shall bind the Borrowers and their successors and assigns, and the benefits hereof shall inure to the benefit of the Lender and its successors and assigns. All references herein to the "Borrowers" and the "Lender" shall be deemed to apply to the Borrowers and the Lender, respectively, and their respective successors and assigns.

This Revolving Credit Note and any other documents delivered in connection herewith and the rights and obligations of the parties hereto and thereto shall for all purposes be governed by and construed and enforced in accordance with the internal laws of the State of Indiana without giving effect to its conflict of laws principles.

This Revolving Credit Note amends and restates that certain Amended and Restated Revolving Credit Note in the original principal amount of $_____________ payable to the order of the Lender and dated November 30, 2012 (the "Existing Note"). This Revolving Credit Note is not intended to constitute, and does not constitute, an interruption, suspension of continuity, discharge of prior duties, termination, novation or satisfaction of the obligations, indebtedness or liabilities represented by the Existing Note, or of any Liens or security interests securing such Existing Note, and this Revolving Credit Note is entitled to all of the rights and benefits originally pertaining to the Existing Note as such rights and benefits may have been amended as provided in the Credit Agreement.]

[SIGNATURE PAGE FOLLOWS]

[SIGNATURE PAGE TO REVOLVING CREDIT NOTE]

IN WITNESS WHEREOF, and intending to be legally bound hereby, the undersigned have executed this Revolving Credit Note by their respective duly authorized officer.

BORROWERS:

THE FINISH LINE, INC.

By:    ________________________________________________
Name:    ________________________________________________
Title:    ________________________________________________

THE FINISH LINE USA, INC.

By:    ________________________________________________
Name:    ________________________________________________
Title:    ________________________________________________

THE FINISH LINE DISTRIBUTION, INC.

By:    ________________________________________________
Name:    ________________________________________________
Title:    ________________________________________________

FINISH LINE TRANSPORTATION CO., INC.

By:    ________________________________________________
Name:    ________________________________________________
Title:    ________________________________________________

SPIKE'S HOLDING, LLC

By:    ________________________________________________
Name:    ________________________________________________
Title:    ________________________________________________

EXHIBIT 1.1(N)(2)

SECOND AMENDED AND RESTATED SWING LOAN NOTE

$15,000,000                                        Indianapolis, Indiana
November 30, 2016

FOR VALUE RECEIVED, each of the undersigned, The Finish Line, Inc., a corporation organized and existing under the laws of the State of Indiana, The Finish Line USA, Inc., a corporation organized and existing under the laws of the State of Indiana, The Finish Line Distribution, Inc., a corporation organized and existing under the laws of the State of Indiana, Finish Line Transportation Co., Inc., a corporation organized and existing under the laws of the State of Indiana and Spike's Holding, LLC, a limited liability company organized and existing under the laws of the State of Indiana (each a "Borrower" and collectively, the "Borrowers"), hereby jointly and severally unconditionally promises to pay to the order of PNC BANK, NATIONAL ASSOCIATION (the "Lender"), the lesser of (a) the principal sum of Fifteen Million Dollars (US$15,000,000), or (b) the aggregate unpaid principal balance of all Swing Loans made by Lender to the Borrowers pursuant to Section 2.5.2 of the Second Amended and Restated Revolving Credit Facility Credit Agreement, dated as of the date hereof among the Borrowers, the Guarantors now or hereafter party thereto, the Lenders now or hereafter party thereto, and PNC Bank, National Association, as administrative agent for the Lenders (hereinafter referred to in such capacity as the "Administrative Agent") (as amended, restated, supplemented, or otherwise modified from time to time, the "Credit Agreement"), payable with respect to each Swing Loan evidenced hereby on the earlier of (i) demand by the Lender or (ii) on the Expiration Date, as specified in the Credit Agreement.

The Borrowers shall pay interest on the unpaid principal balance of each Swing Loan from time to time outstanding hereunder from the date hereof at the rate per annum and on the date(s) provided in the Credit Agreement. Upon the occurrence and during the continuation of an Event of Default, the Borrowers shall pay interest on the entire principal amount of the then outstanding Swing Loans evidenced by this Swing Loan Note at a rate per annum as set forth in Section 4.3 of the Credit Agreement. Such interest rate will accrue before and after any judgment has been entered.

Subject to the provisions of the Credit Agreement, payments of both principal and interest shall be made without setoff, counterclaim or other deduction of any nature at the office of the Administrative Agent located at Pittsburgh, Pennsylvania, unless otherwise directed in writing by the holder hereof, in lawful money of the United States of America in immediately available funds.

This Swing Loan Note is the Swing Loan Note referred to in, and is entitled to the benefits of, the Credit Agreement and other Loan Documents, including the representations, warranties, covenants or conditions contained or granted therein. The Credit Agreement among other things contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayment, in certain circumstances, on demand or otherwise, on account of principal hereof prior to maturity upon the terms and conditions therein specified. All capitalized terms used herein shall, unless otherwise defined herein, have the same meanings given to such terms in the Credit Agreement. Each Borrower waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Swing Loan Note and the Credit Agreement.

Each Borrower acknowledges and agrees that the Lender may at any time and in its sole discretion demand payment of all amounts outstanding under this Note without prior notice to any Borrower.

All capitalized terms used herein shall, unless otherwise defined herein, have the same meanings given to such terms in the Credit Agreement and Section 1.2 [Construction] of the Credit Agreement shall apply to this Swing Loan Note.

This Swing Loan Note shall bind each Borrower and its successors and assigns, and the benefits hereof shall inure to the benefit of the Lender and its successors and assigns. All references herein to any "Borrower" and the "Lender" shall be deemed to apply to such Borrower and the Lender, respectively, and their respective successors and assigns.

This Swing Loan Note and any other documents delivered in connection herewith and the rights and obligations of the parties hereto and thereto shall for all purposes be governed by and construed and enforced in accordance with the internal laws of the State of Indiana without giving effect to its conflict of laws principles.

Each Borrower acknowledges and agrees that a telecopy transmission to Administrative Agent or any Lender of signature pages hereof purporting to be signed on behalf of such Borrower shall constitute effective and binding execution and delivery hereof by such Borrower.

This Swing Loan Note amends and restates that certain Swing Loan Note in the original principal amount of $15,000,000.00 payable to the order of the Lender and dated November 30, 2012 (the "Existing Note"). This Swing Loan Note is not intended to constitute, and does not constitute, an interruption, suspension of continuity, discharge of prior duties, termination, novation or satisfaction of the obligations, indebtedness or liabilities represented by the Existing Note, or of any Liens or security interests securing such Existing Note, and this Swing Loan Note is entitled to all of the rights and benefits originally pertaining to the Existing Note as such rights and benefits may have been amended as provided in the Credit Agreement.

[SIGNATURE PAGE FOLLOWS]

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED SWING LOAN NOTE]

IN WITNESS WHEREOF, and intending to be legally bound hereby, the undersigned have executed this Swing Loan Note by their duly authorized officers with the intention that it constitute a sealed instrument.

BORROWERS:

THE FINISH LINE, INC.

By:    ________________________________________________
Name:    ________________________________________________
Title:    ________________________________________________

THE FINISH LINE USA, INC.

By:    ________________________________________________
Name:    ________________________________________________
Title:    ________________________________________________

THE FINISH LINE DISTRIBUTION, INC.

By:    ________________________________________________
Name:    ________________________________________________
Title:    ________________________________________________

FINISH LINE TRANSPORTATION CO., INC.

By:    ________________________________________________
Name:    ________________________________________________
Title:    ________________________________________________

SPIKE'S HOLDING, LLC

By:    ________________________________________________
Name:    ________________________________________________
Title:    ________________________________________________

EXHIBIT 2.5.1

FORM OF
LOAN REQUEST

TO:	PNC Bank, National Association, as Administrative Agent
PNC Firstside Center - 4th Floor
500 First Avenue
Pittsburgh, Pennsylvania 15219
Telephone No.: (412) 762-8523
Telecopier No.: (412) 762-8672
Attention: Christopher Murphy

FROM:
The Finish Line, Inc., an Indiana corporation, The Finish Line USA, Inc., an Indiana corporation, The Finish Line Distribution, Inc., an Indiana corporation, Finish Line Transportation Co., Inc., an Indiana corporation and Spike's Holding, LLC, an Indiana limited liability company (collectively, the "Borrowers").

RE:
Second Amended and Restated Revolving Credit Facility Credit Agreement (as it may be amended, restated, modified or supplemented, the "Credit Agreement"), dated as of November 30, 2016, by and among the Borrowers, the Guarantors party thereto, the Lenders party thereto and PNC Bank, National Association, as administrative agent for the Lenders (the "Administrative Agent").

Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them by the Credit Agreement.

A.
Pursuant to Section 2.5.1 [Revolving Credit Loan Requests] of the Credit Agreement, the undersigned Borrower irrevocably requests [check one line under 1.(a) below and fill in blank space next to the line as appropriate]:

	1(a)	_________	A new Revolving Credit Loan, OR
		_________	Renewal of the LIBOR Rate Option applicable to an outstanding _______________ Revolving Credit Loan originally made on __________ , 20__, OR
		_________	Conversion of the Base Rate Option applicable to an outstanding _______________ Revolving Credit Loan originally made on _________, 20__ to a Loan to which the LIBOR Rate Option applies, OR
		_________	Conversion of the LIBOR Rate Option applicable to an outstanding _______________ Revolving Credit Loan originally made on __________ __, 20__ to a Loan to which the Base Rate Option applies.
SUCH NEW, RENEWED OR CONVERTED LOAN SHALL BEAR INTEREST: [Check one line under 1.(b) below and fill in blank spaces in line next to line]:
	1(b)(i)	_________
Under the Base Rate Option. Such Loan shall have a Borrowing Date of __________, 20___ (which date shall be the same Business Day of receipt by the Administrative Agent by 11:00 a.m. eastern time of this Loan Request for making a new Revolving Credit Loan to which the Base Rate Option applies, or (ii) the last day of the preceding Interest Period if a Loan to which the LIBOR Rate Option applies is being converted to a Loan to which the Base Rate Option applies).

OR
	(ii)	________
Under the LIBOR Rate Option. Such Loan shall have a Borrowing Date of _____________, 20__ (which date shall be (i) three (3) Business Days subsequent to the Business Day of receipt by the Administrative Agent by 11:00 a.m. eastern time of this Loan Request for making a new Revolving Credit Loan to which the LIBOR Rate Option applies, renewing a Loan to which the LIBOR Rate Option applies, or converting a Loan to which the Base Rate Option applies to a Loan to which the LIBOR Rate Option applies).

2
Such Loan is in the principal amount of U.S. $_____________ or the principal amount to be renewed or converted is U.S. $_____________
[for Revolving Credit Loans under Section 2.5.1 not to be less than $1,000,000 and in increments of $500,000 for each Borrowing Tranche under the LIBOR Rate Option and not less than the lesser of $500,000 or the maximum amount available for Borrowing Tranches under the Base Rate Option.]

	3	[Complete blank below if the Borrower is selecting the LIBOR Rate Option]: Such Loan shall have an Interest Period of [one, two, three, or six] Month(s): _______________________________
B.
As of the date hereof and the date of making the above-requested Loan (and after giving effect thereto): the Loan Parties and the other Guarantors have performed and complied with all covenants and conditions of such Persons under the Credit Agreement and the other Loan Documents; all of the representations and warranties contained in Section 6 of the Credit Agreement and in the other Loan Documents are true and correct in all material respects (unless any such representation or warranty is qualified to materiality, in which case such representation or warranty is true and correct in all respects), except for representations and warranties made as of a specified date (which were true and correct in all material respects, as applicable, as of such date); no Event of Default or Potential Default has occurred and is continuing or exists; the making of such Loan shall not contravene any Law applicable to any Borrower, any other Loan Party, any Subsidiary of any Borrower or of any other Loan Party or any other Guarantor, or any Lender; the making of such Loan shall not cause the Revolving Facility Usage to exceed the Revolving Credit Commitments.

C.	Each of the undersigned hereby irrevocably requests [check one line below and fill in blank spaces next to the line as appropriate]:
	1	_________	Funds to be deposited into a PNC Bank bank account per our current standing instructions. Complete amount of deposit if not full loan advance amount: U.S. $_______________.
	2	_________
Funds to be wired per the following wire instructions:
U.S. $_________________ Amount of Wire Transfer
Bank Name: _____________________
ABA: __________________________
Account Number: _________________
Account Name: ___________________
Reference: _______________________

	3	_________	Funds to be wired per the attached Funds Flow (multiple wire transfers).

[SIGNATURE PAGE FOLLOWS]

[SIGNATURE PAGE 1 OF 1 TO LOAN REQUEST]

Each Borrower certifies to the Administrative Agent for the benefit of the Lenders as to the accuracy of the foregoing on ________________, 20___.

BORROWERS:

THE FINISH LINE, INC.
THE FINISH LINE USA, INC.
THE FINISH LINE DISTRIBUTION, INC.
FINISH LINE TRANSPORTATION
CO., INC.

By:    _________________________________________,
as _______________________ of each of the foregoing Borrowers

SPIKE'S HOLDING, LLC

By:    ____________________________________
Name:    ____________________________________
Title:    ____________________________________

EXHIBIT 2.5.2

FORM OF
SWING LOAN REQUEST

TO:	PNC Bank, National Association, as Administrative Agent
PNC Firstside Center - 4th Floor
500 First Avenue
Pittsburgh, Pennsylvania 15219
Telephone No.: (412) 762-8523
Telecopier No.: (412) 762-8672
Attention: Christopher Murphy

FROM:
The Finish Line, Inc., an Indiana corporation, The Finish Line USA, Inc., an Indiana corporation, The Finish Line Distribution, Inc., an Indiana corporation, Finish Line Transportation Co., Inc., an Indiana corporation and Spike's Holding, LLC, an Indiana limited liability company (collectively, the "Borrowers").

RE:
Second Amended and Restated Revolving Credit Facility Credit Agreement (as it may be amended, restated, modified or supplemented, the "Credit Agreement"), dated as of November 30, 2016, by and among the Borrowers, the Guarantors party thereto, the Lenders party thereto and PNC Bank, National Association, as administrative agent for the Lenders (the "Administrative Agent"). Capitalized terms not otherwise defined herein shall have the respective meanings given to them by the Credit Agreement.

Pursuant to Section 2.5.2 of the Credit Agreement, the Borrowers hereby make, irrevocably, the following Swing Loan Request:

1.	Aggregate principal amount of such Swing Loan (may not be less than $100,000)	U.S. $ ______________________
2.
Proposed Borrowing Date
(which date shall be on or after the date on which the Administrative Agent receives this Swing Loan Request, with such Swing Loan Request to be received no later than 1:00 p.m. eastern time on the Borrowing Date)
____________, 20__
3.
The undersigned hereby irrevocably requests [check one line below and fill in blank spaces next to the line as appropriate]:
a. ___Funds to be deposited into a PNC Bank bank account per our current standing instructions. Complete amount of deposit if not full loan advance amount: U.S. $_______________.

b. ___Funds to be wired per the following wire instructions:
U.S. $_________________ Amount of Wire Transfer
Bank Name: _____________________
ABA: __________________________
Account Number: _________________
Account Name: ___________________
Reference: _______________________

c. ___Funds to be wired per the attached Funds Flow (multiple wire transfers).
4.
As of the date hereof and the date of making the above-requested Swing Loan (and after giving effect thereto): the Loan Parties and the other Guarantors have performed and complied with all covenants and conditions of such Persons under the Credit Agreement and the other Loan Documents; all of the representations and warranties contained in Section 6 of the Credit Agreement and in the other Loan Documents are true and correct in all material respects (unless any such representation or warranty is qualified to materiality, in which case such representation or warranty is true and correct in all respects), except for representations and warranties made as of a specified date (which were true and correct in all material respects, as applicable, as of such date); no Event of Default or Potential Default has occurred and is continuing or exists; the making of such Swing Loan shall not contravene any Law applicable to any Borrower, any other Loan Party or any other Guarantor, any Subsidiary of any Borrower or of any other Loan Party, or any Lender; the aggregate principal amount of Swing Loans does not exceed $15,000,000 and the making of such Swing Loan shall not cause the Revolving Facility Usage to exceed the Revolving Credit Commitments.

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[SIGNATURE PAGE 1 OF 1 TO SWING LOAN REQUEST]

Each Borrower certifies to the Administrative Agent for the benefit of the Lenders as to the accuracy of the foregoing on ________________, 20___.

BORROWERS:

THE FINISH LINE, INC.
THE FINISH LINE USA, INC.
THE FINISH LINE DISTRIBUTION, INC.
FINISH LINE TRANSPORTATION
CO., INC.

By:    ______________________________________,
as _______________________ of each of the foregoing Borrowers

SPIKE'S HOLDING, LLC

By:    ____________________________________
Name:    ____________________________________
Title:    ____________________________________

EXHIBIT 2.11

LENDER JOINDER AND ASSUMPTION AGREEMENT

This Lender Joinder and Assumption Agreement (the "Joinder") is made as of ____________, 20__ (the "Effective Date") by ____________________________, (the "New Lender").

Background

Reference is made to the Second Amended and Restated Revolving Credit Facility Credit Agreement dated as of November 30, 2016 among The Finish Line, Inc., an Indiana corporation, The Finish Line USA, Inc., an Indiana corporation, The Finish Line Distribution, Inc., an Indiana corporation, Finish Line Transportation Co., Inc., an Indiana corporation and Spike's Holding, LLC, an Indiana limited liability company (each a "Borrower" and collectively, the "Borrowers"), the Lenders now or hereafter party thereto and PNC Bank, National Association, as administrative agent (the "Administrative Agent") (as the same has been and may hereafter be modified, supplemented, amended or restated, the "Credit Agreement"). Capitalized terms defined in the Credit Agreement are used herein as defined therein.

Agreement

In consideration of the Lenders permitting the New Lender to become a Lender under the Credit Agreement, the New Lender agrees that effective as of the Effective Date it shall become, and shall be deemed to be, a Lender under the Credit Agreement and each of the other Loan Documents and agrees that from the Effective Date and so long as the New Lender remains a party to the Credit Agreement, such New Lender shall assume the obligations of a Lender under and perform, comply with and be bound by each of the provisions of the Credit Agreement which are stated to apply to a Lender and shall be entitled (in accordance with its Ratable Share) to the benefits, rights and remedies set forth therein and in each of the other Loan Documents. The New Lender hereby acknowledges that it has heretofore received a true and correct copy of the Credit Agreement (including any modifications thereof or supplements or waivers thereto) as in effect on the Effective Date and the executed original of its Revolving Credit Note dated the Effective Date issued by the Borrowers under the Credit Agreement in the face amount of $_____________.

The Commitments and Ratable Shares of the New Lender and each of the other Lenders are as set forth on Schedule 1.1(B) to the Credit Agreement. Schedule 1.1(B) to the Credit Agreement is being amended and restated effective as of the Effective Date hereof to read as set forth on Schedule 1.1(B) hereto. Schedule 1 hereto lists as of the date hereof the amount of Loans under each outstanding Borrowing Tranche. Notwithstanding the foregoing on the date hereof, the Borrowers shall repay all outstanding Loans to which either the Base Rate Option or the LIBOR Rate Option applies and simultaneously reborrow a like amount of Loans under each such Interest Rate Option from the Lenders (including the New Lender) according to the Ratable Shares set forth on attached Schedule 1.1(B) and shall be subject to breakage fees and other indemnities provided in Section 5.6.2 [Indemnity].

The New Lender is executing and delivering this Joinder as of the Effective Date and acknowledges that it shall: (A) participate in all new Revolving Credit Loans borrowed by the Borrowers on and after the Effective Date according to its Ratable Share; and (B) participate in all Letters of Credit outstanding on and after the Effective Date according to its Ratable Share.

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[SIGNATURE PAGE TO LENDER
JOINDER AND ASSUMPTION AGREEMENT]

IN WITNESS WHEREOF, the New Lender has duly executed and delivered this Joinder as of the Effective Date.

[NEW LENDER]

By:    ____________________________________

Name:    ____________________________________

Title:    ____________________________________

[ACKNOWLEDGEMENT TO LENDER JOINDER AND ASSUMPTION AGREEMENT]

ACKNOWLEDGED:

PNC BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By:    ____________________________________
Name:    ____________________________________
Title:    ____________________________________

BORROWERS:

THE FINISH LINE, INC.

By:    ____________________________________
Name:    ____________________________________
Title:    ____________________________________

THE FINISH LINE USA, INC.

By:    ____________________________________
Name:    ____________________________________
Title:    ____________________________________

THE FINISH LINE DISTRIBUTION, INC.

By:    ____________________________________
Name:    ____________________________________
Title:    ____________________________________

FINISH LINE TRANSPORTATION CO., INC.

By:    ____________________________________
Name:    ____________________________________
Title:    ____________________________________

SPIKE'S HOLDING, LLC

By:    ____________________________________
Name:    ____________________________________
Title:    ____________________________________

SCHEDULE 1.1(B)

COMMITMENTS OF LENDERS

SCHEDULE 1

OUTSTANDING TRANCHES

EXHIBIT 8.3.3

Form of
QUARTERLY COMPLIANCE CERTIFICATE

This certificate (the "Compliance Certificate") is delivered pursuant to Section 8.3.3 of that certain Second Amended and Restated Revolving Credit Facility Credit Agreement dated as of November 30, 2016 (as may be amended, restated, modified or supplemented from time to time, the "Credit Agreement") by and among The Finish Line, Inc., an Indiana corporation, The Finish Line USA, Inc., an Indiana corporation, The Finish Line Distribution, Inc., an Indiana corporation, Finish Line Transportation Co., Inc., an Indiana corporation and Spike's Holding, LLC, an Indiana limited liability company (each a "Borrower" and collectively, the "Borrowers"), the Guarantors now or hereafter party thereto, the Lenders now or hereafter party thereto and PNC Bank, National Association, as administrative agent (the "Administrative Agent"). Unless otherwise defined herein, terms defined in the Credit Agreement are used herein with the same meanings.

The undersigned officer, ______________________, the ___________ [President/Chief Executive Officer/Chief Accounting Officer/Chief Financial Officer/Deputy Chief Financial Officer] of each of the Borrowers, in such capacity does hereby certify on behalf of the Borrowers as of the [quarter/year] ended _________________, 20___ (the "Report Date"), as follows:

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1.
I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of Borrowers and their Subsidiaries, as applicable, during the accounting period covered by the attached financial statements;

2.
The examinations described in paragraph 1 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Event of Default or Potential Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Compliance Certificate, except as set forth below;

3.
The representations and warranties contained in Section 6 of the Credit Agreement and in the other Loan Documents are true and correct on and as of the date of this certificate with the same effect as though such representations and warranties had been made on the date hereof (except representations and warranties which expressly relate solely to an earlier date or time), and the Borrowers have performed and complied with all covenants and conditions of the Credit Agreement;

4.
Schedule I attached hereto sets forth financial data and computations evidencing Borrower’s compliance with Sections 8.2.18 and 8.2.19 of the Credit Agreement, all of which data (in all material respects) and such computations are true, complete and correct;

5.
Schedule II attached hereto sets forth the determination of the Applicable Facility Fee, the Applicable Letter of Credit Fee and the Applicable Margin to be effective on the date on which the Compliance Certificate is required to be delivered pursuant to the Credit Agreement;

6.	Schedule III attached hereto sets forth the various reports and deliveries which are required under the Credit Agreement and the other Loan Documents and the status of compliance.

Described below are the exceptions, if any, to paragraph 2 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the applicable Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

_______________________________________________________________________________________________

_______________________________________________________________________________________________

_______________________________________________________________________________________________

_______________________________________________________________________________________________

The foregoing certifications, together with the computations set forth in Schedule I and Schedule II hereto and the financial statements delivered with this Compliance Certificate in support hereof, are made and delivered this __________day of _____________, 20___.

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SIGNATURE PAGE 1 OF 1 TO
QUARTERLY COMPLIANCE CERTIFICATE

IN WITNESS WHEREOF, the undersigned has executed this Certificate this _____ day of ____________, 20___.

THE FINISH LINE, INC.
THE FINISH LINE USA, INC.
THE FINISH LINE DISTRIBUTION, INC.
FINISH LINE TRANSPORTATION CO., INC.

By:    ______________________________________,
as _______________________ of each of the foregoing Borrowers

SPIKE'S HOLDING, LLC

By:    ____________________________________
Name:    ____________________________________
Title:    ____________________________________